FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-286596-03

April 23, 2026

BENCHMARK 2026-B43

Commercial Mortgage Trust

Free Writing Prospectus
Structural and Collateral Term Sheet

$683,234,771

(Approximate Initial Mortgage Pool Balance)

$[ ]

(Approximate Offered Certificates)

Citigroup Commercial Mortgage Securities Inc. Depositor

Commercial Mortgage Pass-Through Certificates, Series 2026-B43

Citi Real Estate Funding Inc.

German American Capital Corporation

Goldman Sachs Mortgage Company

Bank of America, National Association

Barclays Capital Real Estate Inc.

UBS AG New York Branch

Bank of Montreal

As Sponsors and Mortgage Loan Sellers

Citigroup Global Markets Inc.	Deutsche Bank Securities Inc.	Goldman Sachs & Co. LLC	BofA Securities, Inc.	Barclays Capital Inc.	UBS Securities LLC	BMO Capital Markets Corp.

Co-Lead Managers and Joint Bookrunners

Academy Securities, Inc.	Mischler Financial Group, Inc.

Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc., Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The information in this free writing prospectus is preliminary and may be supplemented or changed. This free writing prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED APRIL 23, 2026
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

BMARK 2026-B43

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-286596) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The securities to which these collateral materials (“Materials”) relate will be described in greater detail in the preliminary prospectus expected to be dated in April 2026 (the “Preliminary Prospectus”) that will be included as part of our registration statement. The Preliminary Prospectus will contain material information that is not contained in these Materials (including, without limitation, a summary of risks associated with an investment in the offered securities under the heading “Summary of Risk Factors” and a detailed discussion of such risks under the heading “Risk Factors”).

These Materials are preliminary and subject to change. The information in these Materials supersedes all prior such information delivered to you and will be superseded by any subsequent information delivered prior to the time of sale.

Neither these Materials nor anything contained in these Materials shall form the basis for any contract or commitment whatsoever. These Materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The information contained in these Materials may not pertain to any securities that will actually be sold. The information contained in these Materials may be based on assumptions regarding market conditions and other matters as reflected in these Materials. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and these Materials should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these Materials may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in these Materials or derivatives thereof (including options). Information contained in these Materials is current as of the date appearing on these Materials only.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
2

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these Materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these Materials are accurate or complete and that these Materials may not be updated or (3) these Materials possibly being confidential, are, in each case, not applicable to these Materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these Materials having been sent via Bloomberg or another system.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
3

Retail - Anchored Various Various, VA Various	Collateral Asset Summary – Loan No. 1 NOVA Retail 2-Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,000,000 70.3% 1.39x 9.2%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
4

Retail - Anchored Various Various, VA Various	Collateral Asset Summary – Loan No. 1 NOVA Retail 2-Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,000,000 70.3% 1.39x 9.2%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
5

Retail - Anchored Various Various, VA Various	Collateral Asset Summary – Loan No. 1 NOVA Retail 2-Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,000,000 70.3% 1.39x 9.2%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype:	Retail – Anchored
Borrower Sponsor(1):	HHH Properties Corporation	Collateral:	Fee
Borrowers:	Fair City HHH, L.L.C. and Landmark HHH, L.L.C.	Location(4):	Various, VA
Original Balance(2):	$67,000,000	Year Built / Renovated(4):	Various / 2020
Cut-off Date Balance(2):	$67,000,000	Property Management:	HHH Properties Corp.
% by Initial UPB:	9.8%	Size(4):	840,643 SF
Interest Rate:	6.09300%	Appraised Value / Per SF:	$234,700,000 / $279
Note Date:	February 20, 2026	Appraisal Date:	November 30, 2025
Original Term:	120 months	Occupancy:	97.4% (as of December 31, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	94.9%
Original Amortization:	NAP	Underwritten NOI:	$15,191,983
Interest Only Period:	120 months	Underwritten NCF:	$14,208,344
First Payment Date:	April 1, 2026
Maturity Date:	March 1, 2036	Historical NOI
Additional Debt Type(2):	Pari Passu	2025 NOI:	$14,085,754
Additional Debt Balance(2):	$98,000,000	2024 NOI(5):	$12,595,407
Call Protection:	L(24),YM1(90),O(6)	2023 NOI(5):	$13,097,024
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$12,368,843
Reserves(3)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$196
Taxes:	$781,365	$195,341	NAP	Maturity Date Loan / SF:	$196
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	70.3%
Replacement Reserves:	$14,011	$14,011	NAP	Maturity Date LTV:	70.3%
TI / LC:	$4,000,000	Springing	$4,000,000	UW NOI DY:	9.2%
Free Rent:	$752,723	$0	NAP	UW NCF DSCR:	1.39x
Outstanding TI / LC:	$549,705	$0	NAP
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$165,000,000	100.0%	Loan Payoff	$140,634,428	85.2%
			Return of Equity	15,795,752	9.6
			Upfront Reserves	6,097,803	3.7
			Closing Costs	2,472,017	1.5
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%
(1)	The guarantors are Marshall S. Ruben, Myrna Ruben Haft, and Dana Ruben Rogers.
(2)	The NOVA Retail 2-Pack Mortgage Loan (as defined below) is part of the NOVA Retail 2-Pack Whole Loan (as defined below) which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $165,000,000. The financial information presented above is based on the NOVA Retail 2-Pack Whole Loan.
(3)	See “Initial and Ongoing Reserves” below.
(4)	See “Portfolio Summary” below.
(5)	The decrease in NOI from 2023 to 2024 was driven by an increase in expenses, primarily driven by an increase in the CAM expense as well as real estate taxes and insurance.

The Loan.  The largest mortgage loan (the “NOVA Retail 2-Pack Mortgage Loan”) is part of a whole loan (the “NOVA Retail 2-Pack Whole Loan”) which is comprised of eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $165,000,000. The NOVA Retail 2-Pack Whole Loan is secured by the borrowers’ fee simple interest in two grocery-anchored retail centers located in Virginia, totaling 840,643 SF (the “NOVA Retail 2-Pack Portfolio”). The NOVA Retail 2-Pack Whole Loan was co-originated on February 20, 2026 by Goldman Sachs Bank USA (“GSBI”) and JPMorgan Chase Bank, National Association (“JPMCB”). The NOVA Retail 2-Pack Mortgage Loan is evidenced by the non-controlling Notes A-3, A-4, A-5, and A-6 contributed by GSBI’s affiliate, Goldman Sachs Mortgage Company, with an original principal balance of $67,000,000. The NOVA Retail 2-Pack Whole Loan has a ten-year term, is interest-only for the full term and accrues interest at a rate of 6.09300% per annum on an Actual/360 basis. The scheduled maturity date of the NOVA Retail 2-Pack Whole Loan is March 1, 2036.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
6

Retail - Anchored Various Various, VA Various	Collateral Asset Summary – Loan No. 1 NOVA Retail 2-Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,000,000 70.3% 1.39x 9.2%

The relationship between the holders of the NOVA Retail 2-Pack Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The NOVA Retail 2-Pack Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-C66 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$58,000,000	$58,000,000	WFCM 2026-C66	Yes
A-1-2(1)	$12,000,000	$12,000,000	JPMCB	No
A-2(1)	$20,000,000	$20,000,000	JPMCB	No
A-3	$10,750,000	$10,750,000	Benchmark 2026-B43	No
A-3-2(1)	$8,000,000	$8,000,000	GSBI	No
A-4	$18,750,000	$18,750,000	Benchmark 2026-B43	No
A-5	$18,750,000	$18,750,000	Benchmark 2026-B43	No
A-6	$18,750,000	$18,750,000	Benchmark 2026-B43	No
Whole Loan	$165,000,000	$165,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Properties. The NOVA Retail 2-Pack Portfolio consists of a 437,273 SF anchored retail center located in Alexandria, Virginia (the “Plaza at Landmark Property”) and a 403,370 SF anchored retail center located in Fairfax, Virginia (the “Fair City Mall Property”). The NOVA Retail 2-Pack Portfolio was most recently renovated in 2020, which included general infrastructure upgrades, tenant space improvements and landscaping. According to the appraisals, both the Plaza at Landmark Property and the Fair City Mall Property are located in affluent, high-growth submarkets with nearby access to I-495, I-395 and major regional employment centers. The NOVA Retail 2-Pack Portfolio is served by public transit and are proximate to major residential neighborhoods and demand generators, including George Mason University and Inova Alexandria Hospital. The NOVA Retail 2-Pack Portfolio is anchored by leading national grocers and features a diverse mix of national and regional tenants, including 33 national retailers (644,526 SF, 76.7% of net rentable area, 70.1% of UW Rent), with 12 investment-grade tenants (251,782 SF, 30.0% of net rentable area, 29.7% of UW Rent). With 80 tenants, the NOVA Retail 2-Pack Portfolio benefits from a granular rent roll with minimal exposure to any single tenant or industry. Aside from Giant, Hobby Lobby, Lifetime Fitness and Safeway, no other individual tenant lease accounts for more than 5.2% of net rentable area or 4.2% of total UW rent. The NOVA Retail 2-Pack Portfolio has a weighted average tenant tenure of 24.7 years. The NOVA Retail 2-Pack Portfolio has maintained an average occupancy of 92.4% since 2019.

The Plaza at Landmark Property is a 437,273 SF grocery anchored retail center located in Alexandria, Virginia at the intersection of Little River Turnpike and Beauregard Street, immediately west of Interstate 395. The Plaza at Landmark Property was constructed in 1963 and renovated in 2020 and is situated on a 22.67-acre site. Parking includes approximately 1,900 surface and structured parking spaces, representing a parking ratio of 4.35 spaces per 1,000 SF. The Plaza at Landmark Property is anchored by national retailers including Giant (65,000 SF), Hobby Lobby (62,480 SF), Marshall’s (43,375 SF), LA Fitness (42,735 SF), Ross (28,700 SF), Total Wine & More (26,377 SF), and Overstock Furniture (25,768 SF), which together comprise approximately 67% of the net rentable area. As of December 31, 2025, the Plaza at Landmark Property was 98.3% occupied.

The Fair City Mall Property is a 403,370 SF grocery anchored retail center located in Fairfax, Virginia at the intersection of Main Street (VA Route 236) and Pickett Road. The Fair City Mall Property was constructed in 1974 and renovated in 2020 and is situated on a 32.76-acre site. Parking includes approximately 1,874 surface parking spaces, equating to a parking ratio of 4.65 spaces per 1,000 SF. Major anchor tenants include Safeway (61,915 SF), Lifetime Fitness (58,900 SF), Burlington (30,964 SF), Marshall’s (27,630 SF), HomeGoods (25,125 SF), Sierra Trading Post (20,000 SF), and DSW (18,416 SF), with anchors comprising approximately 60% of net rentable area. As of December 31, 2025, the Fair City Mall Property was 96.5% occupied.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Retail - Anchored Various Various, VA Various	Collateral Asset Summary – Loan No. 1 NOVA Retail 2-Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,000,000 70.3% 1.39x 9.2%

The following table presents certain information relating to the NOVA Retail 2-Pack Portfolio:

Portfolio Summary
Property(1)	City, State	Property Type	Year Built / Renovated	Net Rentable Area (SF)(1)	Occupancy %(1)	Appraised Value	UW NCF(2)	% of UW NCF(2)
Plaza at Landmark	Alexandria, VA	Retail	1963 / 2020	437,273	98.3%	$97,000,000	$6,279,362	44.2%
Fair City Mall	Fairfax, VA	Retail	1974 / 2020	403,370	96.5%	$137,700,000	$7,928,981	55.8%
(1)	Based on the underwritten rent roll dated December 31, 2025.
(2)	Based on the as-is underwriting.

The following table presents certain information relating to the major tenant sales at the NOVA Retail 2-Pack Portfolio:

Sales Performance History(1)
Tenant Name	Property	SF	2022	2023	2024	2025(2)	Occ. Cost
Giant	Plaza at Landmark	65,000	$392	$371	$352	$352(3)	6.8%
Hobby Lobby	Plaza at Landmark	62,480	NAV	NAV	NAV	NAV	NAV
Safeway	Fair City Mall	61,915	NAV	NAV	NAV	$700(4)	3.3%
Lifetime Fitness	Fair City Mall	58,900	$121	$134	$142	$157	11.3%
LA Fitness	Plaza at Landmark	42,735	NAV	NAV	NAV	NAV	NAV
Marshalls	Plaza at Landmark	43,375	$310	$326	$338	$259	9.6%
Burlington	Fair City Mall	30,964	$191	$206	$180	$180(3)	11.2%
Ross	Plaza at Landmark	28,700	$434	$431	$424	$424(3)	5.7%(3)
Marshalls	Fair City Mall	27,630	$409	$441	$435	$435(3)	6.7%(3)
Total Wine and More	Plaza at Landmark	26,377	$553	$512	$481	$481(3)	6.4%(3)
(1)	Source: Appraisals.
(2)	Based on the trailing nine-months September 2025 sales data, annualized unless otherwise noted.
(3)	Reflects 2024 year-end sales.
(4)	Safeway is not required to report sales. The 2025 number presented is based on a sponsor provided estimate of $700 per square foot.

Major Tenants. The three largest tenants based on NRA of the NOVA Retail 2-Pack Portfolio are Giant, Hobby Lobby and Safeway.

Giant (65,000 SF; 7.7% of NRA; 7.4% of underwritten base rent): Giant (Fitch/Moody's/S&P: NR/Baa1/BBB+) is a major regional supermarket chain serving the Mid-Atlantic United States. Giant Food operates more than 160 stores offering full-service groceries, pharmacies, and digital shopping options, and it is a wholly owned subsidiary of the global food retail group Ahold Delhaize. Giant has been a tenant at the Plaza at Landmark Property since 2018 and has a lease expiration in December 2030, with six, five-year extension options remaining, and no termination options.

Hobby Lobby (62,480 SF; 7.4% of NRA; 3.4% of underwritten base rent): is a privately owned United States arts-and-crafts retailer with a nationwide footprint. Hobby Lobby operates more than 1,000 stores across the United States, is headquartered in Oklahoma City, and remains owned by the Green family. Hobby Lobby has been a tenant at the Plaza at Landmark Property since 2017 and has three, five-year extension options remaining, and no termination options.

Safeway (61,915 SF; 7.4% of NRA; 6.3% of underwritten base rent): is a U.S. supermarket chain. Safeway operates approximately 912 stores and functions as a core banner of Albertsons Companies, one of the largest food and drug retailers in the United States. Safeway has been a tenant at the Fair City Mall Property since 1983 and has four, five-year extension options, and no termination options.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
8

Retail - Anchored Various Various, VA Various	Collateral Asset Summary – Loan No. 1 NOVA Retail 2-Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,000,000 70.3% 1.39x 9.2%

The following table presents certain information relating to the major tenants at the NOVA Retail 2-Pack Portfolio:

Major Tenant Summary(1)
Tenant	Property	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)	Renewal Option

Giant	Plaza at Landmark	Baa1/BBB+/NR	65,000	7.7%	$1,235,000	$19.00	7.4%	12/31/2030	N	6 x 5 yr
Hobby Lobby	Plaza at Landmark	NR/NR/NR	62,480	7.4%	562,320	$9.00	3.4%	3/31/2029	N	3 x 5yr
Safeway	Fair City Mall	NR/NR/NR	61,915	7.4%	1,052,555	$17.00	6.3%	9/30/2033	N	4 x 5yr
Lifetime Fitness	Fair City Mall	NR/NR/NR	58,900	7.0%	862,355	$14.64	5.1%	7/31/2031	N	3 x 5yr
Marshalls(3)	Plaza at Landmark	NR/NR/NR	43,375	5.2%	699,564	$16.13	4.2%	1/31/2034	N	2 x 5yr
LA Fitness	Plaza at Landmark	NR/NR/NR	42,735	5.1%	360,000	$8.42	2.1%	1/31/2028	N	2 x 5yr
Burlington	Fair City Mall	NR/NR/NR	30,964	3.7%	464,460	$15.00	2.8%	2/29/2032	N	4 x 5yr
Ross Dress for Less	Plaza at Landmark	A2/BBB+/NR	28,700	3.4%	574,000	$20.00	3.4%	1/31/2031	N	2 x 5yr
Marshalls	Fair City Mall	NR/NR/NR	27,630	3.3%	568,344	$20.57	3.4%	1/31/2029	N	1 x 5yr
Total Wine and More	Plaza at Landmark	NR/NR/NR	26,377	3.1%	656,256	$24.88	3.9%	10/31/2028	N	None
Major Tenant Total			448,076	53.3%	$7,034,854	$15.70	42.0%

Other Tenants			371,023	44.1%	$9,713,155	$26.18	58.0%
Total Occupied			819,099	97.4%	$16,748,009	$20.45	100.0%
Vacant			21,544	2.6%
Collateral Total			840,643	100.0%

(1)	Based on the underwritten rent roll dated as of December 31, 2025, inclusive of rent steps through February 15, 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Marshall’s Net Rentable Area includes a 7,500 SF storage space which has no rent attributable to it. The UW Base Rent PSF excluding that storage space is $19.50.

The following table presents certain information relating to the lease rollover schedule at the NOVA Retail 2-Pack Portfolio, based on the initial lease expiration date:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	20,186	2.4%	2.4%	$576,894	3.4%	$28.58	5
2027	19,067	2.3%	4.7%	$524,001	3.1%	$27.48	7
2028	92,377	11.0%	15.7%	$1,961,943	11.7%	$21.24	12
2029	144,435	17.2%	32.8%	$2,487,452	14.9%	$17.22	15
2030	101,297	12.0%	44.9%	$2,398,383	14.3%	$23.68	10
2031	116,999	13.9%	58.8%	$2,357,819	14.1%	$20.15	8
2032	95,053	11.3%	70.1%	$1,598,425	9.5%	$16.82	7
2033	90,556	10.8%	80.9%	$1,726,796	10.3%	$19.07	3
2034	64,086	7.6%	88.5%	$1,458,837	8.7%	$22.76	6
2035	13,252	1.6%	90.1%	$544,942	3.3%	$41.12	5
2036	58,591	7.0%	97.1%	$954,095	5.7%	$16.28	5
2037 & Thereafter	3,200	0.4%	97.4%	$158,422	0.9%	$49.51	1
Vacant	21,544	2.6%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	840,643	100.0%		$16,748,009	100.0%	$20.45	84
(1)	Based on the underwritten rent roll dated as of December 31, 2025, inclusive of rent steps through February 15, 2027.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
9

Retail - Anchored Various Various, VA Various	Collateral Asset Summary – Loan No. 1 NOVA Retail 2-Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,000,000 70.3% 1.39x 9.2%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the NOVA Retail 2-Pack Portfolio:

Cash Flow Analysis
	2021	2022	2023	2024	2025	U/W	U/W PSF
Base Rent	$13,401,760	$14,037,936	$14,638,123	$14,887,112	$15,811,859	$16,391,315	$19.50
Contractual Rent Steps	0	0	0	0	0	356,693	$0.42
Vacant Income	0	0	0	0	0	725,095	$0.86
Potential Gross Revenue	$13,401,760	$14,037,936	$14,638,123	$14,887,112	$15,811,859	$17,473,104	$20.79
Recoveries	$3,803,735	$3,901,890	$4,168,031	$4,022,349	$4,970,185	$4,928,226	$5.86
(Vacancy)	(0)	(0)	(0)	(0)	(0)	(1,132,401)	($1.35)
(Bad Debt)	(142,916)	(0)	(191,967)	(25,125)	(0)	(0)	($0.00)
Misc. Income(1)	133,560	114,208	120,490	111,946	139,694	139,694	$0.17
Effective Gross Revenue	$17,196,139	$18,054,034	$18,734,677	$18,996,282	$20,921,738	$21,408,622	$25.47
Total Expenses	$5,695,378	$5,685,191	$5,637,653	$6,400,875	$6,835,984	$6,216,639	$7.40
Net Operating Income	$11,500,761	$12,368,843	$13,097,024	$12,595,407	$14,085,754	$15,191,983	$18.07
TI / LC(2)	0	0	0	0	0	857,543	$1.02
Replacement Reserves	0	0	0	0	0	126,096	$0.15
Net Cash Flow	$11,500,761	$12,368,843	$13,097,024	$12,595,407	$14,085,754	$14,208,344	$16.90
Occupancy %	84.9%	93.8%	93.8%	96.0%	96.3%	97.4%
NCF DSCR(3)	1.13x	1.21x	1.28x	1.24x	1.38x	1.39x
NOI Debt Yield(3)	7.0%	7.5%	7.9%	7.6%	8.5%	9.2%
(1)	Misc. Income includes fund income, late fees, work order income and other income.
(2)	TI/LC includes a $400,000 upfront TI/LC upfront reserve credit.
(3)	Metrics are based on the NOVA Retail 2-Pack Whole Loan.

Appraisals. According to the appraisals, the NOVA Retail 2-Pack Portfolio had an “as-is” appraised value of $234,700,000 as of November 30, 2025, which is based on the sum of the “as-is” values from the individual appraisals for the Fair City Mall Property and the Plaza at Landmark Property.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
Plaza at Landmark	$97,000,000	7.00%
Fair City Mall	$137,700,000	6.00%
Total / Wtd. Average	$234,700,000	6.41%
(1)	Source: Appraisals.

Environmental Matters. The Phase I environmental site assessment dated December 10, 2025, identified a recognized environmental condition at the Plaza at Landmark Property in connection with a dry cleaner that operated on the site from 1992 to 2008. No significant violations or enforcement actions were noted. There is also a controlled recognized environmental condition at the Plaza at Landmark Property in connection with the discovery of chlorinated solvent contamination associated with a separate former dry cleaner, for which regulatory closure has been granted subject to ongoing controls. The Phase I environmental site assessment dated December 11, 2025 identified a recognized environmental condition at the Fair City Mall Property in connection with the operation of various dry cleaners at the site from 1989 to 2012. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus. The lender obtained a Site Lender Environmental Asset Protection-type environmental insurance policy and an excess environmental insurance policy for the NOVA Retail 2-Pack Portfolio issued by Beazley Excess with total limits of $5,000,000 per occurrence and $10,000,000 in the aggregate, subject to a $25,000 deductible, with a 13-year policy term (ending February 20, 2039). The environmental consultant provided the lender with opinions of probable cost related to future remediation concluding that such probable costs would not exceed an upper range estimate of $1,816,000 in the aggregate.

The Markets. The Plaza at Landmark Property is located in Alexandria, Virginia, within the Washington, D.C. Core-Based Statistical Area (“D.C. CBSA”), along Little River Turnpike (VA Route 236) near its interchange with Interstate 395. The Plaza at Landmark Property is proximate to major regional transportation corridors that provide direct access to downtown Washington, D.C., Arlington, and Fairfax County. The D.C. CBSA economy is anchored by the federal government and is supported by a diversified employment base that includes professional and business services, defense and cybersecurity, technology, healthcare, and higher education. Major regional employers include the United States federal government, Amazon (HQ2), Booz Allen Hamilton, Northrop Grumman, Lockheed Martin, Capital One, Inova Health System, and George Mason University. The appraisal characterizes the surrounding market as a mature, infill area with stable long-term economic fundamentals and sustained demand for retail space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
10

Retail - Anchored Various Various, VA Various	Collateral Asset Summary – Loan No. 1 NOVA Retail 2-Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,000,000 70.3% 1.39x 9.2%

Per the appraisal, as of 2024, the total population within a one-, three-, and five-mile radius of the Plaza at Landmark Property is approximately 39,865, 192,712, and 536,397, respectively. Average household income within the same radii is approximately $99,807, $136,474, and $151,727, respectively.

According to the appraisal, the Plaza at Landmark Property is located within the Arlington/Alexandria retail submarket. As of third quarter of 2025, the Arlington/Alexandria retail submarket contains approximately 5.0 million SF of inventory, representing roughly 12.1% of the total Suburban Virginia retail market. The submarket reported a vacancy rate of approximately 6.9% and an average asking rent of approximately $37.03 PSF NNN.

The following table presents certain information relating to comparable sales for the Plaza at Landmark Property:

Comparable Sales(1)
Property Name / Location	Sale Date	Year Built / Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
Plaza at Landmark (Subject)	NAP	1963 / 2020	437,273(2)	98.3%(2)	NAP	NAP
Fairfax Court / Fairfax, VA	May-2025	1992 / NAP	239,508	100.0%	$52,000,000	$217
Prince William Square / Woodbridge, VA	Nov-2024	1986 / 2008	232,957	99.0%	$49,500,000	$212
Springfield Center / Springfield, VA	Oct-2024	1999 / NAP	176,698	100.0%	$49,100,000	$278
Largo Towne Center / Upper Marlboro, MD	Jul-2023	1991 / NAP	277,104	100.0%	$70,000,000	$253
(1)	Source: Appraisal unless otherwise noted.
(2)	Based on the underwritten rent roll dated December 31, 2025.

The Fair City Mall Property is located in the City of Fairfax, Virginia, approximately 15 miles west of downtown Washington, D.C., within the D.C. CBSA. The Fair City Mall Property is situated at the intersection of Main Street (VA Route 236) and Pickett Road, a high-traffic commercial corridor that provides direct connectivity to Interstate 66 and Interstate 495. The D.C. CBSA economy is anchored by the federal government and is supported by a diversified employment base that includes professional and business services, defense and cybersecurity, technology, healthcare, and higher education. Major regional employers include the U.S. federal government, Amazon (HQ2), Booz Allen Hamilton, Northrop Grumman, Lockheed Martin, Capital One, Inova Health System, and George Mason University.

Per the appraisal, as of 2024, the total population within a one-, three-, and five-mile radius of the Fair City Mall Property is approximately 10,885, 125,549, and 318,276, respectively. Average household income within the same radii is approximately $184,095, $180,730, and $176,673, respectively.

According to the appraisal, the Fair City Mall Property is located within the Suburban Fairfax County retail submarket. As of third quarter of 2025, the Suburban Fairfax County retail submarket contains approximately 13.1 million square feet of inventory, representing roughly 31.8% of the total Suburban Virginia retail market. The submarket reported a vacancy rate of approximately 4.6% and an average asking rent of approximately $35.43 PSF NNN.

The following table presents certain information relating to comparable sales for the Fair City Mall Property:

Comparable Sales(1)
Property Name / Location	Sale Date	Year Built / Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
Fair City Mall (Subject)	NAP	1974 / 2020	403,370(2)	96.5%(2)	NAP	NAP
Burke Centre / Burke, VA	Sep-2025	1980 / NAP	256,942	99.0%	$127,500,000	$496
Village at Waugh Chapel / Gambrills, MD	Oct-2024	2001 / NAP	382,163	99.0%	$126,000,000	$330
Germantown Commons / Germantown, MD	Sep-2024	1982 / 2005	200,726	96.9%	$69,700,000	$347
Stonebridge at Potomac Towne Center / Woodbridge, VA	Aug-2023	2007 / 2012	504,327	96.0%	$172,500,000	$342
(1)	Source: Appraisal unless otherwise noted.
(2)	Based on the underwritten rent roll dated December 31, 2025.

The Borrowers and the Borrower Sponsor. The borrowers are Fair City HHH, L.L.C. and Landmark HHH, L.L.C., each a Virginia limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the NOVA Retail 2-Pack Whole Loan. The borrower sponsor is HHH Properties Corporation (“HHH Properties”) and the non-recourse carveout guarantors are Marshall S. Ruben, Myrna Ruben Haft, and Dana Ruben Rogers. Marshall S. Ruben is the President of HHH Properties. HHH Properties is a family owned and operated asset management company that has been operating the NOVA Retail 2-Pack Portfolio for approximately 30 years. Mr. Ruben is also the President of Ruben/Horan, P.C., a law firm that specializes in commercial real estate and mortgage transactions, corporate and business law and commercial leasing.

Property Management. The NOVA Retail 2-Pack Portfolio is managed by HHH Properties Corp., an affiliate of the borrowers. HHH Properties Corp. provides services to shopping centers and malls and is based in Greenwich, Connecticut.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
11

Retail - Anchored Various Various, VA Various	Collateral Asset Summary – Loan No. 1 NOVA Retail 2-Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,000,000 70.3% 1.39x 9.2%

Initial and Ongoing Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $781,365 for real estate taxes, (ii) $14,011 for replacement reserves, (iii) $4,000,000 for a rollover reserve, and (iv) $1,302,427 for free rent and outstanding tenant improvements.

Real Estate Taxes – The borrowers are required to make a monthly deposit on each payment date equal to 1/12th of the real estate taxes and other charges that the lender reasonably estimates will be payable during the next 12 months (initially $195,341 monthly).

Insurance – On each payment date, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration. However, if no event of default is continuing and the NOVA Retail 2-Pack Portfolio properties are insured under a blanket policy meeting the requirements set forth in the related NOVA Retail 2-Pack Whole Loan documents, the requirement to make monthly deposits for insurance will be waived. As of the Cut-off Date, an acceptable blanket policy is in place.

Replacement Reserve – The borrowers are required to make a monthly deposit on each payment date of approximately $14,011 to be used for replacements and repairs at the NOVA Retail 2-Pack Portfolio.

TI/LC Reserve – Upon the occurrence of a Rollover Reserve Monthly Trigger (as defined below), the borrowers are required to make a monthly deposit of approximately $105,080 until the balance of the rollover reserve is equal to $4,000,000 (the “Rollover Reserve Cap”). Beginning on January 1, 2030, if the balance in the rollover reserve account is below the Rollover Reserve Cap, then the positive difference of $3,000,000 and the aggregate amount of rollover funds in the rollover reserve account must be deposited by the borrowers and held by the lender for tenant improvement and leasing commission obligations. Such obligations will be recourse to the NOVA Retail 2-Pack Whole Loan guarantors.

A “Rollover Reserve Monthly Trigger” will commence upon the earliest of (i) the occurrence of a Cash Sweep Event (as defined below) and (y) the date the balance in the rollover reserve falls below $3,000,000.

Lockbox / Cash Management. The NOVA Retail 2-Pack Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and the property manager are required to direct all tenants to pay rents directly into the lockbox account and to deposit any rents otherwise received into the lockbox account within two business days of receipt. During the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be deposited to a lender-controlled cash management account and applied in accordance with the NOVA Retail 2-Pack Whole Loan documents. During the continuance of a Cash Sweep Event, any excess cash is required to be deposited into an excess cash flow reserve account as additional security for the NOVA Retail 2-Pack Whole Loan, to be held, maintained and applied in accordance with the NOVA Retail 2-Pack Whole Loan documents. During the continuance of an event of default or a bankruptcy trigger event, all funds in the cash management account may be applied by the lender in such order and priority as the lender determines in its sole discretion.

A “Cash Sweep Event” means the period commencing upon the occurrence of any of the following: (i) an event of default; (ii) a bankruptcy action with respect to the borrowers or the property manager; (iii) the debt service coverage ratio (“DSCR”) falling below 1.15x (provided the DSCR Cure Conditions (as defined below) are not met) or (iv) a Lease Sweep Period (as defined below). A Cash Event will end upon the occurrence of the following: (a) with respect to clause (i) above, upon the lender’s acceptance (in its sole and absolute discretion) of a cure of the applicable event of default; (b) with respect to clause (ii) above solely with respect to a bankruptcy action of the property manager, upon the borrowers’ replacement of the affiliated property manager with a qualified manager pursuant to a replacement management agreement within 60 days of such bankruptcy action (c) with respect to clause (iii) above, upon achievement of a DSCR of at least 1.20x for two consecutive quarters or upon the satisfaction of the DSCR Cure Conditions; and (d) with respect to clause (iv) above, upon the Lease Sweep Period ending; provided, however, a Cash Sweep Event cannot be cured more than four times in the aggregate during the term of the NOVA Retail 2-Pack Whole Loan. The borrowers are not entitled to cure a Cash Sweep Event caused by a bankruptcy action of borrowers in any event.

A “Lease Sweep Period” is a tenant-focused sweep tied to any lease that, either individually or in the aggregate when taken with any other lease with the same tenant or its affiliate, (A) covers 10% or more of the net rentable area of the NOVA Retail 2-Pack Portfolio or (B) accounts for 10% or more of gross rents at the NOVA Retail 2-Pack Portfolio (each, a “Lease Sweep Lease”). A Lease Sweep Period commences upon the first payment date after the occurrence of any of the following: (i) with respect to each Lease Sweep Lease, the earliest of (A) 12 months before the earliest stated expiration of a Lease Sweep Lease (including any renewal term) or (B) upon the date by which the tenant under the applicable Lease Sweep Lease is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised); (ii) the receipt of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (iii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease; (iv) the tenant vacates, abandons or ceases to use all or any material portion of its premises, or gives written notice of intent to do so; (v) a default under a Lease Sweep Lease by the tenant that continues beyond any notice and cure period; (vi) an insolvency proceeding involving a tenant under a Lease Sweep Lease or its parent; or (vii) the date that any tenant under a Lease Sweep Lease appears on a published store closure list. A Lease Sweep Period ends upon satisfaction of specified conditions, including: (a) in the case of clauses (i),

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
12

Retail - Anchored Various Various, VA Various	Collateral Asset Summary – Loan No. 1 NOVA Retail 2-Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,000,000 70.3% 1.39x 9.2%

(ii), (iii), (iv), (v), (vi) and (vii), the affected space is re-leased under one or more Qualified Lease(s) (as defined below) and, in the lender’s judgment, sufficient funds have accumulated in the lease sweep reserve or rollover reserve to cover all anticipated approved tenant improvements, leasing commissions, any scheduled free-rent and/or abatement periods, or operating expenses resulting from any anticipated downtime prior to rent commencement; (b) in the case of clause (i), the tenant irrevocably exercises a renewal or extension option for all of its space, with sufficient funds reserved for any related expenses; (c) in the case of clause (ii), any termination option is not validly exercised by the latest exercise date or is validly and irrevocably waived in writing by the related tenant; (d) in the case of clause (iii) above, any surrender, cancellation or termination or notice thereof is waived in writing by the related tenant and such tenant has affirmed in writing the respective Lease Sweep Lease is in full force and effect; (e) in the case of clause (iv), any revocation or withdrawal in writing of the tenant’s notice to discontinue its business or abandon or vacate its premises or the reopening of the tenant’s business or written notice of its intent to continue to operate its business; (f) in the case of clause (v), the default has been cured and no other default under such Lease Sweep Lease occurs for a period of three consecutive months; (g) in the clause of clause (vi), termination or dismissal of the insolvency proceeding and the lease is affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; or (h) in the case of clause (vii), the tenant no longer appears on a published store closure list.

A “Qualified Lease” means either (A) the original Lease Sweep Lease, as extended in accordance with (i) the renewal option set forth therein or (ii) a modification of the Lease Sweep Lease reasonably approved by the lender, or (B) a replacement lease (i) with an initial term of at least five years; (ii) entered into in accordance with the NOVA Retail 2-Pack Whole Loan documents and reasonably approved by the lender; and (iii) on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances.

The “DSCR Cure Conditions” exist for so long as borrowers have deposited cash into an escrow reserve account or has delivered to the lender a letter of credit in an amount which, if applied to the principal amount of the debt, would cause the debt service coverage ratio to equal to or greater than 1.20x (the “DSCR Deposit Amount”). The borrowers may elect to deposit the DSCR Deposit Amount during each quarter the debt service coverage ratio is tested within five days of each quarterly payment date.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
13

Office – Suburban One American Boulevard Westlake, OH 44145	Collateral Asset Summary – Loan No. 2 American Greetings HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 44.6% 1.15x 19.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
14

Office – Suburban One American Boulevard Westlake, OH 44145	Collateral Asset Summary – Loan No. 2 American Greetings HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 44.6% 1.15x 19.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
15

Office – Suburban One American Boulevard Westlake, OH 44145	Collateral Asset Summary – Loan No. 2 American Greetings HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 44.6% 1.15x 19.6%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office – Suburban
Borrower Sponsors(1):	540 Investment Company Limited Partnership and Five Forty Investment Fund 1 LP	Collateral:	Fee
Borrowers:	Blue Sky Property Holdings LLC and AG HQ Creative Studios, LP	Location:	Westlake, OH
Original Balance:	$54,000,000	Year Built / Renovated:	2016 / NAP
Cut-off Date Balance:	$54,000,000	Property Management:	CLE PM LLC
% by Initial UPB:	7.9%	Size(4):	613,486 SF
Interest Rate:	6.49800%	Appraised Value / Per SF:	$121,200,000 / $198
Note Date:	April 17, 2026	Appraisal Date:	April 1, 2026
Original Term:	120 months	Occupancy:	86.1% as of (April 15, 2026)
Amortization:	Fully Amortizing	UW Economic Occupancy:	100.0%
Original Amortization(2):	90 months / 228 Months	Underwritten NOI:	$10,599,961
Interest Only Period:	None	Underwritten NCF:	$10,489,534
First Payment Date:	June 6, 2026
Maturity Date:	May 6, 2036	Historical NOI(5)
Additional Debt Type:	NAP	Most Recent NOI	NAV
Additional Debt Balance:	NAP	2024 NOI:	NAV
Call Protection:	L(24),D(89),O(7)	2023 NOI:	NAV
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	NAV
Reserves(3)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$88
Taxes:	$0	$162,765	NAP	Maturity Date Loan / SF:	$0
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	44.6%
Capital Expenditures:	$3,908,910	Springing	NAP	Maturity Date LTV:	0.2%
TI / LC:	$0	$0	NAP	UW NOI DY:	19.6%
Outstanding TI / LC:	$3,144,590	$0	NAP	UW NCF DSCR:	1.15x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$54,000,000	65.6%	Loan Payoff	$70,592,571	85.7%
Sponsor Equity	28,419,161	34.4	Upfront Reserves	7,053,500	8.6
			Closing Costs	4,773,090	5.8
Total Sources	$82,309,161	100.0%	Total Uses	$82,309,161	100.0%
(1)	See “—The Borrower and the Borrower Sponsors” below.
(2)	The American Greetings HQ Mortgage Loan (as defined below) is structured with a 90-month amortization schedule for the first five years of the term and thereafter an effective 228-month amortization schedule for the remaining term. See “Annex G” in the Preliminary Prospectus. The 1.15x UW NCF DSCR is based on the first 12 months of such 90-month amortization schedule beginning on June 6, 2026. The UW NCF DSCR shifts on June 6, 2031 to 2.12x based on the first 12 months of such 228-month amortization schedule.
(3)	See “—Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	Represents collateral SF, excluding certain office and retail spaces on the first floor of buildings one and two at the American Greetings HQ Property (as defined below).
(5)	Historical NOI is not available because prior to execution of the new American Greetings lease in April 2026, the tenant self-managed the property and was unable to provide a breakout of expenses relating solely to the operations of the American Greetings HQ Property.

The Loan. The second largest mortgage loan (the “American Greetings HQ Mortgage Loan”) is secured by the borrowers’ fee and leasehold interest in a 613,486 square foot portion of an office building located in Westlake, Ohio (the “American Greetings HQ Property”). The American Greetings HQ Mortgage Loan is evidenced by two pari passu promissory notes with an outstanding principal balance as of the Cut-off Date of $54,000,000, in the aggregate. The American Greetings HQ Mortgage Loan was originated on April 17, 2026 by Goldman Sachs Bank USA, an affiliate of the loan seller, and accrues interest at a fixed rate of 6.49800% per annum, calculated on an Actual/360 basis. The American Greetings HQ Mortgage Loan has an initial term of ten years and requires monthly principal

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
16

Office – Suburban One American Boulevard Westlake, OH 44145	Collateral Asset Summary – Loan No. 2 American Greetings HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 44.6% 1.15x 19.6%

The Property. The American Greetings HQ Property is a 613,486 SF portion of a suburban office building located at One American Boulevard, Westlake, Ohio, within Crockers Park, a 120-acre mixed use development. Office and retail spaces on the first floor of buildings one and two are excluded from the American Greetings HQ Property.

The American Greetings HQ Property contains two, three and five story buildings and was constructed in 2016 as the global headquarters for American Greetings Corporation (“American Greetings”). In April 2026, American Greetings renegotiated its lease to give up 178,863 square feet and allow the borrower sponsors to lease the American Greetings HQ Property to multiple tenants and existing subtenants of American Greetings converted to direct tenants of the borrower sponsors. Pursuant to the terms of the new lease, American Greetings is responsible for the rental and expense amounts for the entire American Greetings HQ Property. However, any rent received pursuant to any direct leases signed for the space vacated by American Greetings will be reimbursed to American Greetings. Amenities at the American Greetings HQ Property include an onsite Starbucks, large open office areas, private offices, studio/photography areas, common areas, a large cafeteria and multiple conference rooms. Adjacent to the American Greetings HQ Property are a parking lot and garage, with a total of 1,785 parking spaces, equating to a parking ratio of approximately 2.9 spaces per 1,000 square feet. As of April 15, 2026, the American Greetings HQ Property was 86.1% leased to five tenants.

Top Tenant. The largest tenant based on underwritten base rent is American Greetings.

American Greetings (434,623 SF, 70.8% of net rentable area, 100.0% of UW base rent, B2/B/NAP (Moody’s / S&P / Fitch)). American Greetings designs, manufactures and distributes a wide array of items, including greeting cards, gift wrap, party goods and stationary, catering to various occasions and consumer needs. Founded in 1906, American Greetings operates through brands including Papyrus, Carlton Cards and Designware. In April 2026, American Greetings reduced its space by 178,863 square feet; however, it is still responsible for the rental and expense amounts for 100.0% of the American Greetings HQ Property, which is offset through reimbursements for any rent and expenses paid by other tenants that lease space at the American Greetings HQ Property. There are no extension or termination options.

The following table presents certain information relating to the retail tenants at the American Greetings HQ Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Renewal Options	Termination Options
American Greetings(3)	B2/B/NR	434,623	70.8%	$10,618,134	$24.43	100.0%	9/30/2034	NAP	N
Master Direct Lease Subtotal / Wtd. Avg.				$10,618,134	$24.43	100.0%

Palmer Holland	NR/NR/NR	27,300	4.4%	$637,455	$23.35	6.0%	2/28/2033	NAP	N
Corrigan Krause	NR/NR/NR	26,716	4.4%	$641,184	$24.00	6.0%	12/31/2031	NAP	N
Sequoia(4)	NR/NR/NR	24,298	4.0%	$656,046	$27.00	6.2%	12/31/2037	NAP	N
UCFS(4)	NR/NR/NR	15,300	2.5%	$413,100	$27.00	3.9%	6/30/2034	NAP	N
Additional Direct Lease Occ. Subtotal / Wtd. Avg.		93,614	15.3%	$2,347,785	$25.08	22.1%
Vacant Space		85,249	13.9%
Totals/ Wtd. Avg.		613,486	100.0%
(1)	Based on the underwritten rent roll dated April 15, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	American Greetings is responsible for base rent and expense on 100.0% of the American Greetings HQ Property and is reimbursed for direct lease rent and expenses. U/W Base Rent and U/W Base Rent Per SF for American Greetings is based on effective rent are $8,270,349 and $19.03, respectively.
(4)	The Sequoia and UCFS tenants have executed leases which are expected to commence in January 2027. All outstanding tenant improvements and leasing commissions associated with these tenants were reserved for at origination of the American Greetings HQ Mortgage Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
17

Office – Suburban One American Boulevard Westlake, OH 44145	Collateral Asset Summary – Loan No. 2 American Greetings HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 44.6% 1.15x 19.6%

The following table presents certain information relating to the lease rollover schedule at the American Greetings HQ Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)(3)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	26,716	4.4%	4.4%	$0	0.0%	$0.00	1
2032	0	0.0%	4.4%	$0	0.0%	$0.00	0
2033	27,300	4.4%	8.8%	$0	0.0%	$0.00	1
2034	449,923	73.3%	82.1%	$10,618,134	100.0%	$24.43	2
2035	0	0.0%	82.1%	$0	0.0%	$0.00	0
2036	0	0.0%	82.1%	$0	0.0%	$0.00	0
2037 & Thereafter	24,298	4.0%	86.1%	$0	0.0%	$0.00	1
Vacant	85,249	13.9%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	613,486	100.0%		$10,618,134	100.0%	$24.43	5
(1)	Based on the underwritten rent roll dated April 15, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	The American Greetings tenant is responsible for base rent and expense on 100.0% of the American Greetings HQ Property and is reimbursed for direct lease rent and expenses received by the borrower from other tenants. U/W Base Rent and % of Total U/W Base Rent reflect American Greetings lease obligation. U/W Base Rent Per SF reflect American Greetings lease obligation based on 434,623 SF. Expiring Owned GLA, % of Owned GLA, Cumulative % of Owned GLA and # of Expiring Leases reflect signed direct leases at the American Greetings HQ Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
18

Office – Suburban One American Boulevard Westlake, OH 44145	Collateral Asset Summary – Loan No. 2 American Greetings HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 44.6% 1.15x 19.6%

The following table presents certain information relating to the Underwritten Net Cash Flow at the American Greetings HQ Property:

Cash Flow Analysis
	Underwritten	U/W Per SF(2)
Base Rental Revenue(1)	$10,618,134	$17.31
Reimbursement Revenue	5,536,351	$9.02
Potential Gross Revenue	$16,154,485	$26.33
Vacancy Loss	0	$0.00
Effective Gross Revenue	$16,154,485	$26.33
Real Estate Taxes	$2,115,943	$3.45
Insurance	131,961	$0.22
Utilities	915,000	$1.49
Repairs & Maintenance	1,025,000	$1.67
Management Fee	391,619	$0.64
Other Operating Expenses(3)	975,000	$1.59
Total Expenses	$5,554,524	$9.05
Net Operating Income	$10,599,961	$17.28
Replacement Reserves	$110,427	$0.18
Tenant Improvements	0	$0.00
Leasing Commissions	0	$0.00
Net Cash Flow	$10,489,534	$17.10

Physical Occupancy	100.0%(4)
NCF DSCR	1.15x
NOI Debt Yield	19.6%
(1)	Based on the underwritten rent roll dated April 15, 2026. The American Greetings tenant is responsible for base rent and expense on 100.0% of the American Greetings HQ Property and is reimbursed for direct lease rent and expenses received by the borrower from other tenants.
(2)	PSF is based on total collateral SF, excluding retail space at the American Greetings HQ Property.
(3)	Other Operating Expenses includes O&M fee and general and administrative – direct expenses.
(4)	Represents economic occupancy.

Appraisal. According to the appraisal, the American Greetings HQ Property had an “as-is” appraised value of $121,200,000, as of April 1, 2026.

American Greetings HQ Appraised Value(1)
Property	Value	Capitalization Rate
American Greetings HQ	$121,200,000	7.75%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment report dated September 9, 2025, there was no evidence of any recognized environmental conditions at the American Greetings HQ Property.

The Market. The American Greetings HQ Property is located at One American Boulevard, Westlake, Ohio, within the Cleveland, Ohio metropolitan statistical area (“Cleveland MSA”). The Cleveland MSA has a diverse economy and is home to national and global corporations including Cleveland Clinic Health System, Group Management Services, Inc., Minute Men Human Resource System, University Hospitals Health System and Amazon. Within the Cleveland MSA, the American Greetings HQ Property is situated within Crocker Park, a 120-acre mixed use development featuring retail, office and multifamily spaces, providing an urban atmosphere within a suburban landscape.

According to the appraisal, the American Greetings HQ Property is located within the Cleveland office market and the West office submarket. As of the first quarter of 2026, the Cleveland office vacancy rate was 10.2%, compared with a 10-year historical average of 7.8%, while the West office submarket exhibited a vacancy rate of 9.2%, compared with a 10-year historical average of 6.7%, reflecting ongoing softness in office demand. Asking rents within the Cleveland office market averaged $19.94 per SF, and West office rents averaged $19.14 per SF, with limited new inventory since 2016.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
19

Office – Suburban One American Boulevard Westlake, OH 44145	Collateral Asset Summary – Loan No. 2 American Greetings HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 44.6% 1.15x 19.6%

The following tables present certain information relating to office leases comparable to those at the American Greetings HQ Property identified by the appraisal:

Comparable Large Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
American Greetings HQ(2) Westlake, OH	2016 / NAP	613,486	American Greetings	434,623	Aug-16	18.1	$24.43
1925 West John Carpenter Freeway Irving, TX	1987 / 2020	403,150	Vista Energy	403,150	Sep-22	15.0	$18.08
1300 South MoPac Expressway Austin, TX	1995 / NAP	438,546	Intel Corporation	438,546	Jul-23	12.9	$19.35
1800 & 3400 Yankee Doodle Road Eagen, MN	1982 / 2001	347,472	Blue Cross Blue Shield of MN	347,472	Jan-24	13.1	$13.42
150 South Saunders Road Lake Forest, IL	2007 / NAP	160,085	Horizon Pharma	160,085	Apr-24	7.0	$22.00
800 Nicollet Mall Minneapolis, MN	2000 / NAP	937,000	U.S. Bank National Association	447,000	Jun-24	10.0	$20.00
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll as of April 15, 2026.

Comparable Small Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
American Greetings HQ(2) Westlake, OH	2016 / NAP	613,486	UCFS	15,300	Jan-27	7.5	$27.00
2205 Crocker Road Westlake, OH	NAV / NAV	NAV	NAV	10,000	Jan-24	10.0	$30.00
22901 Millcreek Boulevard Highland Hills, OH	NAV / NAV	NAV	NAV	8,036	Jan-24	5.0	$23.00
29101 Health Campus Drive Westlake, OH	NAV / NAV	NAV	NAV	12,370	Feb-24	5.0	$25.50
3201 Enterprise Parkway Beachwood, OH	NAV / NAV	NAV	NAV	8,620	June-26	7.0	$16.00
1340 Depot Street Cleveland, OH	NAV / NAV	NAV	NAV	3,200	Listing	NAP	$31.00
2000 Aubum Drive Beachwood, OH	NAV / NAV	NAV	NAV	14,089	Listing	NAP	$27.00
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on underwritten rent roll as of April 15, 2026.

The Borrowers and the Borrower Sponsors. The borrowers are Blue Sky Property Holdings LLC, a Delaware limited liability company and AG HQ Creative Studios, LP, a Delaware limited partnership, each a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the American Greetings HQ Mortgage Loan.

The borrower sponsors and the non-recourse carveout guarantors are 540 Investment Company Limited Partnership (“540 Investment”) and Five Forty Investment Fund 1 LP. 540 Investment is a family-owned investment company of the descendants of Jacob Sapirstein, the founder of American Greetings. 540 Investment includes Five Forty Ventures, which invests primarily in consumer products business and real estate, including ownership interests in Clinton Cards UK, Paladar Restaurant Group, Cloudco Entertainment and The Stone Mill; and Five Forty Real Estate, which owns, operates and manages more than six million square feet of commercial and residential real estate, including Circle Square, Centric Apartments, Crocker Park at Eton – Chagrin Boulevard.

Property Management. The American Greetings HQ Property is currently managed by CLE PM LLC, a third-party management company.

Initial and Ongoing Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $3,908,910 for capital expenditures and (ii) $3,144,590 for unfunded obligations.

Tax Escrows –The borrowers are required to make a monthly deposit on each payment date equal to 1/12th of the real estate taxes and other charges that the lender reasonably estimates will be payable during the next 12 months (initially approximately $162,765 monthly).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
20

Office – Suburban One American Boulevard Westlake, OH 44145	Collateral Asset Summary – Loan No. 2 American Greetings HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 44.6% 1.15x 19.6%

Insurance Escrows – On each payment date, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration. However, if no event of default is continuing and the American Greetings HQ Property is insured under a blanket policy meeting the requirements set forth in the related American Greetings HQ Mortgage Loan documents, the requirement to make monthly deposits for insurance will be waived. As of the Cut-off Date, an acceptable blanket policy is in place.

Capital Expenditure Reserves –To the extent a Trigger Period (as defined below) or an event of default has occurred and is continuing, the borrowers are required to make a monthly deposit on each payment date of approximately $12,781 to be used for capital expenditures at the American Greetings HQ Property.

Unfunded Obligations Reserve – Up to one time per calendar month, the lender is required to disburse reserve funds to the borrowers, provided (a) no event of default is continuing and (b) the borrowers submit a request for payment of tenant improvement costs and/or leasing commissions at least 10 business days prior to the date the borrowers request the payment to be made.

Critical Tenant Reserve – To the extent a Trigger Period occurs as a result of a Critical Tenant Trigger Event (as defined below), excess cash flow is required to be deposited into a critical tenant reserve in accordance with the American Greetings HQ Mortgage Loan documents.

A “Critical Tenant Trigger Event” means the occurrence of any of the following: (i) the date of the filing of a bankruptcy petition by or against any Critical Tenant (as defined below) or any guarantor under its lease under the bankruptcy code or any such Critical Tenant or guarantor is deemed legally insolvent or otherwise makes a general assignment for the benefit of creditors (the Critical Tenant Trigger Event described in this clause (i) being sometimes referred to as a "Critical Tenant Bankruptcy Trigger Event"); (ii) if any Critical Tenant has not given notice to renew its lease or to enter a replacement lease for at least 90% of the initial Critical Tenant space as of the date that is the earlier of (a) the date required pursuant to its lease or (b) 12 months prior to the expiration of its lease (the Critical Tenant Trigger Event described in this clause (ii) being sometimes hereinafter referred to as a "Critical Tenant Non-Renewal Trigger Event"); (iii) the date that any Critical Tenant either (x) gives notice of an intent to terminate its lease or vacates more than 15% of initial American Greetings space or (y) goes dark, discontinues its operations or business or vacates more than 15% of initial American Greetings space excluding any temporary discontinuance of its business (A) for a period not to exceed 30 consecutive days and not more than 90 days in any 12-month period so long as the Critical Tenant is otherwise in compliance with the terms of its lease, (B) caused solely by casualty or condemnation or renovations or alterations undertaking pursuant to the terms of its lease and which discontinuance does not extend for a period in excess of 90 consecutive days and (C) caused by force majeure (the Critical Tenant Trigger Event described in this clause (iii) being sometimes referred to as a "Critical Tenant Vacating Trigger Event"); or (iv) the occurrence of either (a) a monetary event of default by a Critical Tenant under its lease as a result of the failure to pay any rent or reimbursements due thereunder or (b) a material non-monetary event of default by a Critical Tenant under its lease, in either case beyond any applicable cure or grace period (the Critical Tenant Trigger Event described in this clause (iv) being sometimes referred to as a "Critical Tenant Default Trigger Event").

A “Critical Tenant” means any of the following: (i) American Greetings and (ii) any successor tenant which takes occupancy of all or a portion of the American Greetings space pursuant to the (a) American Greetings lease or (b) any future lease for the American Greetings space.

Lease Termination Payment Account – Upon the termination of any lease for which the borrowers receive termination proceeds, the borrowers are required to establish an account with the lender for reserving such proceeds in accordance with the American Greetings HQ Mortgage Loan documents.

Lockbox / Cash Management. The American Greetings HQ Mortgage Loan is structured with a hard lockbox and springing cash management. On or prior to the origination of the American Greetings HQ Mortgage Loan, the borrowers were required to establish and maintain an account with the lockbox bank into which all income from the American Greetings HQ Property is required to be deposited. At the end of each business day the lockbox bank is required to remit all amounts contained in the lockbox account directly into an account specified by the lender. Within five business days of the origination of the American Greetings HQ Mortgage Loan, the borrowers were required to deliver notice to each tenant instructing that (i) all payments under its lease is required to be remitted directly to, and deposited directly into, the lockbox account, and (ii) such instruction may not be rescinded unless and until the tenants receive from the borrowers or the lender a copy of the lender’s written consent to such rescission. So long as no Cash Management Period (as defined below) is continuing, the lender will specify the account for such remittance by the lockbox bank to be the borrowers’ operating account, and during the continuance of a Cash Management Period the lender will specify the lender’s cash management account for such remittance by the lockbox bank. Funds in the cash management account during a Cash Management Period are required to be applied to debt service, the reserves and escrows described above, an amount equal to one month of budgeted operating expenses to the operating account and other expenses, and, after the application of such funds in accordance with the American Greetings HQ Mortgage Loan documents, any remaining funds are required to be deposited into an excess cash flow reserve account as additional collateral for the American Greetings HQ Mortgage Loan, or, if no Cash Management Period is continuing, disbursed to the borrowers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
21

Office – Suburban One American Boulevard Westlake, OH 44145	Collateral Asset Summary – Loan No. 2 American Greetings HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 44.6% 1.15x 19.6%

A “Cash Management Period” means any of the following periods: (i) the period from the commencement of a Trigger Period (as defined below) until the earlier to occur of the end of such Trigger Period or the American Greetings HQ Mortgage Loan is paid in full; or (ii) the period from the occurrence of an event of default until the earlier to occur of such event of default is waived by the lender or the American Greetings HQ Mortgage Loan is paid in full. A Cash Management Period will not be terminated unless, at the time the borrowers satisfy the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred which would cause an additional Cash Management Period as described above. In the event that a Cash Management Period is terminated as set forth in clause (i) or clause (ii) above, a Cash Management Period will be reinstated upon the subsequent occurrence of a Trigger Period or event of default.

A “Trigger Period” means each period that commences when the DSCR, determined as of the first day of any fiscal quarter, is less than 1.15x and concludes when the DSCR, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 1.15x (and if the financial reports required under American Greetings HQ Mortgage Loan documents are not delivered to the lender pursuant to the terms of the American Greetings HQ Mortgage Loan documents, subject in any event to the notice and cure period specified in the American Greetings HQ Mortgage Loan documents, a Trigger Period is deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing).

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
22

Office – Suburban 33 Downtown Drive Monsey, NY 10952	Collateral Asset Summary – Loan No. 3 Downtown 33	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 69.3% 1.32x 11.1%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
23

Office – Suburban 33 Downtown Drive Monsey, NY 10952	Collateral Asset Summary – Loan No. 3 Downtown 33	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 69.3% 1.32x 11.1%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
24

Office – Suburban 33 Downtown Drive Monsey, NY 10952	Collateral Asset Summary – Loan No. 3 Downtown 33	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 69.3% 1.32x 11.1%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office – Suburban
Borrower Sponsor(s):	Joseph Brachfeld and Ephraim Grossman	Collateral:	Fee
Borrower(s):	25 Route 59, LLC	Location:	Monsey, NY
Original Balance:	$46,000,000	Year Built / Renovated:	2024 / NAP
Cut-off Date Balance:	$46,000,000	Property Management:	Diversified Management Plus, LLC
% by Initial UPB:	6.7%	Size:	150,459 SF
Interest Rate:	7.30600%	Appraised Value / Per SF:	$66,400,000 / $441
Note Date:	April 10, 2026	Appraisal Date:	December 18, 2025
Original Term:	120 months	Occupancy:	96.7% (as of April 6, 2026)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	95.0%
Original Amortization:	360 months	Underwritten NOI(3):	$5,106,332
Interest Only Period:	None	Underwritten NCF:	$5,001,011
First Payment Date:	June 6, 2026
Maturity Date:	May 6, 2036	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(3):	$2,121,273 (TTM December 31, 2025)
Additional Debt Balance:	NAP	2024 NOI(4):	NAV
Call Protection:	L(24),D(91),O(5)	2023 NOI(4):	NAV
Lockbox / Cash Management:	Hard / Springing	2022 NOI(4):	NAV
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$306
Taxes:	$189,632	$31,056	NAP	Maturity Date Loan / SF:	$269
Insurance:	$28,441	$7,110	NAP	Cut-off Date LTV:	69.3%
Replacement Reserves:	$0	$2,508	NAP	Maturity Date LTV:	60.9%
TI / LC:	$394,880	$6,269	NAP	UW NOI DY:	11.1%
Other(2):	$157,109	$0	NAP	UW NCF DSCR:	1.32x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,000,000	88.8%	Loan Payoff	$49,310,769	95.2%
Borrower Sponsor Equity	5,791,182	11.2%	Closing Costs	1,710,350	3.3%
			Upfront Reserves	770,062	1.5%
Total Sources	$51,791,182	100.0%	Total Uses	$51,791,182	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	Other Reserves consist of a Rent Replication Reserve ($153,984) and a Required Repair Reserve ($3,125). See “Initial and Ongoing Reserves” below.
(3)	The increase from Most Recent NOI to Underwritten NOI is due to the construction of the Downtown 33 Property (as defined below) in 2024 and the subsequent lease up of the Downtown 33 Property.
(4)	Historical information prior to 2025 is not available because the Downtown 33 Property was constructed in 2024.

The Loan. The third largest mortgage loan (the “Downtown 33 Mortgage Loan”) is secured by the borrower’s fee interest in a 150,459 square foot office property located in Monsey, New York (the “Downtown 33 Property”). The Downtown 33 Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $46,000,000. The Downtown 33 Mortgage Loan was originated on April 10, 2026 by German American Capital Corporation and accrues interest at a fixed rate of 7.30600% per annum, calculated on an Actual/360 basis. The Downtown 33 Mortgage Loan has an initial term of ten years and requires monthly principal payments on a 360-month amortization schedule. The scheduled maturity date of the Downtown 33 Mortgage Loan is May 6, 2036.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
25

Office – Suburban 33 Downtown Drive Monsey, NY 10952	Collateral Asset Summary – Loan No. 3 Downtown 33	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 69.3% 1.32x 11.1%

The Property. The Downtown 33 Property is a newly developed, six-story, 150,459 square foot office building located at 33 Downtown Drive in Monsey, New York. The Downtown 33 Property was completed in 2024 and is situated on a 6.5-acre site in downtown Monsey. The Downtown 33 Property features flexible office layouts ranging from approximately 150 square foot single offices to full-floor suites and offers amenities including an on-site daycare provider, café, fitness center, multiple outdoor terraces, and approximately 446 parking spaces, equating to a parking ratio of approximately 3.0 spaces per 1,000 square feet. The Downtown 33 Property benefits from its adjacency to the Town Square Mall and proximity to major transportation infrastructure, including Interstate 87, Route 59, and a nearby commuter park-and-ride facility servicing multiple regional transit lines.

After a borrower sponsor equity contribution of approximately $5.8 million in connection with the origination of the Downtown 33 Mortgage Loan, the borrower sponsor has a total estimated cost basis of approximately $76.8 million (inclusive of land and construction costs), representing $30.8 million of remaining equity in the transaction. The Downtown 33 Property first opened to tenants in February 2025. As of April 6, 2026, the Downtown 33 Property is 96.7% leased by over 90 tenants. Other than the largest tenant, Community Home Care (as defined below), which represents approximately 17.0% of net rentable area, the rent roll is granular with the average tenant occupying an average 1.0% of net rentable area. The tenants have a remaining weighted average lease term of 7.8 years and an average in-place rent of $41.13 per square foot.

The Downtown 33 Property benefits from a 15-year payment in lieu of taxes (“PILOT”) tax abatement through the Rockland County Industrial Development Agency (the “IDA”), which commenced in 2024 and fully phased in in 2025. The PILOT program is effectuated through a multi-tiered lease structure, whereby the borrower leases the Downtown 33 Property to the IDA, which in turn subleases the Downtown 33 Property back to the borrower. The borrower holds the fee and sub-leasehold interests in the Downtown 33 Property, with the IDA having a leasehold interest. The Downtown 33 Mortgage Loan is secured by both the borrower’s fee and subleasehold interests, and the IDA’s leasehold interest. The PILOT abatement provides for a 35% abatement through 2029, a 30% abatement from 2030 through 2034, a 25% abatement in 2035 and 2036, a 20% abatement in 2037 and 2038 and a 15% abatement in 2039. The appraisal estimated abated taxes in 2026 to be $412,541, compared to estimated unabated taxes of $747,640. However, the borrower estimated abated taxes in 2026 to be $361,815, compared to unabated taxes of $556,639. The Downtown 33 Mortgage Loan was underwritten based on the borrower’s estimated 2026 abated taxes of $361,815. The PILOT benefits are subject to recapture under certain events, and the PILOT documents provide for certain restrictions on transfer of the PILOT and the Downtown 33 Property. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Major Tenants. The three largest tenants based on square footage are Community Health Aide Services, The Chasuna Mall, Inc. and Gan Shirly LLC.

Community Health Aide Services (25,640 SF; 17.0% of net rentable area; 15.7% of underwritten base rent): Community Health Aide Services (“Community Home Care”) is a New York–based provider of non-medical and skilled in-home care. The company matches patients with aides to support daily living activities, medication reminders, and higher-acuity nursing care. Community Home Care has over 20 years of operating history and 16 locations across New York State. The tenant utilizes the Downtown 33 Property as its corporate headquarters. Community Home Care received $30 per square foot in tenant improvements as it leased an entire floor at the Downtown 33 Property. Community Home Care’s lease expires on January 11, 2035, and has no extension options and no termination options.

The Chasuna Mall, Inc. (10,598 SF; 7.0% of net rentable area; 5.5% of underwritten base rent): The Chasuna Mall, Inc. (“Chasuna Mall”) is a furniture retailer that specializes in home furnishings, particularly for the local community. Chasuna Mall has been in business since 2012. The tenant has another location in Monroe, New York, and the tenant utilizes both locations as its showrooms. Chasuna Mall received approximately $10 per square foot in tenant improvements and, according to the borrower sponsors, contributed approximately $872,000 of its own capital towards the buildout of its space. Chasuna Mall’s lease expires on January 14, 2035, has one, five-year extension option and no termination options.

Gan Shirly LLC (8,537 SF; 5.7% of net rentable area; 4.4% of underwritten base rent): Gan Shirly LLC (“Gan Shirly”) is a New York State licensed day care provider led by Mrs. Shirly Katz. Shirly Katz has been providing licensed childcare in the Greater Monsey community since 2014. Gan Shirly offers childcare services for babies and infants, toddlers up to two years old and children ages two to four. Gan Shirly’s lease expires on May 19, 2035, and currently has one five-year extension option and a termination option on May 20, 2028 upon 90 days’ written notice and the payment of a termination fee.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
26

Office – Suburban 33 Downtown Drive Monsey, NY 10952	Collateral Asset Summary – Loan No. 3 Downtown 33	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 69.3% 1.32x 11.1%

The following table presents certain information relating to the largest tenants by square footage at the Downtown 33 Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Renewal Option (Y/N)	Termination Option (Y/N)
Major Tenants
Community Home Care	NR/NR/NR	25,640	17.0%	$941,501	$36.72	15.7%	1/11/2035	None	N
Chasuna Mall	NR/NR/NR	10,598	7.0%	327,480	$30.90	5.5%	1/14/2035	1 x 5	N
Gan Shirly	NR/NR/NR	8,537	5.7%	265,865	$31.14	4.4%	5/19/2035	1 x 5	Y(2)
P&G(3)	NR/NR/NR	7,915	5.3%	335,372	$42.37	5.6%	5/27/2036	None	Y(4)
Yid Fit LLC	NR/NR/NR	6,285	4.2%	245,112	$39.00	4.1%	8/24/2035	2 x 5	N
odCXX LLC(5)	NR/NR/NR	4,404	2.9%	160,261	$36.39	2.7%	5/8/2036	None	N
Anagram	NR/NR/NR	3,772	2.5%	162,196	$43.00	2.7%	2/9/2036	None	N
Fabuwood Cabinetry Corp.	NR/NR/NR	3,652	2.4%	149,732	$41.00	2.5%	1/11/2030	1 x 3	Y(6)
Evergreen Corporate LLC(7)	NR/NR/NR	3,000	2.0%	105,372	$35.12	1.8%	1/31/2035	None	N
Arcadian Cap Group	NR/NR/NR	3,000	2.0%	108,000	$36.00	1.8%	1/31/2035	None	N
Top 10 Tenants		76,803	51.0%	$2,800,891	$36.47	46.8%
Other Tenants		68,650	45.6%	3,181,358	$46.34	53.2%
Total Occupied		145,453	96.7%	$5,982,249	$41.13	100.0%
Vacant		5,006	3.3%
Total		150,459	100.0%
(1)	Based on the underwritten rent roll dated April 6, 2026.
(2)	Gan Shirly LLC has the option to terminate its lease on May 20, 2028 upon 90 days’ written notice and the payment of a termination fee.
(3)	P&G signed a lease at the Downtown 33 Property, is currently building out its space and is not in occupancy. The lease provides that the rent commencement date will be the later of (i) May 29, 2026 and (ii) 30 days after the landlord delivers the space to the tenant (the “P&G Commencement Date”). The borrower expects the tenant to take occupancy and begin paying rent on or around July 1, 2026. There can be no assurance that P&G will take occupancy or begin paying rent as expected or at all.
(4)	P&G has the option to terminate its lease at any time during the 60th, 78th or 96th full calendar months following the P&G Commencement Date. Assuming a P&G Commencement Date of July 1, 2026, P&G has the option to terminate its lease at any time during May 2031, November 2032, or May 2034 upon written notice and the payment of a termination fee.
(5)	odCXX LLC recently signed a lease at the Downtown 33 Property, and is not yet in occupancy or paying rent. The borrower sent the tenant a rent commencement letter stating that the rent commencement date will be May 9, 2026. There can be no assurance that odCXX LLC will take occupancy or begin paying rent as expected or at all.
(6)	Fabuwood Cabinetry Corp. has a one-time option to terminate its lease after December 2026 upon 6 months’ written notice and the payment of a termination fee.
(7)	Evergreen Corporate LLC and Arcadian Cap Group are affiliated with the borrower sponsors.

The following table presents certain information relating to the lease rollover schedule at the Downtown 33 Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	2,455	1.6%	1.6%	$170,880	2.9%	$69.60	13
2027	963	0.6%	2.3%	$58,800	1.0%	$61.06	4
2028	5,226	3.5%	5.7%	$331,173	5.5%	$63.37	13
2029	0	0.0%	5.7%	$0	0.0%	$0.00	0
2030	22,366	14.9%	20.6%	$1,075,648	18.0%	$48.09	27
2031	1,403	0.9%	21.5%	$100,800	1.7%	$71.85	4
2032	2,549	1.7%	23.2%	$114,440	1.9%	$44.90	2
2033	0	0.0%	23.2%	$0	0.0%	$0.00	0
2034	0	0.0%	23.2%	$0	0.0%	$0.00	0
2035	91,804	61.0%	84.3%	$3,366,243	56.3%	$36.67	28
2036 & Thereafter	18,687	12.4%	96.7%	$764,265	12.8%	$40.90	4
Vacant	5,006	3.3%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	150,459	100.0%		$5,982,249	100.0%	$41.13	95
(1)	Based on the underwritten rent roll dated April 6, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
27

Office – Suburban 33 Downtown Drive Monsey, NY 10952	Collateral Asset Summary – Loan No. 3 Downtown 33	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 69.3% 1.32x 11.1%

The following table presents certain information relating to the historical and underwritten net cash flows of the Downtown 33 Property:

Cash Flow Analysis(1)(2)
	2025(3)	Underwritten	Per SF	%
Base Rent	$3,104,284	$5,982,249	$39.76	89.8%
Contractual Rent Steps(4)	0	130,139	$0.86	2.0%
Gross-Up Vacant Rent	0	228,470	$1.52	3.4%
Gross Potential Rent	$3,104,284	$6,340,859	$42.14	95.2%
Total Recoveries	196,597	306,585	$2.04	4.6%
Other Income(5)	4,814	16,000	$0.11	0.2%
Total Gross Income	$3,305,695	$6,663,444	$44.29	100.0%
Vacancy	0	(333,172)	($2.21)	(5.0%)
Effective Gross Income	$3,305,695	$6,330,271	$42.07	95.0%
Real Estate Taxes(6)	236,481	361,815	$2.40	5.7%
Insurance	75,924	82,839	$0.55	1.3%
Management Fee	30,185	189,908	$1.26	3.0%
Other Expenses(7)	841,832	589,377	$3.92	9.3%
Total Expenses	$1,184,422	$1,223,940	$8.13	19.3%
Net Operating Income	$2,121,273	$5,106,332	$33.94	80.7%
Capital Expenditures	0	30,092	$0.20	0.5%
TI/LC	0	75,230	$0.50	1.2%
Net Cash Flow	$2,121,273	$5,001,011	$33.24	79.0%

Occupancy (%)	81.7%	95.0%(8)
NCF DSCR	0.56x	1.32x
NOI Debt Yield	4.61%	11.1%
(1)	Based on the underwritten rent roll dated April 6, 2026, with rent steps through April 10, 2027.
(2)	The increase from 2025 NOI to Underwritten NOI is due to the construction of the Downtown 33 Property in 2024 and the subsequent lease-up of the Downtown 33 Property.
(3)	Historical information prior to 2025 is not available because the Downtown 33 Property was constructed in 2024.
(4)	Contractual Rent Steps were taken through April 10, 2027.
(5)	Other income consists of a quarterly payment from Tesla based on revenue generated by superchargers at the Downtown 33 Property.
(6)	The Downtown 33 Property benefits from a PILOT tax abatement, as described above under “The Property.” 2025 real estate taxes reflect actual 2025 abated taxes. The Downtown 33 Mortgage Loan was underwritten based on the borrower’s estimated 2026 abated taxes of $361,815.
(7)	Other expenses consist of utilities, janitorial, payroll and benefits, professional fees, repairs, and maintenance.
(8)	Represents underwritten economic occupancy.

Appraisal. The appraisal concluded to an “as-is” value for the Downtown 33 Property of $66,400,000 as of December 18, 2025.

Downtown 33 Property Appraised Value(1)
Property	Value	Capitalization Rate
Downtown 33	$66,400,000	7.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated January 7, 2026, there were no recognized environmental conditions at the Downtown 33 Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
28

Office – Suburban 33 Downtown Drive Monsey, NY 10952	Collateral Asset Summary – Loan No. 3 Downtown 33	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 69.3% 1.32x 11.1%

The Market. The Downtown 33 Property is located at 33 Downtown Drive in Monsey, Rockland County, New York, on the southeast corner of Route 59 and Downtown Drive. According to the appraisal, the property is situated in a suburban commercial setting characterized primarily by retail, office, and other commercial uses. The immediate surrounding area consists of established neighborhood-serving developments along Route 59 and Downtown Drive, with land uses generally oriented toward professional office, medical office, retail, and service-based tenancy.

According to the appraisal, the Downtown 33 Property benefits from accessibility provided via Downtown Drive, Route 59, Secora Road, Saddle River Road, and Main Street, with Interstate 287 located nearby, offering efficient regional connectivity throughout Rockland County and the greater New York metropolitan area. Public transportation options include access to New Jersey Transit commuter rail service at the Spring Valley station approximately 1.2 miles northeast of the Downtown 33 Property.

According to the appraisal, the Ramapo submarket, part of the Orange-Rockland County office market, contained 3,453,062 square feet of office inventory as of the trailing four quarters ended the third quarter of 2025. The Orange-Rockland County office market experienced a positive net absorption of 13,485 square feet during the third quarter of 2025, contributing to a total of 350,453 square feet of positive absorption over the previous four quarters. The Ramapo submarket exhibited a vacancy rate of approximately 2.3% in such quarter, materially below both the countywide vacancy rate of 7.5% and the submarket’s long-term historical average. The average asking rental rate for office space during such quarter was $39.46 per square foot, which was a decrease from $40.44 per square foot in the previous quarter.

The Downtown 33 Property is situated among a competitive set of office buildings within the Ramapo submarket. Directly comparable buildings surveyed in the appraisal include 10 Executive Boulevard, 400 Rella Boulevard, and Executive One, among others. These competitive properties have a current weighted average occupancy of 96.2% and current asking rents ranging from $31.50 per square foot to $40.00 per square foot. As of April 6, 2026, the Downtown 33 Property is currently 96.7% leased, with contract rents ranging from $30.90 to $99.68 per square foot depending on the space size.

The following table presents certain information relating to comparable office leases for the Downtown 33 Property:

Competitive Rent Summary(1)
Address	Space ID	Start Date	Size (SF)	Term (Mo)	Expenses	Rent PSF
33 Downtown Drive Monsey, NY 10952	Gan Shirly Chasuna Mall	4/1/2026(2) 1/15/2025(2)	8,537 (2) 10,598(2)	110 120	NNN Gross	$31.14(2) $30.90(2)
17 Main Street, Monsey, NY	Wells Health Group LLC	11/1/2025	100	12	Gross	$85.00
13 Grove Street, Spring Valley, NY	Confidential	11/6/2025	150	36	Gross	$52.00
365 Route 59, Monsey, NY	Suite 225	2/1/2025	165	60	Gross	$92.00
365 Route 59, Monsey, NY	Suite 211	11/1/2025	170	60	Gross	$91.00
365 Route 59, Monsey, NY	Suite 221	11/1/2025	177	60	Gross	$91.00
501 Chestnut Ridge Road, Spring Valley, NY	Confidential	10/1/2025	496	36	Gross	$45.00
1 N Madison Avenue, Spring Valley, NY	Lighko Inc.	4/1/2025	585	36	Gross	$40.00
1 Executive Boulevard, Montebello, NY	Dwight Holdings LLC	12/1/2025	1,125	120	Modified Gross (“MG”)	$39.50
400 Rella Boulevard, Montebello, NY	Inside Holdings	6/1/2025	1,255	60	MG	$33.00
67 Route 59, Spring Valley, NY	Harrison & Burrows	7/1/2025	1,500	60	Gross	$38.00
250–260 Old Nyack Tpk, Spring Valley, NY	Confidential	8/1/2025	1,650	60	MG	$30.00
365 Route 59, Monsey, NY	Suite 259	7/1/2025	3,000	60	MG	$42.00
1 Executive Boulevard, Montebello, NY	Marpa Minds LLC	12/1/2025	3,000	120	MG	$40.00
10 Executive Boulevard, Suffern, NY	Confidential	9/12/2025	6,750	60	MG	$40.00
10 Executive Boulevard, Suffern, NY	Care Core Health	8/1/2025	13,500	60	MG	$40.00
(1)	Source: Appraisal unless otherwise noted.
(2)	Based on the underwritten rent roll dated April 6, 2026.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
29

Office – Suburban 33 Downtown Drive Monsey, NY 10952	Collateral Asset Summary – Loan No. 3 Downtown 33	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 69.3% 1.32x 11.1%

The Borrower and the Borrower Sponsors. The borrower for the Downtown 33 Mortgage Loan is 25 Route 59, LLC, a New York limited liability company (with a Delaware limited liability company as its sole member and manager) and single purpose entity with at least two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Downtown 33 Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Joseph Brachfeld and Ephraim Grossman. Joseph Brachfeld is the founder of Arcadian Cap Group, a vertically-integrated real estate investment and development firm that has acquired and invested in office and retail assets since 2013, including the redevelopment of Town Square Mall, the retail center adjacent to the Downtown 33 Property. Ephraim Grossman developed and manages the Robert Pitt Business Center, an approximately 160,000 square foot office/industrial park, which is directly across the street from the Downtown 33 Property.

Property Management. The Downtown 33 Property is managed by Diversified Management Plus, LLC, a third-party property management company.

Initial and Ongoing Reserves. At origination of the Downtown 33 Mortgage Loan, the borrower was required to deposit into escrow (i) $189,632 for real estate taxes, (ii) $28,441 for insurance, (iii) $394,880 for general tenant improvements, allowances and leasing commissions, (iv) $153,984 for a rent replication reserve for four tenants (which covers June 2026 rent abatements or gap rent for P&G, a portion of the odCXX outdoor space, odCXX indoor space, Gan Shirly and one additional tenant, and a rent abatement for a portion of the odCXX outdoor space from July 2026 through and including March 2029) and (v) $3,125 for a required repair reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $31,056).

Insurance Escrows – On a monthly basis, except if the Downtown 33 Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments (initially approximately $7,110). As of the origination of the Downtown 33 Mortgage Loan, an acceptable blanket policy was not in effect.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $2,508 into a reserve for replacements.

Rollover Reserves – On a monthly basis, the borrower is required to deposit approximately $6,269 for rollover reserves.

Lockbox and Cash Management. The Downtown 33 Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and the property manager are required to direct the tenants to pay gross revenues directly into the lockbox account, and to deposit any gross revenues otherwise received into such account within one business day after receipt. Prior to a Trigger Period (as defined below) all sums deposited into the lockbox account will be transferred into the borrower’s operating account, on a daily basis. Following a Trigger Period, any transfers to such operating account will cease and such sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender, to be applied, provided no event of default is continuing, to payment of all monthly amounts due under the Downtown 33 Mortgage Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses with any excess funds required to be deposited into an excess cash flow reserve account to be held as additional collateral for the Downtown 33 Mortgage Loan until the Trigger Period is cured, provided that to the extent that the borrower has incurred actual out of pocket lender-approved expenses to third parties in leasing space at the Downtown 33 Property pursuant to an accretive lease, and funds in the rollover reserve are insufficient to reimburse such expenses, the borrower will have the right to obtain reimbursement of such expenses from the excess cash flow reserve account.

A “Trigger Period” commences upon (i) the occurrence of an event of default under the Downtown 33 Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.20x as of the end of any calendar quarter, (iii) if the property manager is an affiliate of the borrower or guarantors and is subject to certain bankruptcy or insolvency events or (iv) if the borrower or each of the borrower’s general partner or managing members (each, an “SPC party”) is subject to certain bankruptcy or insolvency events. A Trigger Period will end with respect to (a) clause (i), if the cure of the event of default has been accepted by the lender, (b) clause (ii), if the debt service coverage ratio is greater than or equal to 1.20x as of the end of two consecutive calendar quarters, (c) clause (iii), if the property manager is replaced with a non-affiliated manager approved by the lender, and (d) clause (iv), if such Trigger Period is solely as a result of the filing of an involuntary petition, case or proceeding against the borrower with respect to which none of borrower or any SPC party solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case or proceeding, upon the same being discharged or dismissed within 30 days of such filing.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. The Downtown 33 Property has been leased to the IDA and subleased back to the borrower as described under “The Property” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
30

Multifamily – Cooperative 360 East 72nd Street New York, NY 10021	Collateral Asset Summary – Loan No. 4 360 East 72nd Street Co-Op	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 6.9% 7.88x 41.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
31

Multifamily – Cooperative 360 East 72nd Street New York, NY 10021	Collateral Asset Summary – Loan No. 4 360 East 72nd Street Co-Op	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 6.9% 7.88x 41.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
32

Multifamily – Cooperative 360 East 72nd Street New York, NY 10021	Collateral Asset Summary – Loan No. 4 360 East 72nd Street Co-Op	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 6.9% 7.88x 41.3%

Mortgage Loan Information		Property Information(3)
Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily – Cooperative
Borrower Sponsor(s)(1):	NAP	Collateral:	Fee
Borrower(s)(1):	360 East 72nd Street Owners Incorporated	Location:	New York, NY
Original Balance:	$42,000,000	Year Built / Renovated:	1963 / NAP
Cut-off Date Balance:	$42,000,000	Property Management:	360 East 72nd Street Management Corp.
% by Initial UPB:	6.1%	Size(4):	440 Units
Interest Rate:	5.13400%	Appraised Value / Per Unit(5):	$609,000,000 / $1,384,091
Note Date:	March 2, 2026	Appraisal Date(5):	December 12, 2025
Original Term:	120 months	Occupancy(6):	95.0% (as of December 12, 2025)
Amortization:	Interest Only	UW Economic Occupancy(6):	95.0%
Original Amortization:	NAP	Underwritten NOI:	$17,344,979
Interest Only Period:	120 months	Underwritten NCF:	$17,234,979
First Payment Date:	May 1, 2026
Maturity Date:	April 1, 2036	Historical NOI(7)
Additional Debt Type:	NAP	Most Recent NOI:	NAP
Additional Debt Balance:	NAP	2025 NOI:	NAP
Call Protection:	L(25),D(88),O(7)	2024 NOI:	NAP
Lockbox / Cash Management:	None / None	2023 NOI:	NAP

Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$95,455
Taxes:	$0	Springing	NAP	Maturity Date Loan / Unit:	$95,455
Insurance:	$0	Springing	NAP	Cut-off Date LTV(5):	6.9%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV(5):	6.9%
				UW NOI DY:	41.3%
				UW NCF DSCR:	7.88x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,000,000	100.0%	Loan Payoff	$30,594,075	72.8%
			Return of Equity	10,712,331	25.5
			Closing Costs	693,594	1.7
Total Sources	$42,000,000	100.0%	Total Uses	$42,000,000	100.0%
(1)	The 360 East 72nd Street Co-Op Property (as defined below) is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the 360 East 72nd Street Co-Op Mortgage Loan (as defined below), including pursuant to any guaranty or environmental indemnity.
(2)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(3)	See “Cash Flow Analysis” table below for further information on the UW values shown.
(4)	Based solely on the residential units. The number of units excludes the two retail (26,952 SF) and two office spaces (3,771 SF) located on the ground floor of the 360 East 72nd Street Co-Op Property.
(5)	The appraised value above represents the “Hypothetical Gross Sellout” value of $609,000,000 as of December 12, 2025. Such value equals the gross sellout value of all residential cooperative units in such residential cooperative property assuming all units are sold to buyers, based in part on various comparable sales of cooperative apartment units in the market, and without deducting marketing and promotion costs, sales commission, legal and transfer expenses, carrying costs or developer’s profit, or taking into account any absorption period for the units, including the amount of the underlying mortgage. The “Hypothetical Gross Sellout” value does not represent a market value. The appraisal concluded an “As Is – Rental Analysis” value of $334,000,000 as of December 12, 2025, which assumes that the 360 East 72nd Street Co-Op Property is operated as a rental property, which value would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 12.6%. The appraisal also provided a “Land Value” of $155,000,000 for the land portion of the 360 East 72nd Street Co-Op Property assuming the 360 East 72nd Street Co-Op Property to be unimproved, which value would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 27.1%.
(6)	Occupancy and UW Economic Occupancy reflect the 360 East 72nd Street Co-Op Property vacancy assumption in the related appraisal for purposes of determining the Appraised Value as a multifamily rental property (“As Is – Rental Analysis”). Occupancy is not reported because all residential units are owned by tenant shareholders.
(7)	Historical financial information is not applicable for the 360 East 72nd Street Co-Op Property. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
33

Multifamily – Cooperative 360 East 72nd Street New York, NY 10021	Collateral Asset Summary – Loan No. 4 360 East 72nd Street Co-Op	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 6.9% 7.88x 41.3%

The Loan. The fourth largest mortgage loan (the “360 East 72nd Street Co-Op Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $42,000,000 and secured by a first priority fee mortgage encumbering a 34-story building containing 440 residential cooperative units and ground floor retail and office space, located in New York, New York (the “360 East 72nd Street Co-Op Property”). The 360 East 72nd Street Co-Op Mortgage Loan was originated on March 2, 2026 by Bank of America, N.A. The 360 East 72nd Street Co-Op Mortgage Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 5.13400% per annum on an Actual/360 basis. The scheduled maturity date of the 360 East 72nd Street Co-Op Mortgage Loan is April 1, 2036.

The Property. The 360 East 72nd Street Co-Op Property is comprised of a 34-story tower containing 440 residential units, located between First and Second Avenues in the Upper East Side neighborhood of Manhattan. In addition to the residential units, there are two retail spaces on the ground floor (26,952 SF), leased to Morton Williams Supermarkets and JPMorgan Chase Bank, National Association, and two professional office suites (3,771 SF), which are owned by tenant shareholders that pay monthly maintenance. The unit mix at the 360 East 72nd Street Co-Op Property includes studio, one-, two-, three-, four- and five-bedroom units, with an average unit size of approximately 969 SF. Amenities at the 360 East 72nd Street Co-Op Property include a 24-hour doorman and concierge service, bicycle storage, resident storage spaces, on-site laundry facilities, a landscaped rooftop garden, a fitness center, a children's playroom, a shareholders’ lounge and a 268-space below-grade parking garage. The parking garage is managed by 355 East 71st Street Garage LLC under a management agreement that commenced in 2018.

The borrower, 360 East 72nd Street Owners Incorporated, was formed in 1969 and the 360 East 72nd Street Co-Op Property was converted into a housing cooperative structure in 1971. All units are 100% owned by the tenant shareholders of the cooperative and are rentable and saleable, other than 12 of the residential units that are owned by the cooperative board and are occupied by rent stabilized tenants (with an option to convert to market rentals upon tenants vacating). According to the cooperative board, the 360 East 72nd Street Co-Op Property has an upcoming capital expenditure plan, including replacement of 27 original galvanized steel risers over the next three years (with an estimated cost of approximately $8.0 million; 13 galvanized steel risers have already been replaced at an approximate cost of $3.0 million) and upgrade projects related to Local Law 97 expected to be completed by 2030 (with an estimated cost of approximately $179,000). The lender did not require reserves in connection with such capital expenditure projects and no assurances can be made as to whether or not such improvements will be completed as described.

Retail Tenancy

Morton Williams Supermarkets (17,471 SF, 64.8% commercial NRA, 71.3% UW commercial Rent). Morton Williams Supermarkets (“Morton Williams”) is an upscale supermarket chain operating 15 stores in Manhattan, one store in the Bronx and one store in New Jersey. Morton Williams has been operating at the 360 East 72nd Street Co-Op Property since 1995 and is open 24 hours, every day. Morton Williams occupies 11,635 SF of grade-level space and 5,836 SF of below-grade space. Morton Williams has a lease expiration date of December 31, 2037, with one 10-year extension option and no termination options. Morton Williams currently pays a base rent of $117.61 PSF, which will increase to $119.96 PSF effective January 1, 2027.

JPMorgan Chase Bank, National Association (9,481 SF, 35.2% commercial NRA, 28.7% UW commercial Rent). JPMorgan Chase Bank, National Association (AA-/A1/A by Fitch/Moody’s/S&P) (“Chase Bank”) has been operating at the 360 East 72nd Street Co-Op Property as a Chase Bank branch since 1996. Chase Bank has a lease expiration date of June 30, 2032, with one five-year extension option and no termination options. Chase Bank currently pays a base rent of $87.54 PSF, which will increase to $89.65 PSF effective July 1, 2027.

The following table presents certain information relating to the unit mix at the 360 East 72nd Street Co-Op Property:

Unit Mix(1)
Unit Mix / Type	Units	Total SF	Average SF per Unit	Monthly Average Market Rent per Unit(2)	Annual Average Market Rent per SF(2)
Studio	25	11,323	453	$3,000	$79
1 BR	102	74,168	727	$4,400	$73
2 BR	250	253,869	1,015	$6,000	$71
3 BR	46	64,996	1,413	$8,300	$70
4 BR	4	7,020	1,755	$12,000	$82
5 BR	1	3,397	3,397	$18,000	$64
Rent Stabilized(3)	12	11,777	981	$6,750	$83
Office	2	3,771	1,886	$10,999	$70
Retail	2	26,952	13,476	$120,200	$107
Total/Wtd. Avg.	444	457,273	1,030	$6,340	$74
(1)	Source: Appraisal.
(2)	Represents the appraisal market rental rates. All multifamily and office units in the 360 East 72nd Street Co-Op Property are owned by tenant shareholders or in the case of the 12 rent-stabilized units, the cooperative board. The information about the retail spaces is based on individual leases.
(3)	12 of the residential units are owned by the cooperative board (3 one-bedroom units, 3 two-bedroom units and 6 three-bedroom units) and are currently occupied by rent stabilized tenants (with an option to convert to market rentals upon tenants vacating).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
34

Multifamily – Cooperative 360 East 72nd Street New York, NY 10021	Collateral Asset Summary – Loan No. 4 360 East 72nd Street Co-Op	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 6.9% 7.88x 41.3%

The following table presents certain information relating to the Underwritten Net Cash Flow at the 360 East 72nd Street Co-Op Property:

Cash Flow Analysis(1)
	UW	UW Per Unit(2)
Gross Potential Rent	$29,961,400	$68,094
Commercial Rent(3)	3,525,752	$8,013
Potential Gross Rent	$33,487,152	$76,107
Vacancy(4)	(1,498,070)	($3,405)
Parking Income	1,315,140	$2,989
Other Income(5)	169,908	$386
Effective Gross Income	$33,474,130	$76,078

Real Estate Taxes	$7,309,919	$16,613
Insurance	622,928	$1,416
Other Operating Expenses	8,196,303	$18,628
Total Operating Expenses	$16,129,150	$36,657

Net Operating Income	$17,344,979	$39,420
Replacement Reserves	110,000	$250
Net Cash Flow	$17,234,979	$39,170

Occupancy	95.0%(4)
NOI DSCR	7.93x
NCF DSCR	7.88x
NOI Debt Yield	41.3%
NCF Debt Yield	41.0%
(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The UW Gross Potential Rent for the 360 East 72nd Street Co-Op Property is the projected Gross Potential Rent reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at the 360 East 72nd Street Co-Op Property, assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a vacancy assumption of 5.0%. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant shareholders at the 360 East 72nd Street Co-Op Property. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Cooperatively-Owned Apartment Buildings” in the Preliminary Prospectus.
(2)	Based solely on the residential units. The number of units excludes the two retail (26,952 SF) and two office (3,771 SF) spaces located on the ground floor.
(3)	UW Commercial Rent is based on in-place tenant leases and includes one year of rent steps (January 2027) for Morton Williams and straight-line rent for Chase Bank until lease expiration, along with reimbursements. A 5.0% vacancy factor is assumed for the commercial income.
(4)	UW Vacancy and Occupancy reflect the vacancy assumption in the related appraisal for purposes of determining the appraised value of the 360 East 72nd Street Co-Op Property as a multifamily rental property.
(5)	Other Income includes laundry income, and storage and bike room income.

Appraisal. The appraisal concluded a “Hypothetical Gross Sellout” value of $609,000,000 as of December 12, 2025. Such value equals the gross sellout value of all residential cooperative units in such residential cooperative property assuming all units are sold to buyers, based in part on various comparable sales of cooperative apartment units in the market, and without deducting marketing and promotion costs, sales commission, legal and transfer expenses, carrying costs or developer’s profit, or taking into account any absorption period for the units, including the amount of the underlying mortgage. The “Hypothetical Gross Sellout” value does not represent a market value. The appraisal concluded an “As Is – Rental Analysis” value of $334,000,000 as of December 12, 2025, which assumes that the 360 East 72nd Street Co-Op Property is operated as a rental property, which value would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 12.6%. The appraisal also provided a “Land Value” of $155,000,000 for the land portion of the collateral assuming the 360 East 72nd Street Co-Op Property to be unimproved, which value would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 27.1%.

Appraisal Valuation Summary(1)
Property	Value	Capitalization Rate(2)
360 East 72nd Street Co-Op	$609,000,000	5.25%
(1)	Source: Appraisal.
(2)	The Capitalization Rate represents the “As Is – Rental Analysis”.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
35

Multifamily – Cooperative 360 East 72nd Street New York, NY 10021	Collateral Asset Summary – Loan No. 4 360 East 72nd Street Co-Op	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 6.9% 7.88x 41.3%

Environmental Matters. According to the Phase I environmental reports dated January 15, 2026, there were no recognized environmental conditions at the 360 East 72nd Street Co-Op Property.

The Market. The 360 East 72nd Street Co-Op Property is located in New York City and is part of the New York City-Jersey City-White Plains Metropolitan Statistical Area, the largest metropolitan area by population in the United States. The 360 East 72nd Street Co-Op Property is a part of the Upper East Side neighborhood, which is bound by Central Park to the west, the East River to the east, East 96th Street to the north and East 59th Street to the south. The Upper East Side contains several hospitals and medical centers, including New York Presbyterian and Weill Cornell Medical Center, located along York Avenue, one block east of the 360 East 72nd Street Co-Op Property. The 360 East 72nd Street Co-Op Property is located east of Madison Avenue and Museum Mile, one block from the 72nd Street subway station and seven blocks from the 68th Street Hunter College subway station, providing access to the 6 and Q trains. Bus service is available along the north-south avenues and major crosstown (east-west) thoroughfares, including 72nd Street and 86th Street.

The 360 East 72nd Street Co-Op Property is located in the Upper East Side multifamily submarket of the New York apartment market. According to the appraisal, as of year-end 2025, the Upper East Side multifamily submarket contained 99,767 units, with an average asking rental rate of approximately $5,501 per month and a vacancy rate of 1.2%. The appraisal concluded to an average market rent of $79 PSF for office spaces, $172 for retail spaces and an average annual rent of $4,694 per parking space.

According to a third party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the 360 East 72nd Street Co-Op Property is 211,758, 1,263,386 and 2,893,217, respectively. The estimated 2024 average household income within the same radii is $160,180, $134,303 and $116,665, respectively.

The following table presents certain information relating to comparable multifamily properties to the 360 East 72nd Street Co-Op Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built	Number of Units	Rental Rate Range
360 East 72nd Street Co-Op 360 East 72nd Street New York, New York	-	1963	440	Studio – $3,000(2) 1BR – $4,400(2) 2BR – $6,000(2) 3BR – $8,300(2) 4BR – $12,000(2) 5BR – $18,000(2)
525 East 72nd Street New York, New York	0.3 mi	1986	403	Studio – $4,110 1BR – $5,483 2BR – $8,983 3BR – $10,130 4BR – $19,000
500 East 77th Street New York, New York	0.4 mi	1964	210	Studio – $2,974 1BR – $3,918 2BR – $5,711 3BR – $6,822 4BR – $10,150
1424 Second Avenue New York, New York	0.4 mi	1979	447	Studio – $2,839 1BR – $5,229 2BR – $6,380 3BR – $7,862
1470 York Avenue New York, New York	0.5 mi	1911	184	Studio – $2,096 1BR – $2,420 2BR – $3,183
360 East 65th Street New York, New York	0.6 mi	1962	159	Studio – $3,562 1BR – $4,378 2BR – $6,301 3BR – $7,740 4BR – $12,178
200 East 72nd Street New York, New York	0.2 mi	1979	421	1BR – $4,823 2BR – $5,060 3BR – $8,230 4BR – $12,700

(1)	Source: Appraisal
(2)	Represents the appraisal market rental rates for the 428 tenant shareholder units. All units in the 360 East 72nd Street Co-Op Property are owned by tenant shareholders or in the case of the 12 rent-stabilized units, the cooperative board.

The Borrower and the Borrower Sponsor. The borrower is 360 East 72nd Street Owners Incorporated, a cooperative housing corporation with a nine-member board of directors. The entity was formed in 1969 to provide residences for shareholders who are entitled, solely by reason of their ownership of shares, to proprietary leases for apartments in the 360 East 72nd Street Co-Op Property. The 360 East 72nd Street Co-Op Property is owned in fee simple by the borrower. No individual or entity (other than the borrower) has recourse obligations with respect to the 360 East 72nd Street Co-Op Mortgage Loan, including pursuant to any guaranty or environmental indemnity.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
36

Multifamily – Cooperative 360 East 72nd Street New York, NY 10021	Collateral Asset Summary – Loan No. 4 360 East 72nd Street Co-Op	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 6.9% 7.88x 41.3%

Property Management. The 360 East 72nd Street Co-Op Property is managed by 360 East 72nd Street Management Corp., a borrower-affiliated management company.

Initial and Ongoing Reserves. At the origination of the 360 East 72nd Street Co-Op Mortgage Loan, the borrower was not required to deposit any upfront reserves.

Tax Reserve – During an event of default, the borrower is required to deposit 1/12th of the annual estimated real estate taxes monthly.

Insurance Reserve – In the event the 360 East 72nd Street Co-Op Property is no longer covered by a blanket insurance policy during an event of default, the borrower is required to deposit 1/12th of the annual estimated insurance premiums monthly.

Replacement Reserve – During an event of default, the borrower is required to deposit approximately $9,167 monthly into a reserve for approved capital expenditures.

Lockbox / Cash Management. The 360 East 72nd Street Co-Op Mortgage Loan does not require a lockbox or cash management.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. The borrower may obtain additional subordinate financing (including a revolving or term line of credit) which may be secured by the 360 East 72nd Street Co-Op Property, or unsecured, subject to the lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed), and subject to the satisfaction of certain conditions, including, (i) no event of default then exists, (ii) such additional subordinate financing is in an amount not greater than the lesser of (a) $5,000,000 or (b) such amount so that at all times the aggregate loan-to-value ratio with respect to the 360 East 72nd Street Co-Op Mortgage Loan and all existing and proposed additional financing does not exceed 35%, (iii) the debt yield, calculated including the 360 East 72nd Street Co-Op Mortgage Loan and all existing and proposed subordinate debt, is equal to or greater than 23%, (iv) the subordinate lender enters into a subordination and standstill agreement in form and substance reasonably acceptable to the lender pursuant to which the subordinate lender agrees that (a) the subordinate debt will be subordinate in payment to the 360 East 72nd Street Co-Op Mortgage Loan, (b) the borrower will only be required to make payments under such additional financing to the extent the borrower is current and will remain current in paying all amounts payable under the 360 East 72nd Street Co-Op Mortgage Loan documents and all 360 East 72nd Street Co-Op Property level operating expenses and (c) the subordinate lender will “standstill” and not exercise any remedies in connection with a default under the additional financing so long as any portion of the 360 East 72nd Street Co-Op Mortgage Loan remains outstanding, and (v) such additional subordinate financing has a maturity date that is either co-terminous with or extends beyond the term of the 360 East 72nd Street Co-Op Mortgage Loan.

Release of Collateral. Not Permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
37

Multifamily – Garden 7105 Southwest Montara Parkway Topeka, KS 66619	Collateral Asset Summary – Loan No. 5 Montara Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 59.9% 1.55x 10.8%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
38

Multifamily – Garden 7105 Southwest Montara Parkway Topeka, KS 66619	Collateral Asset Summary – Loan No. 5 Montara Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 59.9% 1.55x 10.8%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
39

Multifamily – Garden 7105 Southwest Montara Parkway Topeka, KS 66619	Collateral Asset Summary – Loan No. 5 Montara Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 59.9% 1.55x 10.8%

Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Megan McGinnis	Collateral:	Fee
Borrower(s):	Montara Village of Kansas LLC	Location:	Topeka, KS
Original Balance:	$41,000,000	Year Built / Renovated:	1962 / NAP
Cut-off Date Balance:	$41,000,000	Property Management:	Eucalyptus Real Estate, LLC
% by Initial UPB:	6.0%	Size:	517 Units
Interest Rate:	6.62100%	Appraised Value / Per Unit:	$68,400,000 / $132,302
Note Date:	March 26, 2026	Appraisal Date:	November 21, 2025
Original Term:	120 months	Occupancy:	91.9% (as of March 9, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	92.1%
Original Amortization:	NAP	Underwritten NOI:	$4,447,974
Interest Only Period:	120 months	Underwritten NCF:	$4,267,024
First Payment Date:	May 6, 2026
Maturity Date:	April 6, 2036	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$4,467,582 (TTM February 28, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$4,368,092
Call Protection:	L(12),YM1(104),O(4)	2024 NOI:	$3,611,122
Lockbox / Cash Management:	Soft / Springing	2023 NOI:	$3,546,587

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$79,304
Taxes:	$0	$61,283	NAP	Maturity Date Loan / Unit:	$79,304
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	59.9%
Replacement Reserves:	$1,351,000	$15,079	NAP	Maturity Date LTV:	59.9%
Immediate Repairs:	$100,766	$0	NAP	UW NOI DY:	10.8%
				UW NCF DSCR:	1.55x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$41,000,000	100.0%	Loan Payoff	$37,952,414	92.6%
			Closing Costs	1,522,096	3.7
			Upfront Reserves	1,451,766	3.5
			Return of Equity	73,724	0.2
Total Sources	$41,000,000	100.0%	Total Uses	$41,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.

The Loan. The fifth largest mortgage loan (the “Montara Village Mortgage Loan”) is secured by the borrower’s first priority fee interest in a 517-unit, single-family rental community located in Topeka, Kansas (the “Montara Village Property”). The Montara Village Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $41,000,000. The Montara Village Mortgage Loan was originated on March 26, 2026 by German American Capital Corporation and accrues interest at a fixed rate of 6.62100% per annum on an Actual/360 basis. The Montara Village Mortgage Loan has an initial term of 10 years with interest-only payments throughout the term. The scheduled maturity date of the Montara Village Mortgage Loan is April 6, 2036.

The Property. The Montara Village Property is a 517-unit, single family rental community located 8 miles south of the Topeka, Kansas city center at 7105 Southwest Montara Parkway, Topeka, Kansas. The Montara Village community was constructed in 1962, with each unit situated on its own tax parcel. The Montara Village Property consists of 517 of the 650 homes or duplex units in the broader Montara Village community, with the remaining 133 homes or duplex units privately owned by other unaffiliated individuals. Every unit features central HVAC, private driveways and entrances, individual yards and patios, and either garages or carports. Interiors have eight-foot ceilings and include ceramic tile, vinyl, carpet flooring, or a combination of these materials. Tenants are responsible for their own trash removal, pest control, and lawn care. Nearly all units include basements and are equipped with laundry hookups and washers and dryers. Amenities include a city park (managed by the borrower) with playgrounds, parking, and a leasing office.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
40

Multifamily – Garden 7105 Southwest Montara Parkway Topeka, KS 66619	Collateral Asset Summary – Loan No. 5 Montara Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 59.9% 1.55x 10.8%

In 2021, the borrower sponsor acquired 514 of the 650 homes or duplex units that make up the broader Montara Village community for $50.0 million (approximately $97,276 per unit). The borrower sponsor has since acquired 3 additional homes or duplex units, bringing the total collateral to 517 units under ownership. Since acquiring the Montara Village Property, the borrower sponsor has spent approximately $4.69 million (approximately $9,100/unit) in capital improvements, including: interior upgrades and appliances, roof upgrades, landscaping, heating, ventilation and air-conditioning, security cameras, pool and recreational amenities, and exterior maintenance. Since acquisition through 2025, the net operating income at the Montara Village Property has more than doubled (increasing approximately $2.0 million). Additionally, in the calendar year from 2024 to 2025, the net operating income grew approximately 21%. The borrower has implemented $100 rent increases for all new and renewal leases. According to the borrower sponsor, 24 of the 26 tenants notified of the $100/month rent increase upon lease expiration February 1, 2026 renewed their leases.

As of March 9, 2026, the Montara Village Property is 91.9% occupied with average in-place rents of $1,080 per unit per month. Since 2022, the Montara Village Property historical occupancy has averaged approximately 89%, and since 2015, the historical occupancy has averaged over 90% based on an average of year end occupancy.

The following table presents certain information relating to the unit mix at the Montara Village Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Market Rent per Unit(3)
2 Bed / 1 Bath	71	13.7%	67	94.4%	960	$920	$900
2 Bed / 2 Bath	1	0.2%	1	100.0%	1,058	$1,124	$925
3 Bed / 1 Bath	299	57.8%	269	90.0%	1,106	$1,028	$1,025
3 Bed / 2 Bath	68	13.2%	65	95.6%	1,337	$1,204	$1,175
4 Bed / 2 Bath	77	14.9%	72	93.5%	1,378	$1,307	$1,280
4 Bed / 3 Bath	1	0.2%	1	100.0%	1,020	$1,295	$1,300
Total/Wtd. Avg.	517	100.0%	475	91.9%	1,157	$1,080	$1,066
(1)	Based on the underwritten rent roll dated March 9, 2026.
(2)	Average Monthly Rental Rate is based on Occupied Units.
(3)	Source: Appraisal.

The following table presents certain information relating to the historical and underwritten net cash flow at the Montara Village Property:

Cash Flow Analysis(1)
	2022	2023	2024	2025	TTM 2/28/2026	U/W	U/W Per Unit
Gross Potential Rent	$4,608,724	$4,814,618	$5,086,126	$5,761,704	$5,864,217	$6,685,764	$12,932
(Vacancy/Credit Loss)	0	0	0	0	0	(531,300)	($1,028)
Bad Debt	0	0	0	0	0	(66,858)	($129)
Other Income(2)	167,869	203,814	210,745	204,103	206,432	206,432	$399
Effective Gross Income	$4,776,593	$5,018,432	$5,296,871	$5,965,807	$6,070,649	$6,294,038	$12,174

Real Estate Taxes	$525,352	$526,642	$614,310	$645,156	$656,623	$713,974	$1,381
Insurance	291,597	288,630	366,836	292,238	278,355	284,116	$550
Management Fee	189,743	199,556	210,953	191,896	185,101	188,821	$365
Other Operating Expenses(3)	419,283	457,017	493,650	468,425	482,988	659,153	$1,275
Total Expenses	$1,425,975	$1,471,845	$1,685,749	$1,597,715	$1,603,067	$1,846,065	$3,571

Net Operating Income	$3,350,618	$3,546,587	$3,611,122	$4,368,092	$4,467,582	$4,447,974	$8,603
Replacement Reserves	0	0	0	0	0	180,950	$350
Net Cash Flow	$3,350,618	$3,546,587	$3,611,122	$4,368,092	$4,467,582	$4,267,024	$8,253

Occupancy %(4)	85.9%	89.1%	90.1%	91.1%	91.9%(5)	91.1%
UW NCF DSCR	1.22x	1.29x	1.31x	1.59x	1.62x	1.55x
NOI Debt Yield	8.2%	8.7%	8.8%	10.7%	10.9%	10.8%
(1)	Based on the underwritten rent roll dated March 9, 2026.
(2)	Other Income includes non-refundable deposits, forfeited security deposits, late fees and general other income.
(3)	Other Operating Expenses represent utilities, repairs and maintenance, payroll and benefits and general and administrative.
(4)	Historical occupancies represent year-end annual physical occupancies. The U/W Occupancy % represents the economic occupancy.
(5)	Represents occupancy as of the underwritten rent roll dated March 9, 2026.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
41

Multifamily – Garden 7105 Southwest Montara Parkway Topeka, KS 66619	Collateral Asset Summary – Loan No. 5 Montara Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 59.9% 1.55x 10.8%

Appraisal. According to the appraisal, the Montara Village Property had an “as-is” appraised value of $68,400,000 as of November 21, 2025. The table below shows the appraisal’s “as-is” conclusions.

	Montara Village Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Montara Village	$68,400,000	6.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated December 11, 2025, there was no evidence of any recognized environmental conditions at the Montara Village Property.

The Market. The Montara Village Property is located at 7105 Southwest Montara Parkway in Topeka, Shawnee County, Kansas, approximately 59 miles west of Kansas City and 46 miles east of Manhattan, Kansas. Topeka serves as the state capital and is the principal city within the Topeka, Kansas Metropolitan Statistical Area (“MSA”), which includes Shawnee County and surrounding counties. According to the appraisal, the Montara Village Property is situated in the southwestern portion of Topeka, within a predominantly residential area characterized by single-family housing, multifamily communities, and nearby industrial and commercial uses.

Regional access is provided by Interstate 70, Interstate 470, U.S. Routes 75 and 40, and State Route 4, all of which provide connectivity throughout the Topeka MSA and to the broader Kansas City region. The immediate area is served by SW Montara Parkway, SW Morrill Road, and SW Westview Road, which function as minor arterials and provide local access to the property. Air transportation is provided by Topeka Regional Airport, located immediately south of the city, while longer-haul commercial air service is available via Kansas City International Airport. Public transportation is available through the Topeka Metropolitan Transit Authority, with bus service operating in proximity to the property.

According to the appraisal, Topeka functions as the regional hub of Shawnee County and benefits from a diversified economic base led by public administration, healthcare, education, wholesale and retail trade, manufacturing, and food services. Major employers in the area include the State of Kansas, Stormont-Vail HealthCare, Topeka Public School District 501, Blue Cross Blue Shield of Kansas, Goodyear Tire & Rubber Company, BNSF Railway, and several large distribution and manufacturing facilities. The presence of Washburn University and Washburn Institute of Technology further supports employment and housing demand within the market. The Montara Village Property benefits from its proximity to a Mars Chocolate facility, a 455,000 SF, LEED Gold Certified facility located directly southeast of the Montara Village Property. Target Corporation (NYSE: TGT) operates a 1.2 million SF industrial/distribution facility in Topeka which currently employs 1,350 people and is located 3 miles north of the Montara Village Property. The Goodyear Tire & Rubber Co. (NASDAQ:GT) plant, located 15 miles north of the Montara Village Property, is the world's largest producer of earthmover tires and the corporation's sole North American manufacturer of earthmover tires for mining and construction operations.

The Montara Village Property is located within the Topeka, Kansas multifamily market and the Topeka submarket. As of 2024, the population within a 1-, 3-, and 5- mile radius of the Montara Village Property is 7,056, 56,583, and 121,761. Median household income within the same radii is $53,660, $56,299, and $58,864. Shawnee County's vacancy rate of 7.7% compares to the submarket's five-year average of 8.4% and the 10-year average of 9.5%. The market is dominated by older Class B and Class C assets, with limited new supply.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
42

Multifamily – Garden 7105 Southwest Montara Parkway Topeka, KS 66619	Collateral Asset Summary – Loan No. 5 Montara Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 59.9% 1.55x 10.8%

The following table presents certain information regarding certain competitive properties to the Montara Village Property:

Multifamily Rent Comparables(1)
Property Name / Address	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size (SF)	Average Rent Per Unit
Montara Village 7105 Southwest Montara Parkway Topeka, KS 66619	1962 / NAP	91.9%(2)	517(2)	2 Bed / 1 Bath(2)	960(2)	$920(2)
				2 Bed / 2 Bath(2)	1,058(2)	$1,124(2)
				3 Bed / 1 Bath(2)	1,106(2)	$1,028(2)
				3 Bed / 2 Bath(2)	1,337(2)	$1,204(2)
				4 Bed / 2 Bath(2)	1,378(2)	$1,307(2)
				4 Bed / 3 Bath(2)	1,020(2)	$1,295(2)
Union Flats & Townhomes 2500 West 5th Street Lawrence, KS 66049	1973 / NAP	99.0%	254	Studio / 1 Bath	439	$664
				1 Bed / 1 Bath	545	$731
				2 Bed / 1 Bath	727	$866
				2 Bed / 1.5 Bath	1,024	$975
				3 Bed / 1 Bath	1,144	$968
				3 Bed / 1.5 Bath	1,194	$1,048
Trianon Apartments and Townhomes(3) 1320 Southwest 27th Street Topeka, KS 66611	1966 / NAV	96.0%	89	1 Bed / 1 Bath	900	$795
				2 Bed / 1 Bath	938	$965
				2 Bed / 1.5 Bath	1,400	$928
				2 Bed / 2 Bath	1,228	1,038
				3 Bed / 2 Bath	1,250	$1,150
Parkview Villas 1329 North Williamsburg Street Wichita, KS 67208	1990 / NAV	96.0%	126	3 Bed / 2 Bath 4 Bed / 2 Bath	1,536 1,644	$1,362 $1,383
Village Woods Estates 1500 North 74th Street Kansas City, KS 66112	1995 / NAV	97.0%	108	3 Bed / 2 Bath 4 Bed / 2 Bath	1,250 1,425	$1,613 $1,846
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 9, 2026.
(3)	Owned by the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Montara Village of Kansas LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Montara Village Mortgage Loan. The borrower is affiliated with the borrower of the Riverview Condominiums mortgage loan which is also being contributed to the Benchmark 2026-B43 securitization.

The borrower sponsor is Megan McGinnis and the non-recourse carveout guarantor is Consolidated Capital Investments, LLC, (“CCI”). CCI was formed in 2012 by Edward S. Snyder and David Lieberman. Edward Snyder is an executive of Five Hour Energy. Upon Mr. Lieberman's death in 2016, Megan McGinnis was appointed successor manager of CCI and is the ultimate control party for the borrower. CCI currently manages over 12,000 multifamily units which account for over 80% of CCI’s real estate investment portfolio. As of December 2024, CCI’s portfolio consisted of 114 properties in Kansas and Oklahoma. Although CCI maintains assets in Kansas and Oklahoma, the majority of CCI’s assets are in major Kansas metropolitan areas.

Property Management. The property manager is Eucalyptus Real Estate, LLC, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $1,351,000 for replacement reserves and (ii) $100,766 for immediate repairs.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $61,283.

Insurance Escrows – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The Montara Village Property is currently insured under a blanket insurance policy.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $15,079 for replacement reserves.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
43

Multifamily – Garden 7105 Southwest Montara Parkway Topeka, KS 66619	Collateral Asset Summary – Loan No. 5 Montara Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 59.9% 1.55x 10.8%

Lockbox and Cash Management. The Montara Village Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower and the property manager are required to deposit all gross revenue from the Montara Village Property received by them into the lender-controlled lockbox account within one business day after receipt. So long as no Trigger Period (as defined below) is continuing, the amounts on deposit in the lockbox account will be swept to the borrower’s operating account. During the continuance of a Trigger Period, sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender. Funds swept to the cash management account are required to be applied to payment of all monthly amounts due under the Montara Village Mortgage Loan documents (including, without limitation, tax and insurance reserves, debt service and other required reserves) and budgeted property operating expenses and approved extraordinary expenses, with any excess funds required to be deposited into an excess cash flow reserve account to be held as additional collateral for the Montara Village Mortgage Loan until the Trigger Period is cured.

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio falling below 1.20x for two consecutive calendar quarters (a “Low DSCR Period”), (iii) certain bankruptcy or insolvency events of the property manager if the property manager is an affiliate of the borrower or guarantor, and (iv) certain bankruptcy or insolvency events of the borrower or the guarantor and (B) expiring upon, with regard to any Trigger Period commenced in connection with (w) clause (i) above, the cure (if applicable) of such event of default has been accepted by the lender, (x) clause (ii) above, the Montara Village Mortgage Loan achieving a debt service coverage ratio of 1.25x or greater for two consecutive calendar quarters, (y) clause (iii) above, the affiliated property manager being replaced by an unaffiliated property manager approved by the lender under a property management agreement approved by the lender, or (z) clause (iv) above, if the bankruptcy or insolvency event was involuntary, upon the same being discharged or dismissed within 30 days of filing. The borrower may prevent the commencement of a Low DSCR Period by delivering cash in the amount by which the outstanding principal amount of the Montara Village Mortgage Loan exceeds the imputed principal amount (rounded down to the next increment of $5,000) that would, based on the most recent underwritten net cash flow and the interest rate, result in a debt service coverage ratio of 1.20x. Once the Montara Village Mortgage Loan has achieved a debt service coverage ratio of at least 1.25x for two consecutive calendar quarters, the deposit will be disbursed to the borrower so long as no Trigger Period is then continuing.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
44

Industrial – Warehouse Various Various, Various	Collateral Asset Summary – Loan No. 6 Phoenix Industrial Portfolio XV	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.7% 1.53x 12.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
45

Industrial – Warehouse Various Various, Various	Collateral Asset Summary – Loan No. 6 Phoenix Industrial Portfolio XV	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.7% 1.53x 12.9%

CHICAGO
Aurora
Naperville
Joliet
Orland Park
Tinley Park
Wilmington
Braidwood
Dwight
Kankakee
Pontiac
Streator
ILLINOIS
INDIANA
4

MISSOURI
KENTUCKY
TENNESSEE
MISSISSIPPI
ALABAMA
NASHVILLE
MEMPHIS
Dresden
Martin
Jackson
Clarksville
Paducah
Tupelo
Huntsville
3

KANSAS
OKLAHOMA
MISSOURI
Coffeyville
Independence
Parsons
Pittsburg
Joplin
Bartlesville
TULSA
Broken Arrow
Fayetteville
5

	Phoenix Industrial Portfolio XV	
1	401 West Hanes Mill Road	Winston Salem, NC
2	3301 Adams Farm Road	Belden, MS
3	2873 Evergreen Street	Dresden, TN
4	801 North Union Street	Dwight, IL
5	2412 North Highway 169	Coffeyville, KS
6	230 Clarks Neck Road	Washington, NC

MEMPHIS
TENNESSEE
MISSISSIPPI
ALABAMA
Tupelo
Belden
Corinth
Oxford
Grenada
2

VIRGINIA
Winston-Salem
Greensboro
Durham
RALEIGH
CHARLOTTE
Fayetteville
Greenville
Washington
Wilmington
SOUTH CAROLINA
NORTH CAROLINA
Columbia
Atlantic Ocean
1
6

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
46

Industrial – Warehouse Various Various, Various	Collateral Asset Summary – Loan No. 6 Phoenix Industrial Portfolio XV	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.7% 1.53x 12.9%

Mortgage Loan Information		Property Information
Loan Seller:	UBS AG	Single Asset / Portfolio(4):	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype:	Industrial – Warehouse
Borrower Sponsor(s):	Phoenix Investors	Collateral:	Fee
Borrower(s)(1):	Various	Location(4):	Various, Various
Original Balance:	$40,000,000	Year Built / Renovated(4):	Various / Various
Cut-off Date Balance:	$40,000,000	Property Management:	Phoenix Investors
% by Initial UPB:	5.9%	Size:	3,227,276 SF
Interest Rate:	6.54200%	Appraised Value / Per SF:	$126,000,000 / $39
Note Date:	April 22, 2026	Appraisal Date:	Various
Original Term:	120 months	Occupancy:	81.2% (as of April 21, 2026 and May 6, 2026)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	77.1%
Original Amortization:	360 months	Underwritten NOI(5):	$7,904,195
Interest Only Period:	None	Underwritten NCF:	$7,157,534
First Payment Date:	June 6, 2026
Maturity Date:	May 6, 2036	Historical NOI
Additional Debt Type:	Pari Passu	2025 NOI(5)(6):	$5,828,759 (TTM December 31, 2025)
Additional Debt Balance:	$21,400,000	2024 NOI(7):	NAV
Call Protection:	L(12),YM1(102),O(6)	2023 NOI(7):	NAV
Lockbox / Cash Management:	Hard / Springing	2022 NOI(7):	NAV

Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF(8):	$19
Taxes:	$395,714	$70,162	NAP	Maturity Date Loan / SF(8):	$16
Insurance:	$0	Springing	NAP	Cut-off Date LTV(8):	48.7%
Replacement Reserves:	$0	$26,894	$645,455	Maturity Date LTV(8):	42.0%
TI / LC:	$1,000,000	Springing	$1,000,000	UW NOI DY(8):	12.9%
Other(3):	$380,849	$0	NAP	UW NCF DSCR(8):	1.53x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$61,400,000	100.0%	Loan Payoff	$53,948,607	87.9%
			Return of Equity	4,680,609	7.8
			Upfront Reserves	1,781,562	2.9
			Closing Costs	989,222	1.4
Total Sources	$61,400,000	100.0%	Total Uses:	$61,400,000	100.0%
(1)	The borrowers of the Phoenix Industrial Portfolio XV Whole Loan (as defined below) are Phoenix Winston-Salem NC Industrial Investors LLC, Phoenix Belden MS Industrial Investors LLC, Phoenix Dresden Industrial Investors LLC, Phoenix Coffeyville II Industrial Investors LLC, Phoenix Washington NC Industrial Investors LLC and Phoenix Dwight Industrial Investors LLC.
(2)	See “Initial and Ongoing Reserves” below.
(3)	Other Reserves consist of (i) $73,476 for the unfunded obligations with respect to the Corsicana Acquisitions LLC lease at the Washington, NC Property for three months partial free rent (June-August 2026),(ii) $312,193 for the required repairs reserve, and (iii) $180 for flood insurance See “Initial and Ongoing Reserves” below.
(4)	See “Portfolio Summary” below.
(5)	Trailing twelve-month financials provided for Phoenix Industrial Portfolio XV Properties (as defined below), with the exception of the Washington, NC Property which is based on the annualized trailing one month ending December 31, 2025.
(6)	The increase from the 2025 Net Operating Income to UW Net Operating Income is primarily attributable to recent leasing activity at the Phoenix Industrial Portfolio XV Properties, which includes four new leases since April 2025 accounting for 1,100,002 square feet and $4,022,922 of in-place base rent.
(7)	Historical financial information prior to the most recent period is not shown as the Phoenix Industrial Portfolio XV Properties were acquired between September 2020 and November 2025.
(8)	The Phoenix Industrial Portfolio XV Mortgage Loan is part of the Phoenix Industrial Portfolio XV Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an original aggregate principal balance of $61,400,000. Financial information presented in the chart above is based on the Phoenix Industrial Portfolio XV Whole Loan.

The Loan. The sixth largest mortgage loan (the “Phoenix Industrial Portfolio XV Mortgage Loan”) is secured by the borrowers’ fee interests in a 3,227,276 square foot portfolio of six industrial properties located in North Carolina, Mississippi, Tennessee, Illinois and Kansas (each, a “Phoenix Industrial Portfolio XV Property”, and collectively, the “Phoenix Industrial Portfolio XV Properties”). The Phoenix Industrial Portfolio XV Whole Loan consists of three pari passu promissory notes and accrues interest at a rate of 6.54200% per annum on an Actual/360 basis. The Phoenix Industrial Portfolio XV Whole Loan has a 10-year term and amortizes for the full term on a 360-month schedule. The Phoenix Industrial Portfolio XV Whole Loan was originated on April 22, 2026 by UBS AG. The Phoenix Industrial Portfolio XV Mortgage Loan is evidenced by controlling Note A-1, with an original principal balance of $40,000,000. See “Description of the Mortgage Pool – The Whole Loans-The Serviced Pari Passu Whole Loans” and “Pooling Servicing Agreement” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
47

Industrial – Warehouse Various Various, Various	Collateral Asset Summary – Loan No. 6 Phoenix Industrial Portfolio XV	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.7% 1.53x 12.9%

The table below identified the promissory notes that comprise the Phoenix Industrial Portfolio XV Whole Loan.

Phoenix Industrial Portfolio XV Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$40,000,000	$40,000,000	Benchmark 2026-B43	Yes
A-2(1)	$15,000,000	$15,000,000	UBS AG	No
A-3 (1)	$6,400,000	$6,400,000	UBS AG	No
Total	$61,400,000	$61,400,000
(1)	Expected to contribute to one or more future securitization transactions or may otherwise be transferred at any time.

The Properties. The Phoenix Industrial Portfolio XV Properties consist of six industrial properties totaling 3,227,276 square feet located in North Carolina (two properties, 30.7% of NRA), Mississippi (one property, 22.4% of NRA), Tennessee (one property, 19.0% of NRA), Illinois (one property, 15.3% of NRA) and Kansas (one property, 12.6% of NRA). The borrower sponsor acquired the Phoenix Industrial Portfolio XV Properties between 2020 and 2025 for an aggregate purchase price of approximately $38.2 million. Since acquisition, the borrower sponsor has invested approximately $21.9 million total cost basis at the Phoenix Industrial Portfolio XV Properties. The Phoenix Industrial Portfolio XV Properties were 81.2% occupied by nine tenants as of April 21, 2026 and May 6, 2026.

The following table presents certain information relating to the Phoenix Industrial Portfolio XV Properties:

Portfolio Summary(1)
Property	Subtype	Net Rentable Area (SF)(2)	Year Built/ Renovated	% UW NOI(2)	Allocated Loan Amount “ALA”	% of ALA	“As-Is” Appraised Value	% Office	Clear Heights	Dock Doors	Drive-In Doors
Winston Salem, NC	Warehouse	816,311	1960/2005	8.9%	$20,076,825	32.7%	$41,200,000	6.0%	16’ - 29.6'	26	4
Belden, MS	Warehouse	722,557	1985/2008	29.9%	$12,962,222	21.1%	$26,600,000	2.0%	20' - 32'	51	3
Dresden, TN	Warehouse	614,728	1970/2023	22.7%	$11,110,476	18.1%	$22,800,000	1.0%	21.6' - 30’	22	7
Dwight, IL	Warehouse	493,302	1969/1987	15.3%	$8,040,476	13.1%	$16,500,000	17.0%	10’ - 28'	20	4
Coffeyville, KS	Warehouse	405,378	1995/NAP	18.9%	$7,309,524	11.9%	$15,000,000	2.0%	10’ - 38'	18	2
Washington, NC	Warehouse	175,000	1971/2022	4.4%	$1,900,477	3.1%	$3,900,000	5.0%	16' - 18’	17	3
Total		3,227,276		100.0%	$61,400,000	100.0%	$126,000,000			154	23
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated April 21, 2026 and May 6, 2026.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
48

Industrial – Warehouse Various Various, Various	Collateral Asset Summary – Loan No. 6 Phoenix Industrial Portfolio XV	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.7% 1.53x 12.9%

The following table presents certain information relating to the largest tenants by net rentable area at the Phoenix Industrial Portfolio XV Properties:

Top Tenant Summary(1)
Tenant	Property	Credit Rating (Moody’s/ S&P/Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Renewal Options	Termination Option (Y/N)
Logisticus Projects Group, LLC	Dwight, IL	NR/NR/NR	432,861	13.4%	$1,653,637	$3.82	17.9%	7/31/2028	3 x 1 yr	N
Transportation Partners and Logistics(2)	Coffeyville, KS	NR/NR/NR	405,378	12.6%	$1,468,482	$3.62	15.9%	12/31/2029	None	N
Phoenix Logistics	Belden, MS	NR/NR/NR	396,289	12.3%	$1,435,557	$3.62	15.5%	9/30/2028	9 x 1 yr	N
CSS Inc.	Dresden, TN	NR/NR/NR	359,929	11.2%	$1,179,912	$3.28	12.8%	1/31/2034	1 x 5 yrs	N
Ashley Furniture Industries, LLC	Belden, MS	NR/NR/NR	326,268	10.1%	$1,438,846	$4.41	15.6%	10/31/2026	None	N
Champion Home Builders, Inc.	Dresden, TN	NR/NR/NR	254,799	7.9%	$663,630	$2.60	7.2%	6/30/2028	None	N
Corsicana Acquisition LLC	Winston Salem, NC	NR/NR/NR	215,311	6.7%	$782,984	$3.64	8.5%	8/31/2033	None	N
Seolta Holdings, LLC	Washington, NC	NR/NR/NR	175,000	5.4%	$333,774	$1.91	3.6%	9/30/2032	2 x 5 yrs	N
Just Brands LLC	Winston Salem, NC	NR/NR/NR	55,541	1.7%	$278,802	$5.02	3.0%	11/30/2030	1 x 5 yrs	N
Occupied Collateral Total / Wtd. Avg.			2,621,376	81.2%	$9,235,624	$3.52	100.0%
Vacant Space			605,900	18.8%
Collateral Total			3,227,276	100.0%
(1)	Based on the underwritten rent roll dated April 21, 2026 and May 6, 2026, inclusive of rent steps through May 2027 totaling $289,487.
(2)	Transportation Partners and Logistics (“TPL”) fully occupies the Coffeyville, KS property at a current NNN base rent of $3.50 per square foot under a lease that currently expires on December 31, 2026. The borrower sponsor has provided a to-be-signed three-year extension of the lease through December 31, 2029 (with annual rent steps of 3.5% starting on January 1, 2027. Since the TPL lease extension was not signed prior to closing, the loan will include a $14.0 million partial principal payment guaranty until it, or a lease with a replacement tenant approved by lender, is signed.

The following table presents certain information relating to the lease rollover schedule at the Phoenix Industrial Portfolio XV Properties, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	326,268	10.1%	10.1%	$1,438,846	15.6%	$4.41	1
2027	0	0.0%	10.1%	$0	0.0%	$0.00	0
2028	1,083,949	33.6%	43.7%	$3,752,824	40.6%	$3.46	3
2029	405,378	12.6%	56.3%	$1,468,482	15.9%	$3.62	1
2030	55,541	1.7%	58.0%	$278,802	3.0%	$5.02	1
2031	0	0.0%	58.0%	$0	0.0%	$0.00	0
2032	175,000	5.4%	63.4%	$333,774	3.6%	$1.91	1
2033	215,311	6.7%	70.1%	$782,984	8.5%	$3.64	1
2034	359,929	11.2%	81.2%	$1,179,912	12.8%	$3.28	1
2035	0	0.0%	81.2%	$0	0.0%	$0.00	0
2036 & Thereafter	0	0.0%	81.2%	$0	0.0%	$0.00	0
Vacant	605,900	18.8%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	3,227,276	100.0%		$9,235,624	100.0%	$3.52	9
(1)	Based on the underwritten rent roll dated April 21, 2026 and May 6, 2026, inclusive of rent steps through May 2027 totaling $289,487.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
49

Industrial – Warehouse Various Various, Various	Collateral Asset Summary – Loan No. 6 Phoenix Industrial Portfolio XV	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.7% 1.53x 12.9%

The following table presents certain information relating to the historical operating performance and underwritten cash flows of the Phoenix Industrial Portfolio XV Properties:

Cash Flow Analysis(1)
	TTM December 2025(2)	UW	UW Per SF
Base Rent(3)	$7,126,541	$8,946,137	$2.77
Rent Steps(4)	0	289,487	$0.09
Vacant Income	0	2,590,185	$0.80
Gross Potential Rent	$7,126,541	$11,825,809	$3.66
Total Recoveries	1,605,196	2,359,861	$0.73
Net Rental Income	$8,731,738	$14,185,670	$4.40
Other Income(5)	28,403	219,704	$0.07
Less Vacancy & Credit Loss	0	(3,246,653)	$(1.01)
Effective Gross Income	$8,760,140	$11,158,721	$3.46
Real Estate Taxes	941,672	841,946	$0.26
Insurance	532,777	406,139	$0.13
Management Fee	0	334,762	$0.10
Other Expenses(6)	1,456,933	1,671,679	$0.52
Total Expenses	$2,931,382	$3,254,526	$1.01
Net Operating Income(7)	$5,828,759	$7,904,195	$2.45
Replacement Reserves	0	322,728	$0.10
TI/LC	0	423,933	$0.13
Net Cash Flow	$5,828,759	$7,157,534	$2.22

Occupancy	81.2%(3)	77.1%
NCF DSCR(8)	1.25x	1.53x
NOI Debt Yield(8)	9.5%	12.9%
(1)	Historical financial information prior to the most recent period is not shown as the Phoenix Industrial Portfolio XV Properties were acquired between September 2020 and November 2025.
(2)	Trailing twelve-month financials provided for the Phoenix Industrial Portfolio XV Properties, with the exception of the Washington, NC Property that is based on the annualized trailing one month ending December 31, 2025.
(3)	Base Rent and 2025 Occupancy are based on the underwritten rent roll dated April 21, 2026 and May 6, 2026.
(4)	Rent Steps were taken through May 2027.
(5)	Other Income includes the license fee for a parking lot at the Winston Salem, NC Property, the rent from a farm lease for vacant land at the Dwight, IL Property, and contractual amortized tenant improvement payments for Seolta Holdings, LLC at the Washington, NC Property.
(6)	Other Expenses includes utilities, repairs and maintenance, and general and administrative expenses.
(7)	The increase from TTM December 2025 Net Operating Income to UW Net Operating Income is primarily attributable to recent leasing activity at the Phoenix Industrial Portfolio XV Properties, which includes four new leases since April 2025 accounting for 1,100,002 square feet and $4,022,922 of in-place base rent.
(8)	The information presented is based on the Phoenix Industrial Portfolio XV Whole Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
50

Industrial – Warehouse Various Various, Various	Collateral Asset Summary – Loan No. 6 Phoenix Industrial Portfolio XV	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.7% 1.53x 12.9%

Appraisals. The appraisals concluded an aggregate “as is” value for the Phoenix Industrial Portfolio XV Properties of $126,000,000 as of March 21, 2026 through April 1, 2026.

Appraisal Valuation Summary (1)
Property	Appraised Value	Capitalization Rate
Winston Salem, NC	$41,200,000	7.00%
Belden, MS	$26,600,000	8.00%
Dresden, TN	$22,800,000	8.25%
Dwight, IL	$16,500,000	7.25%
Coffeyville, KS	$15,000,000	9.50%
Washington, NC	$3,900,000	8.00%
Total / Wtd. Avg.	$126,000,000	7.80%
(1)	Source: Appraisals.

Environmental Matters. According to the Phase I environmental site assessments dated March 31, 2026 through April 2, 2026, recognized environmental conditions were identified at three of the Phoenix Industrial Portfolio XV Properties, including the Winston Salem, NC, Coffeyville, KS, and Washington, NC Properties. A secured creditor environmental insurance policy was put in place at origination to mitigate the risks associated with such recognized environmental conditions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Phoenix Industrial Portfolio XV Properties are located in North Carolina (35.8% of ALA), Mississippi (21.1% of ALA), Tennessee (18.1% of ALA), Illinois (13.1 % of ALA) and Kansas (11.9% of ALA).

The following table presents certain market information with respect to the Phoenix Industrial Portfolio XV Properties:

Market Overview(1)
Property	Year Built / Renovated	Gross Leasable Area (GLA)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy(3)	Appraisal Concluded Vacancy	Submarket Inventory (SF)(3)	UW Base Rent PSF(2)(4)	Submarket Rent PSF(3)
Winston Salem, NC	1960/2005	816,311	NW Forsyth County	66.8%	7.0%	6.0%	13,854,626	$3.92	$6.82
Belden, MS	1985/2008	722,557	Lee County	0.0%	16.6%	6.0%	15,262,466	$3.98	$3.47
Dresden, TN(5)	1970/2023	614,728	NAV	0.0%	NAV	6.0%	NAV	$3.00	NAV
Dwight, IL	1969/1987	493,302	Illinois North Area	12.3%	5.8%	6.0%	75,422,430	$3.82	$3.70
Coffeyville, KS	1995/NAP	405,378	Montgomery County	0.0%	17.7%	0.0%	3,205,163	$3.62	$2.45
Washington, NC	1971/2022	175,000	Beaufort	0.0%	0.7%	0.0%	3,677,459	$1.91	$8.56
Total/Wtd. Avg.		3,227,276						$3.52
(1)	Information obtained from appraisals.
(2)	Based on the underwritten rent roll dated April 21, 2026 and May 6, 2026.
(3)	Source: Costar.
(4)	UW Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $289,487 of contractual rent steps through May 2027.
(5)	No submarket defined or market data available.

The following table presents certain demographic information with respect to the Phoenix Industrial Portfolio XV Properties:

Demographic Summary
Property	Gross Leasable Area (GLA)(1)	ALA	% of ALA	UW NOI(1)	% of UW NOI(1)	2025 Population (5-mile Radius)(2)	2025 Average Household Income (5-mile Radius)(2)
Winston Salem, NC	816,311	$20,076,825	32.7%	$704,086	8.9%	88,665	$90,901
Belden, MS	722,557	$12,962,222	21.1%	$2,363,660	29.9%	27,499	$112,975
Dresden, TN	614,728	$11,110,476	18.1%	$1,792,069	22.7%	6,494	$70,524
Dwight, IL	493,302	$8,040,476	13.1%	$1,207,957	15.3%	4,330	$98,606
Coffeyville, KS	405,378	$7,309,524	11.9%	$1,490,027	18.9%	8,320	$58,682
Washington, NC	175,000	$1,900,477	3.1%	$346,397	4.4%	19,731	$70,319
Total/Wtd. Avg.	3,227,276	$61,400,000	100.0%	$7,904,195	100.0%
(1)	Based on the underwritten rent roll dated April 21, 2026 and May 6, 2026.
(2)	Information obtained from appraisals.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
51

Industrial – Warehouse Various Various, Various	Collateral Asset Summary – Loan No. 6 Phoenix Industrial Portfolio XV	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.7% 1.53x 12.9%

The Borrowers and the Borrower Sponsor. The borrowers are Phoenix Winston-Salem NC Industrial Investors LLC, Phoenix Belden MS Industrial Investors LLC, Phoenix Dresden Industrial Investors LLC, Phoenix Coffeyville II Industrial Investors LLC, Phoenix Washington NC Industrial Investors LLC and Phoenix Dwight Industrial Investors LLC, each a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Phoenix Industrial Portfolio XV Whole Loan.

The borrower sponsor is Phoenix Investors, which is the affiliated management company for the borrowers. Phoenix Investors is a national commercial real estate firm based in Milwaukee, Wisconsin that redevelops former manufacturing facilities throughout the United States. Phoenix Investors’ affiliated companies hold interests in approximately 86 million square feet of industrial, retail, office and single tenant net-leased properties across 27 states. Phoenix Investors engages in the renovation and repositioning of large, former single tenant industrial facilities throughout the United States that were previously owned by corporate entities, real estate investment trusts or financial institutions. The non-recourse carveout guarantor of the Phoenix Industrial Portfolio XV Whole Loan is Phoenix Fund Symbol LLC.

Property Management. The Phoenix Industrial Portfolio XV Properties are managed by the borrower sponsor.

Initial and Ongoing Reserves. At origination, the borrowers were required to deposit into escrow (i) $395,714 for real estate taxes, (ii) $180 for flood insurance, (iii) $312,193 for required repairs, (iv) $1,000,000 for tenant improvements and leasing commissions and (v) $73,476 for unfunded obligations funds with respect to the Corsicana Acquisitions, LLC lease.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at approximately $70,162 monthly; provided, such monthly deposits will be waived so long as (a) the applicable lease demises the entirety of the applicable property; (b) the applicable lease is in full force and effect and no event of default under such lease exists; (c) the then current term of the applicable lease will expire no earlier than (i) twelve months after the date on which the next tax installment for the applicable property is due (if such installments are due annually), (ii) six months after the date on which the next tax installment is due (if such installments are due and payable semi-annually) or (iii) three months after the date on which the next tax installment is due (if such installments are due quarterly); (d) if the applicable tenant is a Material Tenant (as defined below), no Material Tenant Trigger Event (as defined below) exists; (e) the applicable tenant is required under its lease to make the payments relating to the obligations and liabilities for which the tax reserve account was established; and (f) the applicable tenant continues to make the payments relating to the obligations and liabilities for which the tax reserve account was established and the borrowers deliver evidence of the same to the lender in a timely manner.

Insurance Escrows –The Phoenix Industrial Protoflio Whole Loan documents require an ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, deposits to the monthly insurance reserves on account of insurance premiums will be waived to the extent that the insurance requirements under the Phoenix Industrial Portfolio Who Loan documents are satisfied pursuant to a blanket policy, such blanket policy is maintained in full force and effect, the insurance premiums for such blanket policy are not paid in installments or financed, and evidence of such blanket policy is provided to the lender in a timely manner. Notwithstanding the foregoing, the above waiver of deposits will not apply to deposits due related to flood insurance premiums, and the borrower will be required to make deposits to the extent such insurance premiums relate to flood insurance.

NFIP Insurance – The Phoenix Industrial Protoflio Whole Loan documents require an upfront deposit of approximately $180 and an ongoing monthly NFIP insurance deposit of approximately $69.

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $26,894 for replacement reserves subject to a cap of $645,455.

TI/LC Reserve –If at any time the balance of the reserve falls below $250,000, the borrowers are required to deposit approximately $40,341 for rollover reserves until such time as the reserve is restored to a cap of $1,000,000.

Lockbox and Cash Management. The Phoenix Industrial Portfolio XV Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the Phoenix Industrial Portfolio XV Properties are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Phoenix Industrial Portfolio XV Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Phoenix Industrial Portfolio XV Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrowers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
52

Industrial – Warehouse Various Various, Various	Collateral Asset Summary – Loan No. 6 Phoenix Industrial Portfolio XV	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.7% 1.53x 12.9%

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Industrial Portfolio XV Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor, the key principal or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.25x, (iv) the indictment for fraud or misappropriation of funds by any of the borrowers, the guarantor, the key principal or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Phoenix Industrial Portfolio XV Properties), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrowers, the guarantor or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s, the key principal’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.25x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Phoenix Industrial Portfolio XV Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Industrial Portfolio XV Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor, the key principal or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.20x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for any of the borrowers, the guarantor or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s, the key principal’s or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.20x for two consecutive calendar quarters.

A “Material Tenant” means any tenant at the Phoenix Industrial Portfolio XV Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Phoenix Industrial Portfolio XV Properties or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Phoenix Industrial Portfolio XV Properties.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel, or not to extend or renew its lease, (ii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend or renew its lease, if such Material Tenant does not give notice, (iii) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (iv) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (v) a Material Tenant lease being terminated in whole or (vi) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting 20% or more of the total net rentable square footage at the applicable property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises), and expiring upon (a) with respect to clause (i) above, the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio XV Whole Loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (ii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio XV Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (c) with respect to clause (iii) above, a cure of the applicable event of default, (d) with respect to clause (iv) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (v) above, all or substantially all of the applicable Material Tenant space being leased to a replacement tenant or (f) with respect to clause (vi) above, the Material Tenant re-commencing its normal business operations at the applicable property or a portion thereof constituting more than 20% of the total net rentable square footage at the applicable property.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. The borrowers are permitted a one-time right to incur a future mezzanine loan, subject to the satisfaction of the requirements set forth in the Phoenix Industrial Portfolio XV Whole Loan documents, including, without limitation: (i) no event of default under the Phoenix Industrial Portfolio XV Whole Loan documents is continuing; (ii) the aggregate loan-to-value ratio based on the Phoenix Industrial Portfolio XV Whole Loan and the mezzanine loan is no greater than 48.7%; (iii) the actual combined debt service coverage ratio based on the Phoenix Industrial Portfolio XV Whole Loan and the mezzanine loan is no less than 1.53; (iv) the actual combined net operating income debt yield based on the Phoenix Industrial Portfolio XV Whole Loan and the mezzanine loan is no less than 11.7%; (v) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies; and (vi) receipt of a rating agency confirmation.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
53

Industrial – Warehouse Various Various, Various	Collateral Asset Summary – Loan No. 6 Phoenix Industrial Portfolio XV	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.7% 1.53x 12.9%

Release of Collateral. The borrowers may release an individual Phoenix Industrial Portfolio XV Property subject to satisfaction of conditions set forth in the Phoenix Industrial Portfolio XV Whole Loan documents, including, without limitation: (i) no event of default exists under the Phoenix Industrial Portfolio XV Whole Loan; (ii) the borrowers have paid the applicable yield maintenance premium, all accrued and unpaid interest, and all sums due under the Phoenix Industrial Portfolio XV Whole Loan documents for release of an individual Phoenix Industrial Portfolio XV Property including the greater of (a) 100% of the net sale proceeds and (b) 125% of the allocated loan amount of such individual Phoenix Industrial Portfolio XV Property, (iii) after giving effect to such release, the loan-to-value ratio for the remaining Phoenix Industrial Portfolio XV Properties following the release does not exceed the lesser of (a) the loan-to-value ratio for the Phoenix Industrial Portfolio XV Properties immediately prior to the release or (b) 48.7%; (iv) after giving effect to such release, the debt yield for the remaining Phoenix Industrial Portfolio XV Properties following the release at least equal to or greater than the greater of (a) the debt yield for the Phoenix Industrial Portfolio XV Properties immediately prior to the release or (b)11.7%; (v) after giving effect to such release, the debt service coverage ratio for the remaining Phoenix Industrial Portfolio XV Properties following the release at least equal to or greater than the greater of (a) the debt service coverage ratio for the Phoenix Industrial Portfolio XV Properties immediately prior to the release or (b) 1.53x; (vi) the borrowers pay all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (vii) satisfaction of customary REMIC requirements.

In addition, the Phoenix Industrial Portfolio XV Whole Loan documents permit the release the outparcel located at the Dwight, IL Property without prepayment, provided that, among other conditions, (i) such outparcel is vacant, non-income producing and unimproved at the time of release and (ii) certain REMIC-related conditions are satisfied.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
54

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Regency Distribution & Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,966,428 52.1% 1.49x 12.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
55

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Regency Distribution & Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,966,428 52.1% 1.49x 12.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
56

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Regency Distribution & Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,966,428 52.1% 1.49x 12.3%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype(2):	Various - Various
Borrower Sponsor(s):	Abdelrahman Ayyad and Sara Ayyad	Collateral:	Fee
Borrower(s):	Santay Realty of New Hampshire, LLC and Santay Realty Chesapeake, LLC	Location(2):	Various, Various
Original Balance:	$40,000,000	Year Built / Renovated(2):	Various / NAP
Cut-off Date Balance:	$39,966,428	Property Management:	Self-Managed
% by Initial UPB:	5.8%	Size:	571,284 SF
Interest Rate:	6.88000%	Appraised Value / Per SF(3):	$76,700,000 / $134
Note Date:	March 20, 2026	Appraisal Date(3):	Various
Original Term:	120 months	Occupancy(4):	100.0% (as of Various)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	95.0%
Original Amortization:	360 months	Underwritten NOI:	$4,896,520
Interest Only Period:	None	Underwritten NCF:	$4,690,051
First Payment Date:	May 6, 2026
Maturity Date:	April 6, 2036	Historical NOI(5)
Additional Debt Type:	NAP	Most Recent NOI:	NAV
Additional Debt Balance:	NAP	2025 NOI:	NAV
Call Protection:	L(25),D(88),O(7)	2024 NOI:	NAV
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	NAV

Reserves(1)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$70
Taxes:	$39,966	$39,966	NAP	Maturity Date Loan / SF:	$61
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	52.1%
Replacement Reserves:	$0	$5,391	NAP	Maturity Date LTV:	45.3%
TI/LC:	$0	$3,890	NAP	UW NOI DY:	12.3%
Deferred Maintenance:	$124,563	$0	NAP	UW NCF DSCR:	1.49x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	100.0%	Loan Payoff	$36,301,862	90.8%
			Borrower Sponsor Equity:	2,635,020	6.6
			Closing Costs	898,590	2.2
			Upfront Reserves	164,528	0.4
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	See “Portfolio Summary” below.
(3)	The Appraised Value is as of the appraisals dated from January 12, 2026 through January 14, 2026.
(4)	Occupancy information is as of the underwritten rent rolls dated January 6, 2026 and May 6, 2026.
(5)	Historical NOI is not available because at origination of the Regency Distribution & Retail Portfolio Mortgage Loan (as defined below), Regency Furniture Distributing, Inc. (“Regency Furniture”) was the sole tenant at the Bluegrass Regency Property, the Manchester Regency Property, and the Salem Regency Property (each as defined below) and the second largest tenant at the Middle River Distribution Center Property (as defined below). Regency Furniture is 100% owned by Abdelrahman Ayyad, one of the borrower sponsors, and signed new 15-year triple net leases at origination of the Regency Distribution & Retail Portfolio Mortgage Loan.

The Loan. The seventh largest mortgage loan (the “Regency Distribution & Retail Portfolio Mortgage Loan”) is secured by the borrowers’ fee interests in two industrial warehouse and distribution centers located in Philadelphia, Pennsylvania and Middle River, Maryland and two retail properties located in Manchester and Salem, New Hampshire (collectively, the “Regency Distribution & Retail Portfolio Properties”). The Regency Distribution & Retail Portfolio Mortgage Loan was originated by Citi Real Estate Funding Inc. on March 20, 2026, has an initial term of ten years, amortizes based on a 30-year term and accrues interest at a fixed rate of 6.88000% per annum on an Actual/360 basis. The scheduled maturity date of the Regency Distribution & Retail Portfolio Mortgage Loan is April 6, 2036.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
57

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Regency Distribution & Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,966,428 52.1% 1.49x 12.3%

The Properties. The Regency Distribution & Retail Portfolio Properties consist of four properties totaling 571,284 square feet located across the Northeast. The Regency Distribution & Retail Portfolio Properties include two industrial warehouse and distribution facilities and two retail properties. As of January 6, 2026, the Regency Distribution & Retail Portfolio Properties were 100.0% occupied by Regency Furniture (78.1% of underwritten base rent and 74.3% of total net rentable area) and St. Martin America, Inc. (“St. Martin Cabinetry”) (21.9% of underwritten base rent and 25.7% of total net rentable area).

The following table presents certain information relating to the Regency Distribution & Retail Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Property Type(1)	Year Built / Renovated(1)	Sq. Ft.(2)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value	U/W NOI(2)	% of U/W NOI
Bluegrass Regency	Philadelphia, PA	Industrial	1965 / NAP	276,080	$19,100,000	47.8%	$36,500,000	47.6%	$2,252,091	46.0%
Middle River Distribution Center	Middle River, MD	Industrial	1979 / NAP	188,100	$12,100,000	30.3%	$22,400,000	29.2%	$1,378,733	28.2%
Manchester Regency	Manchester, NH	Retail	2015 / NAP	69,154	$5,300,000	13.3%	$10,800,000	14.1%	$770,740	15.7%
Salem Regency	Salem, NH	Retail	2008 / NAP	37,950	$3,500,000	8.8%	$7,000,000	9.1%	$494,956	10.1%
Total				571,284	$40,000,000	100.0%	$76,700,000	100.0%	$4,896,520	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated January 6, 2026 and May 6, 2026.

Bluegrass Regency Property

The Bluegrass Regency property is a 276,080 square foot owner-occupied warehouse/distribution center located at 9401 Blue Grass Road in Philadelphia, Pennsylvania (the “Bluegrass Regency Property”). The Bluegrass Regency Property was built in 1965 and is situated on an approximately 20.3-acre site. The Bluegrass Regency Property features 20’ clear heights, 27 dock-in doors, seven drive-in doors, eight truck doors, column spacing of 40’ by 40’, and approximately 10% of the building is office space. The Bluegrass Regency Property also features 125 surface parking spaces, resulting in a parking ratio of approximately 0.45 spaces per 1,000 square feet. As of May 6, 2026, the Bluegrass Regency Property was 100.0% leased by Regency Furniture which utilizes the space as its primary East Coast distribution center.

Middle River Distribution Center Property

The Middle River Distribution Center property is a 188,100 square foot partially owner-occupied warehouse/distribution center located at 670 Chesapeake Park Plaza in Middle River, Maryland, approximately 12 miles east of Baltimore (the “Middle River Distribution Center Property”). The Middle River Distribution Center Property was built in 1979 and is situated on an approximately 8.7-acre site. The Middle River Distribution Center Property features 30’ clear heights, 28 truck doors, column spacing of 30’ by 36’, and approximately 5% of the building is office space. As of January 6, 2026, the Middle River Distribution Center Property was 100.0% leased by St. Martin Cabinetry (78.2% of net rentable area and 77.5% of underwritten base rent at such property) and Regency Furniture (21.8% of net rentable area and 22.5% of underwritten base rent at such property).

Manchester Regency Property

The Manchester Regency property is a 69,154 square foot, owner-occupied single tenant retail property located at 5 Driving Park Road in Manchester, New Hampshire, located approximately 50 miles north of Boston (the “Manchester Regency Property”). The Manchester Regency Property was constructed in 2015 and is situated on an approximately 2.6-acre site. The Manchester Regency Property features 129 parking spaces, which equates to a parking ratio of approximately 1.87 spaces per 1,000 square feet. As of May 6, 2026, the Manchester Regency Property was 100.0% leased by Regency Furniture which uses the space as a furniture showroom.

Salem Regency Property

The Salem Regency property is a 37,950 square foot, owner-occupied single tenant retail property located at 14 Kelly Road in Salem, New Hampshire, approximately 31 miles north of Boston (the “Salem Regency Property”). The Salem Regency Property was constructed in 2008 and is situated on an approximately 2.9-acre site. The Salem Regency Property features 120 parking spaces, which equates to a parking ratio of approximately 3.16 spaces per 1,000 square feet. As of May 6, 2026, the Salem Regency Property was 100.0% leased by Regency Furniture which uses the space as a furniture showroom for Ashley Furniture products.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
58

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Regency Distribution & Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,966,428 52.1% 1.49x 12.3%

Major Tenants. The largest tenants based on underwritten base rent are Regency Furniture and St. Martin Cabinetry.

Regency Furniture (424,254 square feet; 74.3% of total net rentable area; 78.1% of total underwritten base rent). Founded in 1999, Regency Furniture is a privately held, family-owned furniture retailer with operations across the Northeast and Mid-Atlantic regions, where it operates a multi-state network of retail showrooms. The company currently operates 14 large showroom locations, including two locations in New Hampshire, supported by large regional distribution centers that house and supply inventory across its retail footprint. Regency Furniture is 100% owned by Abdelrahman Ayyad, one of the borrower sponsors. Regency Furniture occupies space at all of the Regency Distribution & Retail Portfolio Properties and executed new 15-year triple net leases in March 2026 with lease terms extending through March 2041 with no renewal or termination options.

St. Martin Cabinetry (147,030 square feet; 25.7% of total net rentable area; 21.9% of total underwritten base rent). St. Martin Cabinetry is a United States based manufacturer of frameless, full-access cabinetry serving the residential kitchen and bath market, offering semi-custom cabinetry across designer, luxury, and classic collections. The St. Martin Cabinetry lease is guaranteed by Tribeca Cabinetry Inc., a privately held cabinetry manufacturer and distributor founded in 2020 that produces framed cabinetry in a range of styles, materials, and finishes and serves homeowners, contractors, and design professionals through a network of regional warehouses, including facilities in New Jersey, Maryland, and Florida. St. Martin Cabinetry has been a tenant at the Middle River Distribution Center Property since January 2024 and has a current lease term through March 2034 with one, five-year renewal option and no termination options.

The following table presents certain information relating to the major tenants at the Regency Distribution & Retail Portfolio Properties, as provided by the borrower sponsors:

Tenant Summary(1)
Tenant	Property	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Portfolio Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Portfolio U/W Base Rent	Lease Expiration	Term. Option (Y/N)	Renewal Option
Regency Furniture(3)	All Regency Distribution & Retail Portfolio Properties	NR/NR/NR	424,254	74.3%	$4,037,220	$9.52	78.1%	3/20/2041	N	N
St. Martin Cabinetry	Middle River Distribution Center	NR/NR/NR	147,030	25.7%	$1,130,885	$7.69	21.9%	3/31/2034	N	1 x 5 yr
Largest Tenants			571,284	100.0%	$5,168,105	$9.05	100.0%
Remaining Occupied			0	0.0%	0	$0.00	0.0%
Total Occupied			571,284	100.0%	$5,168,105	$9.05	100.0%
Vacant			0	0.0%
Total			571,284	100.0%
(1)	Based on the underwritten rent rolls dated January 6, 2026 and May 6, 2026 and inclusive of $32,938 of contractual rent steps through April 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Regency Furniture operates under the legal entities Sammy Furniture of Manchester, LLC at the Manchester Regency Property and Sammy Furniture of Salem, LLC at the Salem Regency Property, and both leases are guaranteed by both of the borrower sponsors. Regency Furniture is the tenant at the Middle River Distribution Center Property and the Bluegrass Regency Property, and both leases are guaranteed by both of the borrower sponsors.

The following table presents certain information relating to the historical sales of the retail tenants that report sales at the Regency Distribution & Retail Portfolio Properties, as provided by the borrower sponsors:

Tenant Sales History(1)
Tenant	Property	Net Rentable Area (SF)	Annual UW Total Rent	2024 Sales PSF	2025 Sales PSF	U/W Occ. Costs
Regency Furniture	Manchester Regency	69,154	$836,397	$83.50	$90.44	13.4%
Regency Furniture	Salem Regency	37,950	$537,120	$129.22	$155.94	9.1%
(1)	Historical sales represent Sales PSF / Year.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
59

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Regency Distribution & Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,966,428 52.1% 1.49x 12.3%

The following table presents certain information relating to the lease rollover schedule at the Regency Distribution & Retail Portfolio Properties:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032	0	0.0%	0.0%	$0	0.0%	$0.00	0
2033	0	0.0%	0.0%	$0	0.0%	$0.00	0
2034	147,030	25.7%	25.7%	$1,130,885	21.9%	$7.69	1
2035	0	0.0%	25.7%	$0	0.0%	$0.00	0
2036 & Thereafter	424,254	74.3%	100.0%	$4,037,220	78.1%	$9.52	1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	571,284	100.0%		$5,168,105	100.0%	$9.05	2
(1)	Based on the underwritten rent rolls dated January 6, 2026 and May 6, 2026 and inclusive of $32,938 of contractual rent steps through April 1, 2026.

The following table presents certain information relating to the underwritten net cash flow at Regency Distribution & Retail Portfolio Properties:

Cash Flow Analysis(1)
	U/W(2)	U/W Per SF
Base Rent	$5,135,167	$8.99
Contractual Rent Steps	32,938	$0.06
Potential Income from Vacant Space	0	$0.00
Gross Potential Rent	$5,168,105	$9.05
Reimbursements	263,597	$0.46
Total Gross Income	$5,431,702	$9.51
(Vacancy / Credit Loss)	(271,585)	($0.48)
Effective Gross Income	$5,160,117	$9.03

Management Fee	$154,804	$0.27
Real Estate Taxes	108,793	$0.19
Total Expenses	$263,597	$0.46

Net Operating Income	$4,896,520	$8.57
Replacement Reserves	64,688	$0.11
Normalized TI/LC	141,782	$0.25
Net Cash Flow	$4,690,051	$8.21

Occupancy (%)	95.0%(3)
NCF DSCR	1.49x
NOI Debt Yield	12.3%
(1)	Historical financial information is not available because at origination of the Regency Distribution & Retail Portfolio Mortgage Loan, Regency Furniture was the sole tenant at the Bluegrass Regency Property, the Manchester Regency Property, and the Salem Regency Property and the second largest tenant at the Middle River Distribution Center Property. Regency Furniture is 100% owned by Abdelrahman Ayyad, one of the borrower sponsors, and signed new 15-year triple net leases at origination of the Regency Distribution & Retail Portfolio Mortgage Loan.
(2)	Based on the underwritten rent rolls dated January 6, 2026 and May 6, 2026 and inclusive of $32,938 contractual rent steps through April 1, 2026.
(3)	Represents economic occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
60

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Regency Distribution & Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,966,428 52.1% 1.49x 12.3%

Appraisals. The Regency Distribution & Retail Portfolio Properties had an aggregate “as-is” appraised value of $76,700,000 as of the appraisals dated from January 12, 2026 through January 14, 2026, resulting in a Cut-off Date LTV of 52.1% and Maturity Date LTV of 45.3%.

Appraised Valuation Summary(1)
Property	Value	Capitalization Rate	Hypothetical Go-Dark Value
Bluegrass Regency	$36,500,000	6.50%	$28,000,000
Middle River Distribution Center	$22,400,000	6.50%	$20,500,000
Manchester Regency	$10,800,000	7.50%	$10,200,000
Salem Regency	$7,000,000	7.50%	$5,900,000
Total/Wtd. Average	$76,700,000	6.73%	$64,600,000
(1)	Source: Appraisals.

Environmental Matters. The Phase I environmental assessments of the Regency Distribution & Retail Portfolio Properties dated January 20, 2026 identified recognized environmental conditions at the Bluegrass Regency Property. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Regency Distribution & Retail Portfolio Properties are located across Pennsylvania, Maryland and New Hampshire.

The Bluegrass Regency Property is located at 9401 Blue Grass Road in Philadelphia, Pennsylvania within the Greater Northeast industrial submarket of the Philadelphia metropolitan statistical area. According to the appraisal, the Bluegrass Regency Property is situated in an infill industrial corridor, approximately 12.8 miles northeast of Center City Philadelphia. This location supports last-mile and regional distribution with primary access to the Bluegrass Regency Property provided by Blue Grass Road, with nearby access to U.S. Route 1. The Bluegrass Regency Property also benefits from proximity to the Northeast Philadelphia Airport, which is the third busiest airport in Pennsylvania.

The Middle River Distribution Center Property is located at 670 Chesapeake Park Plaza in Middle River, Maryland, approximately 12 miles east of Baltimore, and is situated within the Baltimore County East industrial submarket of the Baltimore metropolitan statistical area. According to the appraisal, the Middle River Distribution Center Property is located in an industrial corridor in eastern Baltimore County and benefits from proximity to regional transportation infrastructure, including Interstate 695, which is located approximately 0.2 miles from the Middle River Distribution Center Property, and Interstate 95, providing connectivity throughout the Baltimore metropolitan area and the broader Mid-Atlantic region. Primary access to the Middle River Distribution Center Property is provided by Chesapeake Park Plaza, and the surrounding area is characterized by a concentration of warehouse, distribution, and logistics uses.

The Manchester Regency Property is located at 5 Driving Park Road in Manchester, New Hampshire, within the Hillsborough retail submarket in Hillsborough County. According to the appraisal, the Manchester Regency Property is situated along the South Willow Street retail corridor and benefits from visibility and access from surrounding retail and service uses, including the Mall of New Hampshire, located approximately one mile southeast, and the Manchester Commons Shopping Center, located approximately 0.4 miles northeast of the Manchester Regency Property. Primary access to the Manchester Regency Property is provided by Driving Park Road, with access to Interstate 293, which provides connectivity throughout the Manchester metropolitan area and southern New Hampshire. The surrounding area is characterized by a concentration of big-box retailers, shopping centers, restaurants, and service-oriented retail uses.

The Salem Regency Property is located at 14 Kelly Road in Salem, New Hampshire, within the Rockingham retail submarket of the greater Boston metropolitan statistical area. According to the appraisal, the Salem Regency Property is situated along Kelly Road with access to Interstate 93, located approximately 0.5 miles from the Salem Regency Property, providing regional connectivity throughout southern New Hampshire and the northern Boston metropolitan statistical area. The Salem Regency Property benefits from proximity to retail and service uses, including the Village Shoppes at Salem located approximately 0.1 miles from the Salem Regency Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
61

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Regency Distribution & Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,966,428 52.1% 1.49x 12.3%

The following table presents certain information relating to the submarkets at the Regency Distribution & Retail Portfolio Properties:

Industrial Market Analysis(1)
Property Name / Address	Market	Submarket	Submarket Inventory	Submarket Vacancy	Market Rent (PSF)	UW Base Rent PSF(2)
Bluegrass Regency	Philadelphia	Greater Northeast	22,429,706	5.8%	$10.17	$8.60
9401 Blue Grass Road
Philadelphia, PA
Middle River Distribution Center	Baltimore	Baltimore County East	43,352,014	11.2%	$9.69	$7.58
670 Chesapeake Park Plaza
Middle River, MD
Manchester Regency	Manchester	Hillsborough	28,116,112	3.5%	$19.98	$11.75
5 Driving Park Road
Manchester, NH
Salem Regency	Boston	Rockingham	27,826,473	2.0%	$22.65	$13.75
14 Kelly Road
Salem, NH
Total / Wtd. Avg (UW NOI)			121,724,305	6.6%	$12.84	$9.33
(1)	Source: Third party market research reports dated between November 21, 2025 and December 22, 2025.
(2)	Based on the underwritten rent rolls dated January 6, 2026 and May 6, 2026. Base Rent (PSF) excludes rent steps.

The following table presents certain information regarding the demographics of each immediate trade area for the individual Regency Distribution & Retail Portfolio Properties:

Demographic Summary(1)
		Population(2)			Average Household Income(2)
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Bluegrass Regency	Philadelphia, PA	24,375	229,514	500,626	$90,539	$94,177	$94,475
Middle River Distribution Center	Middle River, MD	8,777	83,204	148,896	$94,500	$98,282	$106,485
Manchester Regency	Manchester, NH	14,882	92,019	142,287	$102,427	$100,377	$116,325
Salem Regency	Salem, NH	4,780	48,227	166,188	$115,623	$132,139	$113,885
Wtd. Avg. (based on UW NOI)		16,508	148,349	311,377	$96,061	$100,146	$103,258
(1)	Source: Appraisals.
(2)	Population and Average Household Income are 2025 estimates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
62

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Regency Distribution & Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,966,428 52.1% 1.49x 12.3%

The following table presents certain information relating to comparable industrial leases for the Regency Distribution & Retail Portfolio Properties:

Comparable Industrial Rental Summary - Anchors and Jr Anchors(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
Bluegrass Regency 9401 Blue Grass Road Philadelphia, PA 19114	-	1965 / NAP	Regency Furniture	276,080	Mar-26	15.0	$8.60(2)
1650 Sherman Ave Pennsauken, NJ 8110	7.3 mi	1970 / NAP	Myles Transportation	119,553	Sep-25	5.0	$11.00
220-224 Shreve St Mount Holly, NJ 8060	14.3 mi	1960 / NAP	Beholy	95,000	Mar-25	10.0	$10.00
125 Green Tree Rd Oaks, PA 19456	24.2 mi	1988 / NAP	Essendant	279,352	Sep-25	5.0	$9.23
Middle River Distribution Center	-	1979 / NAP	St. Martin Cabinetry	147,030	Jan-24	10.2	$7.47(2)
670 Chesapeake Park Plaza Middle River, MD 21220			Regency Furniture	41,070	Mar-26	15.0	$8.00(2)
6709 Pulaski Hwy Rosedale, MD 21237	6.0 mi	2023 / NAP	BGE	222,400	Jan-24	7.1	$9.95
2200 Van Deman St Baltimore, MD 21224	7.4 mi	2006 / NAP	Classic Industrial Services	20,000	Jun-25	5.0	$10.50
4711 Hollins Ferry Rd Baltimore, MD 21227	15.3 mi	2008 / NAP	Safeway Trucking Corporation	30,149	Jun-24	4.0	$11.50
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated January 6, 2026 and May 6, 2026. Base Rent (PSF) excludes rent steps.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
63

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Regency Distribution & Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,966,428 52.1% 1.49x 12.3%

The following table presents certain information relating to comparable retail leases for the Regency Distribution & Retail Portfolio Properties:

Comparable Retail Rental Summary - Anchors and Jr Anchors(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
Manchester Regency 5 Driving Park Road Manchester, NH 03103	-	2015 / NAP	Regency Furniture	69,154	Mar-26	15.0	$11.75(2)
Salem Regency 14 Kelly Road Salem, NH 03079	-	2008 / NAP	Regency Furniture	37,950	Mar-26	15.0	$13.75(2)
1245 Worcester St Natick, MA 01760	46 mi	2018 / NAP	T Market	75,000	Dec-25	10.0	$16.00
1455-1457 VFW Pky West Roxbury, MA 02132	50 mi	1977 / 2023	MA Place, LLC	24,300	Oct-24	10.0	$18.00
366-368 Southbridge St Auburn, MA 01501	56 mi	1974 / NAP	Planet Fitness	44,000	Nov-25	12.0	$16.00
1360 S Washington St North Attleboro, MA 02760	71 mi	1995 / NAP	Crunch Fitness	35,000	May-25	10.0	$18.00
225-295 Berlin T Pike Berlin, CT 06037	112 mi	1990 / NAP	Michaels	21,429	Aug-25	5.0	$16.50
1379 Farmington Ave Bristol, CT 06010	115 mi	2007 / NAP	GF Fitness	45,000	Aug-24	15.0	$22.00
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated May 6, 2026. Base Rent (PSF) excludes rent steps.

The Borrowers and the Borrower Sponsors. The borrowers are Santay Realty of New Hampshire, LLC, a New Hampshire limited liability company, and Santay Realty Chesapeake, LLC, a Maryland limited liability company. Each of the borrowers is a special purpose entity with at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Regency Distribution & Retail Portfolio Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Abdelrahman Ayyad of Regency Furniture and his wife Sara Ayyad, who together own 100% of each of the borrowers. Abdelrahman Ayyad is the owner and Chief Executive Officer of Regency Furniture. See “Major Tenants” for more information on Regency Furniture.

Property Management. The Regency Distribution & Retail Portfolio Properties are self-managed.

Initial and Ongoing Reserves. At origination of the Regency Distribution & Retail Portfolio Mortgage Loan, the borrowers deposited approximately: (i) $39,966 into a tax reserve and (ii) $124,563 into a reserve for immediate repairs.

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit approximately $5,391 for replacements to the Regency Distribution & Retail Portfolio Properties.

TI/LC Reserve – On each monthly payment date, the borrowers are required to deposit approximately $3,890 into a reserve for future tenant improvements and leasing commissions related to the Middle River Distribution Center Property; provided, however, that upon and after the occurrence and during the continuance of a Trigger Period (as defined below), on each monthly payment date, the borrowers are required to additionally deposit approximately $18,567 into such reserve related to future tenant improvements and leasing commissions at the Bluegrass Regency Property, the Manchester Regency Property and the Salem Regency Property.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $39,966).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination an approved blanket policy was in place.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
64

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Regency Distribution & Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,966,428 52.1% 1.49x 12.3%

Lockbox / Cash Management. The Regency Distribution & Retail Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to establish four lender-controlled lockbox accounts and thereafter, are required to immediately deposit, or cause the property manager (if any) to deposit, all revenue generated by the Regency Distribution & Retail Portfolio Properties into such lender-controlled lockbox accounts. At origination, the borrowers were required to deliver a notice to all tenants at the Regency Distribution & Retail Portfolio Properties directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox accounts. All funds deposited into the lockbox accounts are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox accounts are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Regency Distribution & Retail Portfolio Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Regency Distribution & Retail Portfolio Mortgage Loan documents are required to (i) if a Trigger Period is continuing, be held by the lender in an excess cash flow reserve account as additional collateral for the Regency Distribution & Retail Portfolio Mortgage Loan and (ii) if no Trigger Period exists, be disbursed to the borrowers. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Regency Distribution & Retail Portfolio Mortgage Loan documents, the lender may apply funds to the Regency Distribution & Retail Portfolio Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.20x; (iii) the occurrence of a Specified Tenant Trigger Period (as defined below), and (iv) the borrowers’ failure to deliver to the lender any of the Specified Tenants’ financial statements within both (x) 60 days after the end of each calendar quarter and (y) 90 days after the end of each calendar year (each, a “Required Records Failure”); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (w) clause (i) above, the cure (if applicable) of such event of default, (x) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, (y) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, and (z) clause (iv) above, the day that is 30 days after the cure of a Required Records Failure.

“Specified Tenant” means, as applicable, (i) Sammy Furniture of Manchester, LLC, together with its successors and/or assigns, (ii) Sammy Furniture of Salem, LLC, together with its successors and/or assigns, (iii) Regency Furniture Distributing Inc., together with its successors and/or assigns, (iv) any other lessee(s) of the Specified Tenant space (or any portion thereof), (v) any person or affiliate of such tenants providing credit support for, or guarantor of such Specified Tenant leases, and (vi) solely with respect to calculations of Specified Tenant indebtedness and Specified Tenant EBITDA under the Regency Distribution & Retail Portfolio Mortgage Loan documents, (49 collective borrower-affiliated retail entities set forth in the Regency Distribution & Retail Portfolio Mortgage Loan documents (such 49 entities, the “Consolidated Retail Entities”).

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, or applicable portion thereof, (iii) a Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space, or applicable portion thereof, (iv) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space, or applicable portion thereof, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any assignment of the Specified Tenant lease and/or sublease of all or any portion of the Specified Tenant space in violation of the terms and conditions of the Regency Distribution & Retail Portfolio Mortgage Loan documents, (vii) any bankruptcy or similar insolvency of a Specified Tenant, (viii) any of the provisions of the Specified Tenant lease are amended, modified, cancelled, terminated, surrendered, withdrawn or waived without the lender’s prior written consent, including, without limitation, in connection with any case, proceeding or other action under any creditors’ rights laws, or any insolvency or bankruptcy proceedings, in each case, involving a Specified Tenant and (ix) the Debt to EBITDA Ratio (as defined below) being greater than 3.00x based on a trailing 12 month period, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrowers leasing (a) the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases in accordance with the terms and conditions of the Regency Distribution & Retail Portfolio Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and the applicable tenant under such lease is paying full unabated rent.

“Debt to EBITDA Ratio” means a ratio based on a trailing 12 month basis of (i) the current total Specified Tenant indebtedness to (ii) Specified Tenant EBITDA, calculated by the lender using the Specified Tenant’s financial statements delivered to the lender in accordance with the terms of the Regency Distribution & Retail Portfolio Mortgage Loan documents outlined above.

“Specified Tenant EBITDA” means, for any 12 month period, “Income from Operations” as set forth in each independent accountant’s compilation report of the Consolidated Retail Entities, which report must be in substantially the same form as that delivered to the lender in connection with origination (which Income from Operations will be an amount equal to (a) “Gross Profit” less (b) “Selling, General and

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
65

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Regency Distribution & Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,966,428 52.1% 1.49x 12.3%

Administrative Expenses” and excludes “Other Expenses” and “Discontinued Operations and Extraordinary (Income) and Expenses” (as such terms are used in an exhibit to the Regency Retail & Distribution Portfolio Mortgage Loan documents). For the avoidance of doubt, the exhibit used to calculate the Specified Tenant EBITDA will include all Consolidated Retail Entities.

“Specified Tenant Cure Conditions” means each of the following, as applicable, the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease and no other defaults occur under such Specified Tenant lease for a period of three consecutive months following such cure, (ii) is in actual, physical possession of the Specified Tenant space, or applicable portion thereof, and open for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or Specified Tenant lease, is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (v) is paying full, unabated rent under the applicable Specified Tenant lease, and (vi) the Debt to EBITDA Ratio being less than 3.00x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Provided no event of default has occurred and is continuing, the borrowers have the right at any time after the end of the two-year period commencing on the closing date of the Benchmark 2026-B43 securitization and prior to April 6, 2036, to obtain the release of any of the individual Regency Distribution & Retail Portfolio Properties, provided that, among other conditions, (i) the borrowers prepay an amount equal to the greater of (A) 120% of the allocated loan amount with respect to such individual Regency Distribution & Retail Portfolio Property and (B) the net sales proceeds of such individual Regency Distribution & Retail Portfolio Property together with, if prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid, (ii) the borrowers deliver a REMIC opinion, (iii) after giving effect to the release, the debt yield with respect to the remaining Regency Distribution & Retail Portfolio Properties must be equal to or greater than the greater of (1) the debt yield of all Regency Distribution & Retail Portfolio Properties immediately prior to the release and (2) 11.73%, (iv) after giving effect to the release, the debt service coverage ratio with respect to the remaining Regency Distribution & Retail Portfolio Properties must be equal to or greater than the greater of (1) the debt service coverage ratio of all Regency Distribution & Retail Portfolio Properties immediately prior to the release and (2) 1.49x, and (v) after giving effect to the release, the loan-to-value ratio with respect to the remaining Regency Distribution & Retail Portfolio Properties must be no greater than the lesser of (1) the loan-to-value ratio with respect to all of the Regency Distribution & Retail Portfolio Properties immediately prior to the release and (2) 52.15%.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
66

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 8 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 50.0% 2.18x 14.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
67

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 8 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 50.0% 2.18x 14.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
68

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 8 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 50.0% 2.18x 14.4%
Mortgage Loan Information		Property Information
Loan Sellers:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office – CBD
Borrower Sponsor(s)(1):	Dever Properties N.V., Ali Harandi, Seddigheh Rashidmanesh, Ali Rashidmanesh, Karim Rashidmanesh and Hamid Rashidmanesh	Collateral:	Fee
Borrower(s):	Dever Properties LLC	Location:	New York, NY
Original Balance(2):	$38,000,000	Year Built / Renovated:	1910 / 1982
Cut-off Date Balance(2):	$38,000,000	Property Management:	SL Green Leasing, Inc.
% by Initial UPB:	5.6%	Size:	346,216 SF
Interest Rate:	6.05500%	Appraised Value / Per SF(5):	$216,000,000 / $624
Note Date:	February 11, 2026	Appraisal Date(5):	November 4, 2025
Original Term:	120 months	Occupancy:	89.9% (as of February 5, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	91.5%
Original Amortization:	NAP	Underwritten NOI:	$15,570,889
Interest Only Period:	120 months	Underwritten NCF:	$14,445,687
First Payment Date:	April 6, 2026
Maturity Date:	March 6, 2036	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$14,286,170 (TTM November 30, 2025)
Additional Debt Balance(2):	$70,000,000	2024 NOI:	$14,734,907
Call Protection:	L(12),YM1(14),DorYM1(89),O(5)	2023 NOI:	$12,194,335
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$10,448,637
Reserves(3)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$312
Taxes:	$1,972,553	$442,000	NAP	Maturity Date Loan / SF:	$312
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	50.0%
Replacement Reserves:	$0	$7,213	NAP	Maturity Date LTV:	50.0%
TI / LC:	$3,000,000	$86,554	NAP	UW NOI DY:	14.4%
Other(4):	$1,934,349	$0	NAP	UW NCF DSCR:	2.18x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$108,000,000	100.0%	Loan Payoff	$95,467,222	88.4%
			Upfront Reserves	6,906,902	6.4
			Borrower Sponsor Equity	4,012,306	3.7
			Closing Costs	1,613,570	1.5
Total Sources	$108,000,000	100.0%	Total Uses	$108,000,000	100.0%
(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 215 Park Avenue South Whole Loan (as defined below).
(2)	The 215 Park Avenue South Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $108.0 million (the “215 Park Avenue South Whole Loan”). The Financial Information in the chart above reflects the 215 Park Avenue South Whole Loan.
(3)	See “Initial and Ongoing Reserves” below.
(4)	Other Reserves consist of a Specified Rollover Reserve ($1,019,108) and a Rent Replication Reserve ($915,241). The Specified Rollover Reserve is kept in the same account as the TI / LC reserve. See “Initial and Ongoing Reserves” below.
(5)	The Appraised Value represents the “Market Value Adding Escrow Reserves” appraised value which assumes that $4,149,340 of reserves are held with the lender and would transfer with the real estate in the event of a sale. At origination of the 215 Park Avenue South Whole Loan reserves were deposited as set forth in the table above. Based on the “As Is” appraised value of $212,000,000, the Cut-off Date LTV and Maturity Date LTV would be 50.9%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
69

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 8 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 50.0% 2.18x 14.4%

The Loan. The eighth largest mortgage loan (the “215 Park Avenue South Mortgage Loan”) is part of the 215 Park Avenue South Whole Loan secured by the borrower’s fee interest in a 20-story, 346,216 SF, Class B office building located on the corner of East 18th Street and Park Avenue South in the Union Square neighborhood of Manhattan, New York (the “215 Park Avenue South Property”). The 215 Park Avenue South Whole Loan consists of five pari passu promissory notes and accrues interest at a rate of 6.05500% per annum on an Actual/360 basis. The 215 Park Avenue South Whole Loan has a 10-year term and is interest-only for the entire duration of the term. The 215 Park Avenue South Whole Loan was originated on February 11, 2026 by German American Capital Corporation (“GACC”). The 215 Park Avenue South Mortgage Loan is evidenced by the non-controlling Notes A-3, A-4, and A-5 contributed by GACC, with an aggregate original principal balance of $38,000,000. The 215 Park Avenue South Property was previously securitized in 2016 within JPMBB 2016-C1. The prior mortgage loan matured on February 6, 2026. The 215 Park Avenue South Whole Loan is serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-B42 trust. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 215 Park Avenue South Whole Loan:

215 Park Avenue South Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$50,000,000	$50,000,000	Benchmark 2026-B42	Yes
A-2	$20,000,000	$20,000,000	Benchmark 2026-B42	No
A-3	$15,000,000	$15,000,000	Benchmark 2026-B43	No
A-4	$13,000,000	$13,000,000	Benchmark 2026-B43	No
A-5	$10,000,000	$10,000,000	Benchmark 2026-B43	No
Total	$108,000,000	$108,000,000

The Property. The 215 Park Avenue South Property is a 20-story, 346,216 SF, Class B office building located in the Union Square neighborhood of Manhattan, New York. The 215 Park Avenue South Property was built in 1910 and comprises 323,777 SF of office space, 11,557 SF of storage space and 10,882 SF of ground-level retail space situated on a 14,273 square foot parcel of land. Since 2021, the 215 Park Avenue South Property has received approximately $3.5 million in capital investments including approximately $2.1 million for corridor/bathroom upgrades. The borrower has signed approximately 65,950 SF (19.0% of NRA) of new leases or renewals since December 2024 representing $4.4 million in additional base rent. The 215 Park Avenue South Property benefits from its close proximity to the Union Square subway station, approximately one block south, which is serviced by the 4, 5, 6, L, N, Q and R subway lines.

As of February 5, 2026, the 215 Park Avenue South Property was 89.9% occupied by 25 individual tenants and features a diverse mix of office tenants in the medical, tech, legal, and fashion/art industries as well as CVS in the ground floor and basement retail space. The tenancy has a weighted average tenure of approximately 11.5 years and a remaining weighted average lease term of 4.5 years. The anchor tenants include Industrious (as defined below) (51,765 SF / 16.7% of base rent / lease expiration date: September 30, 2035), Rakuten USA (as defined below) (34,510 SF / 11.8% of base rent / lease expiration date: December 31, 2027), and Stellar Health (as defined below) (33,224 SF / 9.7% of base rent / lease expiration date: December 31, 2030). The 215 Park Avenue South Property has maintained a 91.6% average occupancy from 2010 through 2025.

Master Lease. The borrower has master leased the 215 Park Avenue South Property (the “215 PAS Master Lease”) to 215 Park Avenue South Associates, L.P. (the “215 PAS Master Tenant”) through October 15, 2033. Pursuant to the 215 PAS Master Lease, the 215 PAS Master Tenant entered into a management agreement with an affiliate, SL Green Leasing, Inc., under which SL Green Leasing Inc. is the property manager of the 215 Park Avenue South Property. The 215 PAS Master Tenant borrowed a leasehold loan (the “215 PAS Leasehold Loan”) and mortgaged its leasehold interest under the 215 PAS Master Lease (the “215 PAS Leasehold Mortgage”) to secure the 215 PAS Leasehold Loan, which loan and mortgage were later acquired by Valencia Investments Overseas Ltd., an affiliate of the borrower (the “Affiliated Leasehold Mortgagee”). The 215 PAS Leasehold Loan is due on the same date as the expiration of the 215 PAS Master Lease. As of the 215 Park Avenue South Whole Loan origination date, the 215 PAS Master Lease was amended to (i) provide for monthly payments of net annual rent payments of $575,000 (structured to be equal to debt service payments under the 215 Park Avenue South Whole Loan), and (ii) state that the 215 PAS Master Tenant’s failure to separately pay any amounts required by the lender for monthly reserves under the 215 Park Avenue South Whole Loan would constitute an Event of Default (as defined in the 215 PAS Master Lease) under the 215 PAS Master Lease.

Prior to the origination of the 215 Park Avenue South Whole Loan, the 215 PAS Master Lease was generally structured so as to require payments thereon only to the extent of net cash flow from the 215 Park Avenue South Property. As of the 215 Park Avenue South Whole Loan origination date, approximately $119,677,108.77 of accrued and unpaid rent, together with accrued and unpaid interest thereon, was due and payable from the 215 PAS Master Tenant to the related borrower under the 215 PAS Master Lease. In addition, approximately $16,951,283.14 of outstanding principal and $3,275,449.13 of accrued and unpaid interest is due and payable from the 215 PAS Master Tenant to the Affiliated Leasehold Mortgagee under the 215 PAS Leasehold Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
70

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 8 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 50.0% 2.18x 14.4%

At origination of the 215 Park Avenue South Whole Loan, the borrower, the lender and the 215 PAS Master Tenant entered into a Subordination, Non-Disturbance and Attornment Agreement pursuant to which the 215 PAS Master Tenant subordinated its interest in the 215 PAS Master Lease to the 215 Park Avenue South Whole Loan and agreed to attorn to the lender if it took title to the 215 Park Avenue South Property, and the lender agreed that it would not disturb the 215 PAS Master Tenant’s possession of the 215 Park Avenue South Property so long as the 215 PAS Master Tenant is not in default under the 215 PAS Master Lease. In addition, the 215 PAS Master Tenant has agreed that all rents from the 215 Park Avenue South Property, including rents paid by the subtenants of the 215 PAS Master Tenant, will be deposited into the lockbox account for the benefit of the lender under the 215 Park Avenue South Whole Loan. In addition, the Affiliated Leasehold Mortgagee has agreed that no payments will be made on the 215 PAS Leasehold Loan if a Trigger Period (as defined below) is in effect. Further, the Affiliated Leasehold Mortgagee has provided a guaranty of the borrower’s obligations under the 215 Park Avenue South Whole Loan, which guaranty is limited to its interest in the 215 PAS Leasehold Mortgage, and has pledged its interest in the 215 PAS Leasehold Loan and the 215 PAS Leasehold Mortgage to the lender to secure such guaranty. Due to the 215 PAS Master Lease, all leases of the 215 Park Avenue South Property constitute subleases under the 215 PAS Master Lease.

Major Tenants.

Industrious NYC LLC (51,765 SF; 15.0% of net rentable area; 16.7% of underwritten base rent): Headquartered in New York City, Industrious NYC LLC (“Industrious”) is a provider of flexible and co-working workplace solutions. Industrious’ global network spans more than 200 locations in over 65 cities. Industrious has three leases at the 215 Park Avenue South Property each 17,255 SF expiring on September 30, 2035 with no extension options or termination options. Industrious has a monthly rent abatement of approximately $18,500 from February through April 2028, which was reserved for at origination.

Rakuten USA, Inc. (34,510 SF; 10.0% of net rentable area; 11.8% of underwritten base rent): Rakuten Group (“Rakuten”), the parent of Rakuten USA, Inc. (“Rakuten USA”) is a Japanese technology conglomerate providing a diverse portfolio of over 70 businesses to users worldwide. Headquartered in Tokyo and founded in 1997, Rakuten is a global provider of internet services, mobile services, and financial products. Rakuten operates a wide ecosystem of businesses spanning e-commerce, fintech, digital content, and communications, centered around its flagship online marketplace Rakuten Ichiba. Its services also include credit cards, banking, securities, insurance, mobile carrier services, messaging (Viber), and e-books (Kobo), serving users in over 30 countries. Rakuten USA, the tenant, was an e-commerce marketplace based in San Mateo, California that was previously known as Buy.com, founded by Scott Blum. In 2010, it was purchased by Rakuten, and rebranded as Rakuten.com. Rakuten USA’s lease expires on December 31, 2027, and has one five-year extension option and no termination options. The borrower is negotiating a lease renewal with Rakuten USA. There can be no assurance that a lease renewal will be entered into.

The Stellar Health Group, Inc. (33,224 SF; 9.6% of net rentable area; 9.7% of underwritten base rent): Founded in 2018 and headquartered at the 215 Park Avenue South Property, The Stellar Health Group, Inc. (“Stellar Health”) is a healthcare technology company focused on value-based care delivery for healthcare providers. Stellar Health has a network of 20,000+ providers, 2,200 medical practices, and over 1.2 million patients. Stellar Health recently announced a partnership with CenterLight Healthcare, the largest not-for-profit Program of All-Inclusive Care for the Elderly (PACE) in the country helping expand its business model to CenterLight Healthcare’s 11 PACE centers, one owned alternative care setting, and a network of contracted healthcare providers in the New York area. Stellar Health is subleasing its 16th floor space (16,612 SF) to Cognitiv Corp. for $49.13 PSF (prime lease rent is $64.59 PSF) through January 31, 2027. Stellar Health’s lease expires on December 31, 2030, and has one five-year extension option and no termination options.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
71

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 8 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 50.0% 2.18x 14.4%

The following table presents certain information relating to the largest tenants by underwritten base rent at the 215 Park Avenue South Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Renewal Option (Y/N)	Termination Option (Y/N)
Major Tenants
Industrious	NR/NR/NR	51,765	15.0%	$3,695,330	$71.39	16.7%	9/30/2035	None	N
Rakuten USA	NR/NR/NR	34,510	10.0%	$2,607,585	$75.56	11.8%	12/31/2027	1 x 5	N
Stellar Health(2)	NR/NR/NR	33,224	9.6%	$2,145,938	$64.59	9.7%	12/31/2030	1 x 5	N
CVS Albany LLC	NR/NR/NR	21,717	6.3%	$2,081,140	$95.83	9.4%	6/30/2029	None	N
Nayya Health Inc.(3)	NR/NR/NR	29,915	8.6%	$1,892,710	$63.27	8.6%	12/31/2029	None	N
Global Strategy Group LLC	NR/NR/NR	21,974	6.3%	$1,568,944	$71.40	7.1%	8/31/2032	1 x 5	N
Stone Source LLC(4)	NR/NR/NR	19,092	5.5%	$1,360,207	$71.24	6.2%	11/30/2030	1 x 5	N
Matador Content LLC(5)	NR/NR/NR	17,255	5.0%	$1,283,682	$74.39	5.8%	8/31/2028	1 x 5	N
Charlie Health, Inc.	NR/NR/NR	17,255	5.0%	$1,084,304	$62.84	4.9%	1/31/2029	1 x 5	N
Kimball International Brands, Inc.	NR/NR/NR	9,885	2.9%	$745,768	$75.44	3.4%	4/30/2027	None	N
Top 10 Tenants		256,592	74.1%	$18,465,608	$71.96	83.6%
Other Tenants		54,734	15.8%	$3,632,442	$66.37	16.4%
Total Occupied		311,326	89.9%	$22,098,050	$70.98	100.0%
Vacant		34,890	10.1%
Total		346,216	100.0%
(1)	Based on the underwritten rent roll dated February 5, 2026. The 215 Park Avenue South Property is master leased by the borrower to the 215 PAS Master Tenant, which has further subleased its interest to the tenants leasing space at the 215 Park Avenue South Property. The information presented above relates solely to the subtenants. See “Master Lease” above.
(2)	Stellar Health is subleasing its 16th floor space (16,612 SF) to Cognitiv Corp. for $49.13 PSF through January 31, 2027.
(3)	Nayya Health Inc. is subleasing 12,660 SF to BaseTen Labs, Inc. for $72.00 PSF through December 30, 2029.
(4)	Stone Source LLC is subleasing Suite 2008 (1,837 SF) to Arch Equities LLC through December 31, 2026 for annual rent of $59,885.63.
(5)	Matador Content LLC is subleasing a portion of its 8th floor space to OBB Media, LLC through December 31, 2026 for rent of $20,000 a month (with one month of free rent) and is also subleasing a portion of its 8th floor space to Initial Group Global LLC through December 31, 2026 for rent of $42,500 a month.

The following table presents certain information relating to the lease rollover schedule at the 215 Park Avenue South Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	2,721	0.8%	0.8%	$198,165	0.9%	$72.83	1
2027	50,655	14.6%	15.4%	$3,779,838	17.1%	$74.62	5
2028	32,892	9.5%	24.9%	$2,316,357	10.5%	$70.42	4
2029	73,744	21.3%	46.2%	$5,386,452	24.4%	$73.04	6
2030	55,677	16.1%	62.3%	$3,740,430	16.9%	$67.18	3
2031	13,834	4.0%	66.3%	$1,066,278	4.8%	$77.08	3
2032	21,974	6.3%	72.6%	$1,568,944	7.1%	$71.40	1
2033	5,092	1.5%	74.1%	$346,256	1.6%	$68.00	1
2034	0	0.0%	74.1%	$0	0.0%	$0.00	0
2035	51,765	15.0%	89.1%	$3,695,330	16.7%	$71.39	1
2036 & Thereafter(3)	2,972	0.9%	89.9%	$0	0.0%	$0.00	0
Vacant	34,890	10.1%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	346,216	100.0%		$22,098,050	100.0%	$70.98	25
(1)	Based on the underwritten rent roll dated February 5, 2026. The 215 Park Avenue South Property is master leased by the borrower to the 215 PAS Master Tenant, which has further subleased its interest to the tenants leasing space at the 215 Park Avenue South Property. The information presented above relates solely to the subtenants. See "Master Lease" above.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Represents the management office, which has no expiration date.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
72

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 8 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 50.0% 2.18x 14.4%

The following table presents certain information relating to the historical and underwritten net cash flows of the 215 Park Avenue South Property:

Cash Flow Analysis(1)
	2022	2023	2024	11/30/2025 TTM	Underwritten	Per SF	%(2)
Base Rent	$19,036,562	$20,709,835	$21,634,116	$22,275,711	$22,097,879	$63.83	83.1%
Contractual Rent Steps(3)	0	0	0	0	266,823	$0.77	1.0%
Gross-Up Vacant Rent	0	0	0	0	2,271,604	$6.56	8.5%
Gross Potential Rent	$19,036,562	$20,709,835	$21,634,116	$22,275,711	$24,636,305	$71.16	92.7%
Total Recoveries	1,012,517	1,306,327	1,749,259	2,064,676	1,943,520	$5.61	7.3%
Other Income(4)	75,810	274,488	30,783	24,584	7,753	$0.02	0.0%
Total Gross Income	$20,124,889	$22,290,650	$23,414,158	$24,364,970	$26,587,579	$76.79	100.0%
Vacancy & Bad Debt	(756,360)	(29,415)	77,695	124,375	(2,271,604)	($6.56)	(8.5%)
Abatements	(1,169,640)	(2,519,544)	(597,127)	(1,620,389)	0	$0.00	0.0%
Effective Gross Income	$18,198,888	$19,741,691	$22,894,726	$22,868,956	$24,315,975	$70.23	91.5%
Real Estate Taxes	3,840,893	3,885,190	4,121,548	4,373,291	4,478,742	$12.94	18.4%
Insurance	192,990	217,651	213,493	219,260	214,861	$0.62	0.9%
Management Fee	608,272	636,695	653,186	668,232	729,479	$2.11	3.0%
Other Expenses(5)	3,108,096	2,807,820	3,171,593	3,322,004	3,322,004	$9.60	13.7%
Total Expenses	$7,750,252	$7,547,356	$8,159,819	$8,582,786	$8,745,086	$25.26	36.0%
Net Operating Income	$10,448,637	$12,194,335	$14,734,907	$14,286,170	$15,570,889	$44.97	64.0%
Capital Expenditures	0	0	0	0	86,554	$0.25	0.4%
TI/LC	0	0	0	0	1,038,648	$3.00	4.3%
Net Cash Flow	$10,448,637	$12,194,335	$14,734,907	$14,286,170	$14,445,687	$41.72	59.4%

Occupancy (%)	80.3%	87.4%	89.9%	89.9%(1)	91.5%(6)
NCF DSCR(7)	1.58x	1.84x	2.22x	2.15x	2.18x
NOI Debt Yield(7)	9.7%	11.3%	13.6%	13.2%	14.4%
(1)	Based on the underwritten rent roll dated February 5, 2026. The 215 Park Avenue South Property is master leased by the borrower to the 215 PAS Master Tenant, which has further subleased its interest to the tenants leasing space at the 215 Park Avenue South Property. Effective Gross Income and the subcategories thereof relate solely to the subtenants. See “Master Lease” above.
(2)	% column represents percentage of Total Gross Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Contractual Rent Steps were taken through February 5, 2027.
(4)	Other Income includes one-time income charges related to freight elevator service, service calls, and miscellaneous charges.
(5)	Other Expenses consist of general and administrative, utilities, security, janitorial, payroll and benefits, professional fees, repairs and maintenance, and marketing.
(6)	Represents underwritten economic occupancy.
(7)	Metrics are based on the 215 Park Avenue South Whole Loan.

Appraisal. The appraisal concluded to a “Market Value Adding Escrow Reserves” value for the 215 Park Avenue South Property of $216,000,000 as of November 4, 2025. The appraisal also concluded to an “as is” value for the 215 Park Avenue South Property of $212,000,000 as of November 4, 2025.

215 Park Avenue South Property Appraised Value(1)
Property	Value	Capitalization Rate
215 Park Avenue South	$216,000,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated December 19, 2025, there were no recognized environmental conditions at the 215 Park Avenue South Property.

The Market. The 215 Park Avenue South Property is located at the southeast corner of East 18th Street and Park Avenue South in the Flatiron/Union Square neighborhood of Midtown South, Manhattan. According to the appraisal, the immediate area surrounding the 215 Park Avenue South Property is a highly developed mixed-use district characterized by a concentration of commercial office towers, multifamily residential buildings, destination retail, and a significant presence of technology, advertising, media, and information tenants. The broader Midtown South area has undergone substantial reinvestment in recent years, with major capital projects at buildings such as 1 Madison Avenue, 63 Madison Avenue, 11 Madison Square Park North, and others.

According to the appraisal, the 215 Park Avenue South Property benefits from proximity to major activity drivers including Union Square, Madison Square Park, 14th Street, and 23rd Street—corridors that host extensive retail, dining, and entertainment destinations. Accessibility is a strength of the location, with multiple subway lines (4, 5, 6, L, N, Q, R, W) and bus routes situated within walking distance, providing efficient transit connectivity throughout Manhattan and the greater New York City region.

According to the appraisal, the Flatiron/Union Square submarket contains approximately 23,640,000 SF of commercial real estate. As of the third quarter of 2025, the submarket recorded approximately 895,490 SF of quarterly leasing activity—nearly double the prior quarter—bringing year-to-date leasing to approximately 1,900,000 SF. Availability increased slightly to 18.47%, primarily due to large blocks at 225 and 233 Park Avenue South being brought to market, while overall asking rents rose to $84.00 PSF, an increase of $4.83 PSF

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
73

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 8 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 50.0% 2.18x 14.4%

quarter-over-quarter. The broader Midtown South market posted an average asking rent of $85.64 PSF and an availability rate of 19.15% during the same period.

The 2024 average household income within a quarter, half and one-mile radius of the 215 Park Avenue South Property was $231,594, $204,307, and $199,116, illustrating the area’s dense and affluent consumer base. The New York City region remains home to numerous major employers across the financial, healthcare, education, and technology sectors.

The 215 Park Avenue South Property is situated among a competitive set of office buildings within the Flatiron/Union Square submarket, many of similar age and scale. Directly comparable buildings surveyed in the appraisal include 200 Park Avenue South, 230 Park Avenue South, 250 Park Avenue South, 257 Park Avenue South, and others, with average occupancy rates generally exceeding 90% and asking rents generally ranging from the mid-$50s to $85 PSF.

The following table presents certain information relating to comparable office leases for the 215 Park Avenue South Property:

Competitive Rent Summary(1)
Property Name	Year Built / Renovated	Tenant	Tenant SF	Rent PSF	Lease Date
215 Park Avenue South New York, NY	1910 / 1982	Nayya Health Inc.(2)	29,915(2)	$63.27(2)	Dec-2024(2)
432 Park Avenue South New York, NY	1914 / NAP	Baton Market Inc	9,800	$64.00	Oct-2025
250 Park Avenue South New York, NY	1912 / 1995	Criterion Collection Inc.	35,905	$63.33	Sept-2025
257 Park Avenue South New York, NY	1913 / 1988	Options Group	12,617	$63.00	Sept-2025
245 Fifth Avenue New York, NY	1927 / 2002	Quaker Equities Ltd.	13,627	$67.00	Aug-2025
257 Park Avenue South New York, NY	1913 / 1988	AI Advisors Management Inc.	12,905	$78.00	Aug-2025
(1)	Source: Appraisal unless otherwise noted.
(2)	Based on the underwritten rent roll dated February 5, 2026.

The Borrower and the Borrower Sponsors. The borrower for the 215 Park Avenue South Whole Loan is Dever Properties LLC, a Delaware limited liability company and single purpose entity with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 215 Park Avenue South Whole Loan. The borrower sponsors are Dever Properties N.V., Ali Harandi, Seddigheh Rashidmanesh, Ali Rashidmanesh, Karim Rashidmanesh and Hamid Rashidmanesh. The individual borrower sponsors (or their family members) have owned the 215 Park Avenue South Property for over 40 years. The individual borrower sponsors own the 215 Park Avenue South Property in their capacities as beneficiaries of two Liechtenstein foundations. The borrower is managed by a board of directors ultimately appointed by the Liechtenstein foundations.

There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 215 Park Avenue South Whole Loan.

Property Management. The 215 Park Avenue South Property is managed by SL Green Leasing Inc., a third party property management company, pursuant to a management agreement between the 215 PAS Master Tenant (an affiliate of SL Green Leasing Inc.) and SL Green Leasing Inc.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
74

Office – CBD 215 Park Avenue South New York, NY 10003	Collateral Asset Summary – Loan No. 8 215 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 50.0% 2.18x 14.4%

Initial and Ongoing Reserves. At origination of the 215 Park Avenue South Whole Loan, the borrower was required to deposit into escrow (i) $3,000,000 for general tenant improvements, allowances and leasing commissions (ii) $1,972,553 for real estate taxes, (iii) $1,019,108 for a specified rollover reserve relating to leasing expenses for four tenants and (iv) $915,241 for a rent replication reserve for five tenants.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $442,000).

Insurance Escrows – The borrower is required, except if the 215 Park Avenue South Property is insured under an acceptable blanket policy, to escrow 1/12th of the annual estimated insurance payments on a monthly basis. Additionally, the borrower will not be required to make deposits into the insurance reserve if the 215 PAS Master Lease is in effect and requires the 215 PAS Master Tenant to maintain the insurance required by the 215 Park Avenue South Whole Loan documents, the 215 PAS Master Tenant does so under policies approved by the lender and meeting the requirements of the 215 Park Avenue South Whole Loan documents, and the 215 PAS Master Tenant is paying all insurance premiums to the carrier as the same become due and evidence of such payment is provided to the lender. As of the 215 Park Avenue South Whole Loan origination date, such conditions were satisfied by the 215 PAS Master Lease.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $7,213 into a reserve for replacements.

Rollover Reserves – On a monthly basis, the borrower is required to deposit approximately $86,554 for rollover reserves.

Lockbox and Cash Management. The 215 Park Avenue South Whole Loan is structured with a hard lockbox and springing cash management. The borrower, the 215 PAS Master Tenant and the property manager are required to direct the subtenants to pay gross revenues directly into the lockbox account, and to deposit any gross revenues otherwise received into such account within three business days after receipt. In addition, during a Trigger Period (as defined below), no repayment of principal of or interest on the 215 PAS Leasehold Loan or other payments with respect to such loan may be made, and any payment so made notwithstanding the terms of the 215 Park Avenue South Whole Loan documents must be turned over to the lender or deposited into the lockbox account within five business days of receipt. Prior to a Trigger Period all sums deposited into the lockbox account will be transferred into an operating account, on a daily basis. Following a Trigger Period, any transfers to such operating account will cease and such sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender, to be applied to payment of all monthly amounts due under the 215 Park Avenue South Whole Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses with any excess funds required to be deposited into an excess cash flow reserve account to be held as additional collateral for the 215 Park Avenue South Whole Loan until the Trigger Period is cured.

A “Trigger Period” commences upon (i) the occurrence of an event of default under the 215 Park Avenue South Whole Loan documents, (ii) the debt service coverage ratio being less than 1.40x as of the end of any calendar quarter, (iii) if the property manager is an affiliate of the borrower sponsors and is subject to certain bankruptcy or insolvency events or (iv) if the borrower or any borrower sponsor is subject to certain bankruptcy or insolvency events. A Trigger Period will end with respect to (a) clause (i), if the cure of the event of default has been accepted by the lender, (b) clause (ii), if the debt service coverage ratio is greater than or equal to 1.40x as of the end of two consecutive calendar quarters or, alternatively, if the borrower deposits cash into a reserve held by the lender in an amount that, if applied to reduce the then outstanding principal balance of the 215 Park Avenue South Whole Loan, would cause the debt service coverage ratio to be greater than or equal to 1.40x, (c) clause (iii), if the property manager is replaced with a non-affiliated manager approved by the lender, and (d) clause (iv), if such Trigger Period is solely as a result of the filing of an involuntary petition, case or proceeding against the borrower with respect to which none of borrower, any borrower sponsor or any of their affiliates solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case or proceeding, upon the same being discharged or dismissed within 60 days of such filing.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
75

Other – Leased Fee Various Various, Various	Collateral Asset Summary – Loan No. 9 Leeton Leased Fee Pool C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,400,000 67.2% 1.05x 6.8%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
76

Other – Leased Fee Various Various, Various	Collateral Asset Summary – Loan No. 9 Leeton Leased Fee Pool C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,400,000 67.2% 1.05x 6.8%

93
28
Salem Village
The Mall at Rockingham Park
Salem
Village Shoppes at Salem
Highlands GC
Merrimack Valley GC
ROCKINGHAM COUNTY
NH
MASS.
Howe St
Methuen
Loop Connector
Methuen Shopping Center
Village Mall Shopping Center
213
113
Pelham St
Merrimack Health Methuen Hospital
Shaws Distribution Center
Albertson's Distribution Center
28
Lawrence St
Berkeley St
Ferry St
S Broadway
Lawrence
110
Merrimack Health Lawrence Hospital
Lowell St
Merrimack Plaza
Riverside Dr
Water St
Lowell St
The Weather Company
Merrimack River
The Andover Companies
Philips Medical Systems
Hickory Hill GC
Dracut
Andover St
Social Security Admin. Office
Plaza 114
South Lawrence
Boston 27 miles
Mass. School of Law at Andover
114
495
110
Ward Hill
Ward Hill Industrial Park East
Ward Hill Industrial Park West
Merrimack St
MBTA
HAVERHILL
BRADFORD
125
97
Bradford
Salem St
Haverhill
Kingsbury Ave
Beechwood Office Park
Chadwick Pond
Cross Rd
Amazon Distribution Center
Crusader Paper Co.
Far Corner Golf
Lakeshore Rd
Bradford St
Main St
Lawrence Municipal Airport
133
ESSEX COUNTY
North Andover
Lake Cochichewick
Weir Hill Reservation
Rolling Ridge Conf. Center
West Boxford
Massachusetts Ave
Great Pond Rd

Leeton Leased Fee Pool C	
1 The Loop	Methuen, MA
2 Fairplain Plaza	Benton Harbor, MI

Lake Michigan
AMTRAK
63
Sarett Nature Center
Grand Rapids 76 miles
31
196
94
Red Arrow Hwy
Southwest Michigan Regional Airport
Benton Heights
Point O' Woods Golf & Country Club
Branch Rd
Territorial Rd
St Joseph North Pier Inner Lighthouse
Jean Klock Park
Main St
Silver Beach Carousel
ST JOSEPH BENTON HARBOR
Benton Harbor
Blossom Trails Golf Club
Empire Ave
May St
St. Joseph
Crystal Ave
Lake Michigan College
139
Cornell Health Lakeland Hospitals St. Joseph Hospital
Napier Ave
Fair Plain
Pipestone Plaza
Meadowbrook Rd
BERRIEN COUNTY
Niles Rd
Sodus Pkwy
St. Joseph River
River Rd
St. Joseph Valley Parkway
Hillandale Rd
Edwards Rd
Shoreham
Cleveland Ave
Lincoln Ave
South Bend, IN 28 miles

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
77

Other – Leased Fee Various Various, Various	Collateral Asset Summary – Loan No. 9 Leeton Leased Fee Pool C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,400,000 67.2% 1.05x 6.8%

Mortgage Loan Information		Properties Information
Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Properties Type – Subtype(1):	Other – Leased Fee
Borrower Sponsor(s):	Mark Graham, Michael Shabsels and David Shabsels	Collateral:	Fee
Borrower(s):	Milton 90 Pleasant Valley Street LLC and Development Associates of Benton Harbor LLC	Location(1):	Various, Various
Original Balance:	$34,400,000	Year Built / Renovated(1):	Various / Various
Cut-off Date Balance:	$34,400,000	Property Management:	NAP
% by Initial UPB:	5.0%	Size:	2,021,184 SF
Interest Rate:	6.40000%	Appraised Value / Per SF(3):	$51,200,000 / NAP
Note Date:	April 14, 2026	Appraisal Date(3):	Various
Original Term:	120 months	Occupancy:	100.0% (as of April 7, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	100.0%
Original Amortization:	NAP	Underwritten NOI:	$2,340,000
Interest Only Period:	120 months	Underwritten NCF:	$2,340,000
First Payment Date:	June 6, 2026
Maturity Date:	May 6, 2036	Historical NOI(2)
Additional Debt Type:	NAP	2025 NOI:	$6,229,943
Additional Debt Balance:	NAP	2024 NOI:	$6,109,128
Call Protection:	L(24),YM1(89),O(7)	2023 NOI:	$6,233,169
Lockbox / Cash Management:	Hard / In Place	2022 NOI:	NAV
Reserves				Financial Information
	Initial	Monthly	Cap		Leased Fee	Look Through
Taxes:	$0	$0	NAP	Cut-off Date Loan / SF:	$17	$56
Insurance:	$0	$0	NAP	Maturity Date Loan / SF:	$17	$56
TI/LC:	$0	$0	NAP	Cut-off Date LTV(3):	67.2%	33.9%
				Maturity Date LTV(3):	67.2%	33.9%
				UW NOI DY(4):	6.8%	18.4%
				UW NCF DSCR(4):	1.05x	2.58x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,400,000	100.0%	Loan Payoff	$30,732,295	89.3%
			Closing Costs(5)	2,397,447	7.0
			Return of Equity	1,270,259	3.7
Total Sources	$34,400,000	100.0%	Total Uses	$34,400,000	100.0%
(1)	See “Portfolio Summary” below.
(2)	The borrower sponsors acquired the fee simple interest of the Leeton Leased Fee Pool C Properties between July 2022 and November 2022. The Leeton Leased Fee Pool C Properties ground (collateral) and the improvements (non-collateral) were subsequently bifurcated such that the ownership entity of the improvements leases the ground from the borrowers. Historical NOI is based on the look through of the improvements (non-collateral) net operating income which includes the $2,340,000 ground rent expense and is the underwritten net cash flow for the collateral leased fee interest.
(3)	The Leased Fee Cut-off Date LTV and Maturity Date LTV are based on the Leeton Leased Fee Pool C Mortgage Loan and the aggregate of the leased fee values of the ground leases totaling $51,200,000. The Look Through Cut-off Date LTV and Maturity Date LTV are based on the aggregate of the fee simple values totaling $101,500,000 which includes the ground (collateral) and improvements (non-collateral).
(4)	Leased Fee UW NOI DY and UW NCF DSCR are based on (a) the in-place ground rent for each property in the Leeton Leased Fee Pool C Portfolio (as defined below) and (b) the underwritten “look-through” of the improvements (non-collateral) net operating income and net cash flow of $6,335,168 and $5,764,635, respectively.
(5)	Closing Costs include a rate buydown of $1,548,000.

The Loan. The ninth largest mortgage loan (the “Leeton Leased Fee Pool C Mortgage Loan”) is secured by the borrowers’ leased fee interest in a two-property portfolio, comprised of the ground beneath two retail properties (each, a “Leeton Leased Fee Pool C Property” and collectively, the “Leeton Leased Fee Pool C Properties” or the “Leeton Leased Fee Pool C Portfolio”) located across two states, Michigan and Massachusetts. The Leeton Leased Fee Pool C Mortgage Loan has an original principal balance as of the Cut-off Date of $34,400,000. The scheduled maturity date of the Leeton Leased Fee Pool C Mortgage Loan is May 6, 2036.

The Leeton Leased Fee Pool C Mortgage Loan was originated on April 14, 2026 by Barclays Capital Real Estate Inc., has a ten-year interest-only term and accrues interest at a fixed rate of 6.40000% per annum on an Actual/360 basis. The Leeton Leased Fee Pool C Mortgage Loan requires monthly payments of interest only for all 120 months of the loan term. The proceeds of the Leeton Leased Fee Pool C Mortgage Loan were used to refinance existing debt, pay origination costs, and return equity to the borrower sponsor.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
78

Other – Leased Fee Various Various, Various	Collateral Asset Summary – Loan No. 9 Leeton Leased Fee Pool C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,400,000 67.2% 1.05x 6.8%

The Properties. The Leeton Leased Fee Pool C Portfolio is comprised of the ground beneath two retail properties, which are located in Methuen, Massachusetts (“The Loop Property”) and Benton Harbor, Michigan (“The Fairplain Plaza Property”) totaling 610,615 square feet of improvements. Other than a non-income producing outparcel at the Fairplain Plaza Property, releases are not permitted.

The following tables present certain information relating to the Leeton Leased Fee Pool C Properties:

Portfolio Summary
Property	Address	City, State	SF(1)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value(2)
The Loop Property	90 Pleasant Valley Street	Methuen, MA	347,265	$26,000,000	75.6%	$39,500,000
Fairplain Plaza Property	980-1042 and 1080 Fairplain Drive	Benton Harbor, MI	263,350	$8,400,000	24.4%	$11,700,000
Total/Weighted Average			610,615	$34,400,000	100.0%	$51,200,000
(1)	Based on the underwritten rent roll as of April 8, 2026.
(2)	Represents the “Leased Fee interest in the Ground Lease” appraised value of the Leeton Leased Fee Pool C Properties.

Look-Through Portfolio Summary
Property	City, State	Property Type/Subtype	Year Built / Renovated	Occupancy %(1)	Look Through UW NOI	% of UW NOI	Fee Simple Appraised Value
The Loop Property	Methuen, MA	Retail – Anchored	2000 – 2023 / NAP	94.9%	$5,152,859	81.3%	$75,400,000
Fairplain Plaza Property	Benton Harbor, MI	Retail – Anchored	1958 / 2015	86.9%	$1,182,311	18.7%	$26,100,000
Total/Weighted Average				91.5%	$6,335,170	100.0%	$101,500,000
(1)	Based on the underwritten rent roll as of April 8, 2026.

The Loop Property. The Loop Property is an anchored retail center totaling 347,265 square feet and is located in Methuen, Massachusetts which is situated 25 miles northwest of Salem and 28 miles northwest of Boston. The Loop Property is situated on a 45.99-acre site and has 8.1 parking spaces per 1,000 square feet of net rentable area (“NRA”). The borrower sponsors acquired the fee simple interest in The Loop Property in 2022 for $61.05 million ($176 per square foot). The Loop Property is shadow anchored by Home Depot and the largest tenant is AMC (26.8% of NRA; 20.8% of underwritten rent; $388,875 per screen; 21.9% occupancy cost). Several of the largest tenants have been long-term tenants at The Loop Property. AMC has been in occupancy since 1998 (26.8% of NRA), Marshalls has been in occupancy since 2000 (8.1% of NRA) and Old Navy has been in occupancy since 2000 (7.0% of NRA).

The Fairplain Plaza Property. The Fairplain Plaza Property is an anchored retail center consisting of 263,350 square feet and is located in Benton Harbor, Michigan which is situated just east of Lake Michigan and 51 miles west of Kalamazoo. The Fairplain Plaza Property is situated on a 62.62-acre site and has 5.9 parking spaces per 1,000 square feet of NRA. The borrower sponsors acquired the fee simple interest in The Fairplain Plaza Property in 2022 for $23.35 million ($88 per square foot). The Fairplain Plaza Property is 86.9% occupied as of April 8, 2026 by 28 unique tenants which include several national retailers such as Bath & Body Works, Chase Bank, Dollar Tree, Hobby Lobby, Kohl’s and Ross Dress for Less. The Fairplain Plaza Property is shadow anchored by Lowe’s and a Walmart Supercenter.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
79

Other – Leased Fee Various Various, Various	Collateral Asset Summary – Loan No. 9 Leeton Leased Fee Pool C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,400,000 67.2% 1.05x 6.8%

The following table presents certain information relating to the tenants at the Leeton Leased Fee Pool C Portfolio Properties:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P/Fitch)(2)	Property	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	% of Annual U/W Base Rent	U/W Base Rent PSF	Lease Expiration Date
AMC	NR/NR/NR	The Loop	93,000	15.2%	$1,635,000	17.5%	$17.58	8/31/2030
Marshalls	A2/A/A-	The Loop	28,176	4.6%	$493,080	5.3%	$17.50	1/31/2031
Old Navy	NR/NR/NR	The Loop	24,382	4.0%	$415,713	4.5%	$17.05	12/31/2026
K&B Liquors	NR/NR/NR	The Loop	31,795	5.2%	$381,600	4.1%	$12.00	11/30/2041
BioLife Plasma Services LP	NR/NR/NR	The Loop	13,002	2.1%	$338,052	3.6%	$26.00	6/30/2032
PetSmart Inc.	NR/B+/NR	Fairplain Plaza	20,087	3.3%	$306,327	3.3%	$15.25	1/31/2028
Dunham's	NR/NR/NR	Fairplain Plaza	53,683	8.8%	$292,572	3.1%	$5.45	1/31/2029
TJ Maxx	A2/A/A-	Fairplain Plaza	30,000	4.9%	$285,000	3.1%	$9.50	8/31/2029
El Potro Mexican Restaurant	NR/NR/NR	The Loop	7,630	1.2%	$275,000	2.9%	$36.04	6/30/2035
777 LLC-Pho City	NR/NR/NR	The Loop	5,000	0.8%	$265,302	2.8%	$53.06	6/30/2033
Subtotal / Wtd. Avg.			306,755	50.2%	$4,687,646	50.2%	$15.28
Other Leased			251,679	41.2%	$4,654,077	49.8%	$18.49
Total Vacant			52,181	8.5%	NAP	NAP	NAP
Total / Wtd. Avg.			610,615	100.0%	$9,341,723	100.0%	$16.73
(1)	Based on the underwritten rent roll as of April 8, 2026.
(2)	Ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Leeton Leased Fee Pool C Properties:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring NRA	% of NRA	Cumulative % of NRA	U/W Base Rent	% of U/W Base Rent	Cumulative % of UW Base Rent	U/W Base Rent $ per SF
MTM & 2026	29,750	4.9%	4.9%	$566,586	6.1%	6.1%	$19.04
2027	62,105	10.2%	15.0%	$671,929	7.2%	13.3%	$10.82
2028	54,108	8.9%	23.9%	$835,742	8.9%	22.2%	$15.45
2029	96,183	15.8%	39.7%	$940,532	10.1%	32.3%	$9.78
2030	107,136	17.5%	57.2%	$2,066,711	22.1%	54.4%	$19.29
2031	55,511	9.1%	66.3%	$1,158,889	12.4%	66.8%	$20.88
2032	30,236	5.0%	71.2%	$684,361	7.3%	74.1%	$22.63
2033	31,214	5.1%	76.4%	$816,385	8.7%	82.9%	$26.15
2034	21,135	3.5%	79.8%	$135,464	1.5%	84.3%	$6.41
2035	27,986	4.6%	84.4%	$509,094	5.4%	89.8%	$18.19
2036 & Thereafter	43,070	7.1%	91.5%	$956,029	10.2%	100.0%	$22.20
Vacant	52,181	8.5%	100.0%	NAP	NAP	NAP	NAP
Total	610,615	100.00%		$9,341,723	100.0%	100.0%	$16.73
(1)	Based on the underwritten rent roll as of April 8, 2026.
(2)	Based on stated lease terms and without regard to any termination or similar options in favor of the tenant under its related lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
80

Other – Leased Fee Various Various, Various	Collateral Asset Summary – Loan No. 9 Leeton Leased Fee Pool C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,400,000 67.2% 1.05x 6.8%

The following table presents certain information relating to the Underwritten Net Cash Flow at the Leeton Leased Fee Pool C Properties:

Cash Flow Analysis(1)
	UW	UW PSF(2)
Base Rent(3)	$2,340,000	$1.16
Gross Potential Rent	$2,340,000	$1.16
Less: Vacancy	$0	$0.00
Effective Gross Income	$2,340,000	$1.16

Total Operating Expenses	$0	$0.00

Net Operating Income	$2,340,000	$1.16
Replacement Reserves	$0	$0.00
Net Cash Flow	$2,340,000	$1.16

Occupancy	100.0%
NCF DSCR	1.05x
NOI Debt Yield	6.8%
(1)	Historical cash flows are not available since the underwritten financials are based on contractual ground rent.
(2)	Based on total portfolio leasehold SF of 610,615.
(3)	Based on in place ground rent for the Leeton Leased Fee Pool C Properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
81

Other – Leased Fee Various Various, Various	Collateral Asset Summary – Loan No. 9 Leeton Leased Fee Pool C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,400,000 67.2% 1.05x 6.8%

The following table presents certain information relating to the look through historical operating performance and Underwritten Net Cash Flow at the Leeton Leased Fee Pool C Properties:

Look-Through Cash Flow Analysis(1)
	2023	2024	2025	U/W	U/W Per SF(2)
Base Rent	$12,271,022	$9,232,463	$9,323,504	$9,341,723	$15.30
Potential Income from Vacant	0	0	0	1,010,649	$1.66
Percentage Rent	45,995	132,455	111,643	111,643	$0.18
Recoveries	1,287,987	4,187,784	4,512,558	4,512,558	$7.39
Gross Potential Income	$13,605,004	$13,552,702	$13,947,705	$14,976,573	$24.53
Other Income(3)	$12,000	$128,134	$149,226	$149,226	$0.24
Vacancy	0	0	0	(1,010,649)	($1.66)
Free Rent Adjustment	0	(39,087)	99,066	0	$0.00
Effective Gross Income	$13,617,004	$13,719,923	$13,997,865	$14,115,150	$23.12

Ground Rent(4)	$2,340,000	$2,340,000	$2,340,000	$2,340,000	$3.83
Management Fee	408,510	411,598	418,684	423,455	$0.69
General & Administrative	174,931	50,480	47,849	47,849	$0.08
Repairs and Maintenance	1,034,036	484,024	511,264	511,264	$0.84
Utilities	625,401	666,757	685,787	685,787	$1.12
Real Estate Taxes	2,059,874	2,121,276	2,206,400	2,213,690	$3.63
Insurance	181,360	216,327	261,219	261,219	$0.43
Other Expenses(5)	559,723	1,320,333	1,296,719	1,296,719	$2.12
Total Operating Expenses	$7,383,835	$7,610,795	$7,767,922	$7,779,983	$12.74

Net Operating Income	$6,233,169	$6,109,128	$6,229,943	$6,335,167	$10.38
Replacement Reserves	$0	$0	$0	$91,592	$0.15
TI/LC	0	0	0	478,940	$0.78
Net Cash Flow	$6,233,169	$6,109,128	$6,229,943	$5,764,635	$9.44

Occupancy (%)	NAV	NAV	NAV	93.5%(6)
NCF DSCR	2.79x	2.74x	2.79x	2.58x
NOI Debt Yield	18.1%	17.8%	18.1%	18.4%
(1)	Based on the in-place rent roll as of April 8, 2026.
(2)	U/W Per SF is based on the leasehold NRA of 610,615 square feet.
(3)	Other Income consists of storage income, landscaping income, parking lot income and other miscellaneous income items.
(4)	Ground Rent is based on each of the ground leases in place at the Leeton Leased Fee Pool C Properties.
(5)	Other Expenses include snow and trash removal, ground and pest control, security and marketing and professional fees.
(6)	Represents economic occupancy.

Appraisal. The aggregate leased fee value of the ground leases of the Leeton Leased Fee Pool C Properties according to appraisals dated between March 1, 2026 and March 3, 2026 is $51,200,000. The aggregate “as-is” value based on the fee simple interest in the Leeton Leased Fee Pool C Properties is $101,500,000.

Environmental Matters. According to the Phase I environmental assessments dated March 2, 2026, there was no evidence of any recognized environmental conditions at the Leeton Leased Fee Pool C Properties. However, the related Phase I environmental site assessment did identify a controlled recognized environmental condition at the Fairplain Plaza Property in connection with residual soil and groundwater impacts including, among other things, petroleum and solvent contamination, resulting from historic automobile dealership, gas station and dry cleaner uses at the Fairplain Plaza Property, as well as certain former underground storage tanks located in the Fairplain Plaza Property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
82

Other – Leased Fee Various Various, Various	Collateral Asset Summary – Loan No. 9 Leeton Leased Fee Pool C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,400,000 67.2% 1.05x 6.8%

The Markets.

The Loop – The Loop Property is located in the Boston market and the Lawrence/Andover submarket. According to the related appraisal, as of the end of 2025, the Boston market had a vacancy rate of 3.1% and asking rents of $20.78 per square foot. As of the end of 2025, the Lawrence/Andover submarket had a vacancy rate of 1.8% and asking rents of $23.30 per square foot. There is a total of 11,430,016 square feet in the Lawrence/Andover retail submarket, yet there has been very limited new supply added. In 2025 there was no new retail supply added and in 2024 only 4,000 square feet of retail space was added. According to the appraisal, the 2024 population and median household income in a one-, three- and five-mile radius was 8,360, 109,255 and 237,935 and $116,325, $75,049 and $82,068, respectively.

Fairplain Plaza – The Fairplain Plaza Property is located in the Berrien, Kalamazoo and Van Buren Counties market and the Berrien County submarket. According to the related appraisal, as of the end of 2025, the Berrien, Kalamazoo and Van Buren Counties market had a vacancy rate of 3.0% and asking rent of $11.67 per square foot. As of the end of 2025, the Berrien County submarket had a vacancy rate of 3.7% and asking rents of $8.57 per square foot. According to the appraisal, the 2024 population and median household income in a one-, three- and five-mile radius was 3,739, 30,139 and 49,807 and $37,758, $49,778 and $62,018, respectively.

The Borrowers and the Borrower Sponsor. The borrowers for the Leeton Leased Fee Pool C Mortgage Loan are Milton 90 Pleasant Valley Street LLC, a Massachusetts limited liability company, and Development Associates of Benton Harbor LLC, a Michigan limited liability company, each a single purpose entity with an independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Leeton Leased Fee Pool C Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Mark Graham, Michael Shabsels and David Shabsels. Mark Graham is the managing principal of Leeton Real estate and is a practicing attorney focused on real estate loans, sales, redevelopment and new construction projects across the country. Graham has a longtime existing business relationship with the Shabsels brothers. Michael Shabsels and David Shabsels are the nation’s largest owners of for-profit summer camps. The Shabsels own and operate 32 summer camps primarily in the northeast. Additionally, the Shabsels own and operate over 40 properties nationwide totaling approximately 2.5 million square feet of retail space, 1.8 million square feet of office space, 900,000 square feet of industrial space and approximately 1,800 multifamily units.

Initial and Ongoing Reserves. There are no initial or ongoing reserves.

The Leeton Leased Fee Pool C Mortgage Loan is structured with a hard lockbox and in-place cash management. Within 10 days of the origination of the Leeton Leased Fee Pool C Mortgage Loan, the borrowers were required to establish and maintain an account with the lockbox bank into which all income from the Leeton Leased Fee Pool C Properties is required to be deposited. Within one business day after receipt the lockbox bank is required to remit all amounts contained in the lockbox account directly into the cash management account. The Leeton Leased Fee Pool C Mortgage Loan is structured with a cash flow sweep for the entirety of the loan term. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Leeton Leased Fee Pool C Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Leeton Leased Fee Pool C Mortgage Loan.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. A non-income producing outparcel at the Fairplain Plaza Property is permitted to be released in accordance with the Leeton Leased Fee Pool C Mortgage Loan documents subject to certain conditions including (i) no event of default has occurred and is continuing, (ii) the borrower provides evidence that the outparcel is legally subdivided from the remaining portion of the Fairplain Plaza Property and (iii) the outparcel is not necessary to comply with any zoning, building, land use or parking requirements.

Ground Lease. Each of the Leeton Leased Fee Pool C Properties are subject to 99-year ground leases between the borrowers as ground lessors and Michael and David Shabsels as ground lessees. Each of the borrower entities own the fee interest in the land to their respective Leeton Leased Fee Pool C Property and are the ground landlord pursuant to ground leases that each has executed with the ground tenants. The Leeton Leased Fee Pool C Mortgage Loan is secured by the borrowers’ leased fee interest in this land, as well as their position as ground landlord under each respective ground lease.

The Loop ground lease expires on July 6, 2121 with ground rent fixed at $1,690,000 for the first ten years of the term. Commencing in 2032, ground rent will increase by 21% to $2,050,000 and will increase by 10% every 5 years thereafter.

The Fairplain Plaza ground lease expires on November 7, 2121 with ground rent fixed at $650,000 for the first ten years of the term. Commencing in 2032, ground rent will increase by 21% to $788,000 and will increase by 10% every 5 years thereafter.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
83

Retail – Anchored Various Various, PA	Collateral Asset Summary – Loan No. 10 and 11 Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 65.6% 1.45x 10.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
84

Retail – Anchored Various Various, PA	Collateral Asset Summary – Loan No. 10 and 11 Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 65.6% 1.45x 10.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
85

Retail – Anchored Various Various, PA	Collateral Asset Summary – Loan No. 10 and 11 Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 65.6% 1.45x 10.0%

Mortgage Loan Information		Property Information
Loan Seller:	Barclays	Single Asset / Portfolio:	Crossed Portfolio(2)
Loan Purpose:	Refinance	Property Type – Subtype:	Retail – Anchored
Borrower Sponsor(s):	Robert V. Gothier, Jr. and Mark X. DiSanto	Collateral:	Fee
Borrower(s):	Lewisburg GF, LP, Waynesboro GF, LP and Hampden Marketplace GF, LP	Location:	Various, PA
Original Balance:	$33,700,000	Year Built / Renovated:	Various / Various
Cut-off Date Balance:	$33,700,000	Property Management:	J.C. Bar Properties, Inc.
% by Initial UPB:	4.9%	Size:	272,051 SF
Interest Rate:	6.48100%	Appraised Value (As Is) / Per SF:	$51,400,000 / $189
Note Date:	April 15, 2026	Appraisal Date(3):	Various
Original Term:	120 months	Occupancy:	98.5% (as of March 31, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	96.9%
Original Amortization:	NAP	Underwritten NOI:	$3,356,907
Interest Only Period:	120 months	Underwritten NCF:	$3,209,295
First Payment Date:	June 6, 2026
Maturity Date:	May 6, 2036	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,993,042 (TTM December 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$2,997,197
Call Protection:	L(24),D(92),O(4)	2023 NOI:	$3,122,572
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	$3,096,308
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$124
Taxes:	$313,155	$44,469	NAP	Maturity Date Loan / SF:	$124
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	65.6%
First Month Debt Service Reserve:	$188,329	$0	NAP	Maturity Date LTV:	65.6%
Rent Concession Reserve:	$40,955	$0	NAP	UW NOI DY:	10.0%
Condominium Assessments Reserve:	$4,353	Springing	NAP	UW NCF DSCR:	1.45x
Low DSCR Reserve:	$0	Springing	NAP
Major Tenant Leasing Reserve:	$0	Springing	NAP
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,700,000	99.9%	Loan Payoff	$30,180,997	89.5%
Principal’s New Cash Contribution	24,614	0.1	Return of Equity	2,292,576	6.8
			Closing Costs	704,250	2.1
			Upfront Reserves	546,792	1.6
Total Sources	$33,724,614	100.0%	Total Uses	$33,724,614	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information. The reserve amounts represent the aggregate figures across both cross-collateralized loans.
(2)	Both the Mid-Atlantic Retail Portfolio Loan and the Hampden Marketplace Loan (as defined below) are cross-collateralized and cross-defaulted loans.
(3)	The individual appraisal valuation dates are between February 11, 2026 and February 15, 2026.

The Loan. The tenth and eleventh largest mortgage loans (individually the “Mid-Atlantic Retail Portfolio Loan” and the “Hampden Marketplace Loan”, and collectively, the “Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Mortgage Loans”) are cross-collateralized and cross-defaulted with one another. The Mid-Atlantic Retail Portfolio Loan is evidenced by a promissory note in the original principal amount of $24,450,000, and the Hampden Marketplace Loan is evidenced by a promissory note in the original principal amount of $9,250,000.

The Mid-Atlantic Retail Portfolio Loan is secured by the borrowers’ fee simple interests in two anchored retail centers totaling 180,851 SF, located in Waynesboro, Pennsylvania and Lewisburg, Pennsylvania (the “Mid-Atlantic Retail Portfolio Properties”). The Mid-Atlantic Retail Portfolio Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 6.48100% per annum on an Actual/360 basis. The Mid-Atlantic Retail Portfolio Loan was originated by Barclays Capital Real Estate Inc. (“BCREI”).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
86

Retail – Anchored Various Various, PA	Collateral Asset Summary – Loan No. 10 and 11 Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 65.6% 1.45x 10.0%

The Hampden Marketplace Loan is secured by the borrower’s fee simple interest in a grocery-anchored retail center totaling 91,200 SF, located in Enola, Pennsylvania (the “Hampden Marketplace Property” and together with the Mid-Atlantic Retail Portfolio properties, the “Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Properties”). The Hampden Marketplace Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 6.48100% per annum on an Actual/360 basis. The Hampden Marketplace Loan was originated by BCREI.

The Properties. The Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Properties are comprised of three grocery-anchored retail properties totaling 272,051 SF located in Pennsylvania. Built between 1973 and 2016, the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Properties range in size from 78,138 SF to 102,713 SF.

The Waynesboro Shopping Center Property is a grocery-anchored neighborhood center totaling 102,713 SF located in Waynesboro, PA (Chambersburg–Waynesboro, PA MSA), built in 1973 and anchored by Martin’s Grocery (51,538 SF; 50.2% of NRA). Notable tenants include Pennsylvania Liquor Control Board (Fine Wine & Good Spirits), Drayer Physical Therapy, Domino’s, Great Clips Waynesboro, China King and Elite Nails. The Waynesboro Shopping Center was redeveloped between 2014 and 2020 by the borrower sponsor.

The Penn House Commons Property is a grocery-anchored neighborhood shopping center totaling 78,138 SF located in Lewisburg, PA, constructed in 2016 and anchored by Giant Foods. The largest tenant is Giant Foods (66,603 SF; 85.2% of NRA) with a lease expiration of August 31, 2035. Other in-place tenants include T-Mobile, UPS Store, Great Clips Penn House, Tonino’s Pizza, Penn House and The Laundry Room of Lewisburg. Penn House Commons was developed in 2016 by the borrower sponsor.

The Hampden Marketplace Property is a grocery-anchored neighborhood shopping center totaling 91,200 SF located in Enola, PA (Harrisburg–Carlisle MSA); it was constructed in 2015 and is anchored by Giant Foods (74,000 SF; 81.1% of NRA). The center is a multi-tenant, surface-parked retail property situated just off I-81 at the Wertzville Road interchange, directly across from the Cumberland Technology Park and the UPMC West Shore campus, providing strong daily demand drivers. The Hampden Marketplace Property was developed by the borrower sponsor in 2015. The borrower sponsor also developed outparcels and a small shop component to compliment the anchor.

Portfolio Summary(1)
Property Name	City, State(2)	Property Type/Sub-Type(2)	NRA	% of Portfolio NRA	Allocated Loan Amount (“ALA”)	UW NOI	% of Portfolio UW NOI	Year Built(2)
Waynesboro Shopping Center	Waynesboro, PA	Retail - Anchored	102,713	37.8%	$13,130,000	$1,378,626	41.1%	1973 / 2014, 2018, 2020
Penn House Commons	Lewisburg, PA	Retail - Anchored	78,138	28.7%	$11,320,000	$1,074,919	32.0%	2016 / NAP
Hampden Marketplace	Enola, PA	Retail - Anchored	91,200	33.5%	$9,250,000	$903,362	26.9%	2015 / NAP
Total / Wtd. Avg.			272,051	100.0%	$33,700,000	$3,356,907	100.0%
(1)	Based on the underwritten rent roll dated March 31, 2026.
(2)	Source: Appraisal.

Major Tenants.

Giant Foods (140,603 square feet; 51.7% of net rentable area; 40.4% of underwritten base rent across two locations). The Giant Company has strong regional brand recognition in Pennsylvania with 194 grocery stores, 133 pharmacies, and 107 fuel stations in the region. Giant is owned by Ahold Delhaize – a company with 17 brands, and over 9,500 stores worldwide.

Martin's Grocery (51,538 square feet; 18.9% of net rentable area; 15.7% of underwritten base rent). Martin’s Grocery is a subsidiary of Giant Foods.

Capital Blue Cross (8,800 square feet; 3.2% of net rentable area; 6.7% of underwritten base rent). Capital Blue Cross is a regional insurance carrier. The retail service center at the property functions as a community engagement hub for member services and education. The location offers health and wellness classes, Medicare education seminars, and in person member support services including assistance with claims, coverage questions, and plan enrollment. Capital Blue Cross primarily serves Central PA and the Lehigh Valley.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
87

Retail – Anchored Various Various, PA	Collateral Asset Summary – Loan No. 10 and 11 Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 65.6% 1.45x 10.0%

The following table presents certain information relating to the tenants at the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Properties:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Giant Foods Penn House	NR/NR/NR	66,603	24.5%	$899,141	$13.50	25.8%	8/31/2035	None	None
Martin's Grocery	NR/NR/NR	51,538	18.9%	$546,312	$10.60	15.7%	6/30/2035	None	None
Giant Foods Hampden	NR/NR/NR	74,000	27.2%	$508,000	$6.86	14.6%	10/14/2034	None	None
Capital Blue Cross	A-/Baa2/A-	8,800	3.2%	$233,200	$26.50	6.7%	12/21/2035	None	2 x 5 years
Five Below	NR/NR/NR	8,601	3.2%	$124,715	$14.50	3.6%	7/6/2036	None	None
Starbucks Corporation	NR/Baa1/BBB+	2,148	0.8%	$99,238	$46.20	2.8%	2/28/2031	None	(3)
Pennsylvania Liquor Control Board	NR/NR/NR	4,579	1.7%	$92,124	$20.12	2.6%	6/30/2030	None	None
Burger King	NR/NR/BB	2,400	0.9%	$81,461	$33.94	2.3%	11/30/2036	None	(4)
Martin's Gas	NR/NR/NR	2,000	0.7%	$78,750	$39.38	2.3%	6/30/2035	None	None
Sherwin Williams Store #5931	BBB+/Baa2/BBB	5,000	1.8%	$75,422	$15.08	2.2%	9/30/2036	None	None
Total Major Tenants		225,669	83.0%	$2,738,361	$12.13	78.5%
Non-Major Tenants		42,246	15.5%	$749,830	$17.75	21.5%
Total Occupied		267,915	98.5%	$3,488,191	$13.02	100.0%
Vacant		4,136	1.5%
Total		272,051	100.0%
(1)	Based on the underwritten rent roll as of March 31, 2026 inclusive of $9,924 of straight-line rent over a ten-year term or in-place rent for tenants that do not have rent steps in the loan term.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Starbucks Corporation lease includes three consecutive five-year renewal options and one four-year and 11-month renewal option.
(4)	The Burger King lease includes one five-year renewal option, one 4.17-year renewal option and two consecutive five-year renewal options.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
88

Retail – Anchored Various Various, PA	Collateral Asset Summary – Loan No. 10 and 11 Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 65.6% 1.45x 10.0%

The following table presents certain information relating to the lease rollover schedule at the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	4,800	1.8%	1.8%	$92,428	2.6%	$19.26	3
2028	4,413	1.6%	3.4%	$67,960	1.9%	$15.40	1
2029	726	0.3%	3.7%	$13,861	0.4%	$19.09	1
2030	9,965	3.7%	7.3%	$201,913	5.8%	$20.26	5
2031	16,513	6.1%	13.4%	$351,648	10.1%	$21.30	7
2032	1,512	0.6%	13.9%	$29,408	0.8%	$19.45	1
2033	2,643	1.0%	14.9%	$59,400	1.7%	$22.47	1
2034	79,660	29.3%	44.2%	$572,450	16.4%	$7.19	3
2035	130,082	47.8%	92.0%	$1,787,525	51.2%	$13.74	5
2036 & Thereafter	17,601	6.5%	98.5%	$311,597	8.9%	$17.70	4
Vacant	4,136	1.5%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	272,051	100.0%	100.0%	$3,488,191	100.0%	$13.02	31
(1)	Based on the underwritten rent roll as of March 31, 2026 inclusive of $9,924 of straight-line rent over a ten-year term or in-place rent for tenants that do not have rent steps in the loan term.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
89

Retail – Anchored Various Various, PA	Collateral Asset Summary – Loan No. 10 and 11 Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 65.6% 1.45x 10.0%

The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Properties:

Cash Flow Analysis(1)
	2022	2023	2024	2025	UW	UW PSF
Base Rent	3,156,145	$3,209,655	$3,201,009	$3,216,471	$3,488,191	$12.82
Vacancy Gross Up	0	0	0	0	82,632	$0.30
Gross Potential Rental Income	$3,156,145	$3,209,655	$3,201,009	$3,216,471	$3,570,823	$13.13
Vacancy Gross Up	0	0	0	0	82,632	$0.30
Additional Vacancy Adjustment	0	0	0	0	29,798	$0.11
Gross Rental Income	$3,156,145	$3,209,655	$3,201,009	$3,216,471	$3,458,393	$12.71
Real Estate Taxes Reimbursements	373,819	385,263	395,902	401,346	401,346	$1.48
CAM Reimbursements(2)	573,325	505,001	456,663	557,182	629,983	$2.32
Utility Reimbursements	85,533	106,434	94,258	87,414	95,293	$0.35
Vacancy Adjustment on Recoveries	0	0	0	0	(35,873)	($0.13)
Other Recurring Income	4,035	35	49,217	8,550	8,800	$0.03
Effective Gross Income	$4,192,858	$4,206,387	$4,197,049	$4,270,963	$4,557,943	$16.75
Management Fee	112,046	134,477	169,020	164,940	136,738	$0.50
Utilities	83,804	109,106	95,400	95,293	95,293	$0.35
Repairs and Maintenance	142,124	150,290	172,422	173,829	173,829	$0.64
Grounds and Pest Control	63,496	46,065	62,345	61,384	61,384	$0.23
Snow and Trash Removal	153,458	73,424	119,715	173,022	129,183	$0.47
Service Contracts	1,721	6,271	4,783	6,324	6,324	$0.02
Security	4,420	1,557	1,286	3,433	3,433	$0.01
CAM - Condo Fees	1,088	26,302	19,344	17,410	17,410	$0.06
Non-Reimbursable Expenses	24,086	15,825	11,464	15,100	14,600	$0.05
Real Estate Taxes	482,398	492,490	511,009	520,615	519,426	$1.91
Insurance	27,910	28,007	33,065	46,571	43,416	$0.16
Total Expenses	$1,096,550	$1,083,815	$1,199,853	$1,277,921	$1,201,036	$4.41
Net Operating Income	$3,096,308	$3,122,572	$2,997,197	$2,993,042	$3,356,908	$12.34
Replacement Reserves	0	0	0	0	$11,587	$0.04
TI/LC	0	0	0	0	$136,026	$0.50
Net Cash Flow	$3,096,308	$3,122,572	$2,997,197	$2,993,042	$3,209,295	$11.80

Occupancy (%)	NAV	96.8%	96.8%	95.9%	96.9%(3)
NCF DSCR(4)	1.40x	1.41x	1.35x	1.35x	1.45x
NOI Debt Yield(4)	9.2%	9.3%	8.9%	8.9%	10.0%
(1)	Based on the underwritten rent roll as of March 31, 2026 inclusive of $9,924 of straight-line rent associated with the Sherwin Williams Store #5931 and Quest Diagnostics tenants.
(2)	Giant’s taxes and a portion of utilities are billed outside of the CAM billings and are reimbursed 100% by the tenant.
(3)	Represents underwritten economic occupancy.
(4)	Based on the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Mortgage Loans.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Retail – Anchored Various Various, PA	Collateral Asset Summary – Loan No. 10 and 11 Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 65.6% 1.45x 10.0%

Appraisals. The appraisals for the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Properties concluded to an aggregate “as-is” appraised value of $51,400,000 as of the dates February 11, 2026 and February 15, 2026, respectively. Based on the “as-is” value of $51,400,000, the Cut-off Date LTV and Maturity Date LTV for the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Mortgage Loans are each 65.6%.

Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Appraised Value(1)
Properties	Value	Capitalization Rate
Waynesboro Shopping Center	20,800,000	6.25%
Penn House Commons	16,300,000	6.50%
Hampden Marketplace	14,300,000	6.00%
Total / Wtd. Avg.(2)	$51,400,000
(1)	Source: Appraisals.
(2)	Total / Wtd. Avg. is based on the appraised value of each Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Properties.

Environmental Matters. According to Phase I environmental reports dated February 24, 2026 and February 25, 2026, there was no evidence of any recognized environmental conditions at the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Properties.

The Markets. The following tables present certain market information relating to the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Properties respective submarkets, competitive grocery anchor properties and sales comparables:

Market Rent Summary(1)
Property	Submarket	Vacancy	Net Absorption (SF)	NNN Rent Overall/SF
Waynesboro Shopping Center	Franklin County	8.9%	(15,719)	$8.76
Penn House Commons	Union County	3.3%	(34,866)	$11.22
Hampden Marketplace	Cumberland County	5.5%	91,757	$13.89
(1)	Source: Appraisals.

Grocery Anchor Lease Comparables(1)
Property	City, State	Rentable Area (SF)	Lease Date(2)	Term (Months)(2)	Tenant	Lease Size (SF)	Rental Rate(2)	Terms
Waynesboro Shopping Center	Waynesboro, PA	102,713	March 2014	255	Martin's Grocery	51,538	$10.60	NNN
Penn House Commons	Lewisburg, PA	78,138	August 2015	241	Giant Foods	66,603	$13.50	NNN
Hampden Marketplace	Enola, PA	91,200	June 2014	244	Giant Foods	74,000	$6.86	NNN
East Brandywine Center	Downington, PA	59,234	March 2027	240	Giant Company LLC	51,554	$10.00	Absolute Net
ShopRite - Hatfield Pointe	Hatfield, PA	67,202	November 2026	60	ShopRite – KTM II Supermarkets LLC	67,202	$8.10	Absolute Net
Giant Parkesburg	Parkesburg, PA	60,000	October 2026	240	Giant Food Stores, LLC	60,000	$17.75	NNN
Giant Willow Grove	Will Grove, PA	123,397	September 2025	144	The GIANT Company LLC	123,397	$14.18	Absolute Net
Promenade at Granite Run	Media, PA	860,456	March 2025	60	ACME Markets Inc.	59,614	$10.18	Absolute Net
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of March 31, 2026.

Sales Comparables
Property	NRA	Year Built / Renovated	Occupancy	Sale date	Actual Sale Price	Adj. Sale Price / SF	NOI / SF	OAR
Forks Town Center	100,358	2022	100.00%	October 2025	$25,500,000	$203	$17.39	6.84%
Bensalem Crossing Shopping Center	67,839	1999	100.0%	August 2025	$12,450,000	$156	$11.83	6.45%
Dover Marketplace	61,044	2001	96.0%	July 2025	$16,375,000	$217	$18.39	6.79%
Suburbia Shopping Center	146,589	2003	85.0%	April 2025	$26,740,000	$173	$12.22	6.70%
Village Center	87,705	1976	95.0%	March 2025	$13,550,000	$147	$11.28	7.30%
Bensalem Plaza Shopping Center	109,319	1972	100.0%	February 2025	$20,100,000	$184	$11.79	6.41%
(1)	Source: Appraisal.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Retail – Anchored Various Various, PA	Collateral Asset Summary – Loan No. 10 and 11 Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 65.6% 1.45x 10.0%

The Borrower and the Borrower Sponsors. The borrowers for the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Mortgage Loans are Lewisburg GF, LP and Waynesboro GF, LP and Hampden Marketplace GF, LP, each Pennsylvania limited partnerships.

The borrower sponsors and guarantors are Rob V. Gothier, Jr., principal of J.C. Bar, and Mark X. DiSanto, principal of Triple Crown Corporation. Their affiliated platform, Triple BAR Group, is a commercial real estate private equity firm focused on acquiring market-dominant, well-located, grocery-anchored assets along the U.S. East Coast. As an owner-operator and developer, Triple BAR Group manages its portfolio in-house across acquisitions, asset/property management, leasing, finance, accounting, and investor relations. The platform oversees 25+ portfolio and legacy grocery-anchored assets, has approximately 5 million SF under management, and greater than $1.0 billion in total CRE development.

Property Management. The Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Properties are managed by J.C. Bar Properties, Inc., an affiliate of the borrower sponsors.

Initial and Ongoing Reserves. At origination of the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Mortgage Loans, the borrowers deposited approximately: (i) $313,155 into a real estate tax reserve, (ii) approximately $40,955 into a rent concession reserve and (iii) $4,353 into a condominium assessments reserve.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $44,469).

Insurance Escrow – The borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis if the blanket policy is unacceptable to the lender or if an event of default under the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Mortgage Loan documents is continuing.

Condominium Assessments Reserve – The borrowers are required to escrow an amount equal to $1,451.00 (the “Condominium Assessments Reserve Monthly Deposit”) for the condominium assessments; provided, however, that so long as no event of default under the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Mortgage Loan documents is continuing, the borrowers are required to make the Condominium Assessments Reserve Monthly Deposit only to the extent that funds on deposit in the condominium assessments reserve account (less any pending disbursements therefrom) are less than $4,353.00, which such deposit may be reassessed by the from time to time by the lender according to the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Mortgage Loan documents.

Low DSCR Reserve – During the continuance of a Low DSCR Period (as defined below) at the Mid-Atlantic Retail Portfolio Loan, the borrowers are required to either (i) deposit with the lender on each monthly payment date an amount equal to $46,859.58 (the “Low DSCR Monthly Deposit”) or (ii) within five (5) business days after the lender notifies the borrowers of the commencement of a Low DSCR Period, deliver to the lender a letter of credit in an amount equal to $562,315.00 and, if the borrowers elect to deliver to the lender a letter of credit in lieu of making the Low DSCR Monthly Deposit, until the termination of such Low DSCR Period, on each twelve (12) month anniversary of the commencement of such Low DSCR Period, the borrowers are required to deliver to the lender an additional letter of credit in an amount equal to $562,315.00.

During the continuance of a Low DSCR Period (as defined below) at the Hampden Marketplace Loan, the borrowers are required to either (i) deposit with the lender on each monthly payment date an amount equal to $17,728.05 (the “Low DSCR Monthly Deposit”) or (ii) within five (5) business days after the lender notifies the borrowers of the commencement of a Low DSCR Period, deliver to the lender a letter of credit in an amount equal to $212,737.00 and, if the borrowers elect to deliver to the lender a letter of credit in lieu of making the Low DSCR Monthly Deposit, until the termination of such Low DSCR Period, on each twelve (12) month anniversary of the commencement of such Low DSCR Period, the borrowers are required to deliver to the lender an additional letter of credit in an amount equal to $212,737.00.

A “Low DSCR Period” means a period commencing upon the debt service coverage ratio being less than 1.35x for two (2) consecutive calendar quarters and terminating on the date on which the debt service coverage ratio has been equal to or greater than 1.35x for two (2) consecutive calendar quarters.

Major Tenant Leasing Reserve – During the continuance of a Major Tenant Event, which will commence on the date on which (i) a Major Tenant(as defined below) (or its parent company or lease guarantor, if applicable) files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or any similar insolvency proceeding; (ii) a Major Tenant “goes dark,” vacates or otherwise fails to continuously occupy its entire Major Tenant Space or any material portion thereof, or fails to be open for business at the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Properties during customary hours (subject to closures, consistent with the terms of the Major Tenant lease, for renovations, repairs or improvements, or as a result of severe weather, pandemic, riot, war, or other force majeure matters), so long as Major Tenant continues to pay rent during such closure and such closure

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Retail – Anchored Various Various, PA	Collateral Asset Summary – Loan No. 10 and 11 Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,700,000 65.6% 1.45x 10.0%

does not exceed ninety (90) days), or gives notice of its intent to commence any of the foregoing; (iii) a Major Tenant surrenders, terminates or cancels its lease, or any material portion thereof, (or a Major Tenant’s lease otherwise fails or ceases to be in full force and effect), or gives notice of, or commences a legal proceeding asserting any of the foregoing; (iv) a default occurs (beyond any applicable notice and cure period) under a Major Tenant’s lease; or (v) a Major Tenant fails to renew or extend the term of its lease, pursuant to the terms of such Major Tenant’s lease (or otherwise on terms and conditions acceptable to the lender and in accordance with the terms of the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Mortgage Loan documents) on or prior to the date that is the earlier of (A) twelve (12) months prior to the date on which such lease is then scheduled to terminate, (B) the deadline to renew such lease, as set forth therein, and (C) the date the Major Tenant provides actual notice of its intent not to renew such Major Tenant’s lease. The “Major Tenant” is Giant Food Stores, LLC and its successors and assigns (and any replacement tenant that enters into a lease for the space occupied by Giant Food Stores, LLC as of the origination date). The borrower sponsor may avoid a Major Tenant Event Period by delivering to the lender within five (5) business days after the lender notifies the borrowers of the occurrence of a Major Tenant Event Period, Major Tenant cash trap avoidance collateral, in the form of cash or a letter of credit in an amount equal to (i) with respect to the Mid-Atlantic Retail Portfolio, $846,932.00 and (ii) with respect to the Hampden Marketplace, $295,544.

Lockbox / Cash Management. The Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Mortgage Loans are structured with a springing lockbox and springing cash management. During the continuation of a triggering event, amounts deposited in the Clearing Account will be swept on a daily basis into the lender-controlled Cash Management Account. A triggering event will include (i) the occurrence and continuance of an event of default under the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Mortgage Loan documents and (ii) a Major Tenant Event (as described above), provided however, that if within five (5) business days after the lender notifies the borrower of the occurrence of a Major Tenant Event Period, the borrower delivers to the lender the Major Tenant Cash Trap Avoidance Collateral, no Major Tenant Event Period will be deemed to have occurred). Upon the occurrence and during the continuance of a trigger event under the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Mortgage Loan documents, the borrowers are required to cause all rents and other sums generated by the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Properties to be deposited by the property manager into an account (the “Clearing Account”) established by the borrowers, which will be (i) with an institution acceptable to the lender, (ii) held pursuant to an agreement acceptable to the lender between such institution and the lender, and (iii) under the control of the lender. During the continuance of a triggering event, amounts deposited in the Clearing Account will be swept on a periodic basis into an account established by the lender (the “Cash Management Account”). The lender will receive a first priority pledge of the Clearing Account and the Cash Management Account as additional security for the Mid-Atlantic Retail Portfolio and Hampden Marketplace Crossed Group Mortgage Loans.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-286596) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc. or Mischler Financial Group, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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